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                       REVOLVING CREDIT FACILITY AGREEMENT


                          Dated as of November 3, 1995

                                      among

                         TEXAS-NEW MEXICO POWER COMPANY,


                            THE LENDERS PARTY HERETO,


       CHEMICAL BANK, as Administrative Agent and as Collateral Agent, and


                  THE BANK OF NEW YORK, CIBC, INC., NATIONSBANK

                   OF TEXAS, N.A. and UNION BANK, as Co-Agents














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


                                TABLE OF CONTENTS

Article       Section                                                                              Page

I.       DEFINITIONS

          1.1    Defined Terms                                                                        1
          1.2    Terms Generally                                                                     17

II.      THE CREDITS
          2.1    Commitments                                                                         17
          2.2    Loans                                                                               18
          2.3    Borrowing Procedure                                                                 19
          2.4    Evidence of Debt; Repayment of Loans                                                19
          2.5    Commitment Fees                                                                     20
          2.6    Interest on Loans                                                                   20
          2.7    Default Interest                                                                    21
          2.8    Alternate Rate of Interest                                                          21
          2.9    Termination and Reduction of Commitments                                            21
          2.10   Prepayment                                                                          22
          2.11   Reserve Requirements; Change in Circumstances                                       22
          2.12   Change in Legality                                                                  23
          2.13   Indemnity                                                                           24
          2.14   Pro Rata Treatment                                                                  24
          2.15   Sharing of Setoffs                                                                  25
          2.16   Payments                                                                            25
          2.17   Taxes                                                                               25
          2.18   Assignment of Commitments Under Certain Circumstances; Duty to Mitigate             27
          2.19   The Replacement Loan                                                                29
III.     REPRESENTATIONS AND WARRANTIES
          3.1    Organization; Powers                                                                29
          3.2    Authorization                                                                       29
          3.3    Enforceability                                                                      30
          3.4    Government Approvals                                                                30
          3.5    Financial Statements                                                                30
          3.6    No Material Adverse Change                                                          30
          3.7    Title to Properties; Possession Under Leases                                        30
          3.8    Subsidiaries                                                                        31
          3.9    Litigation; Compliance with Laws                                                    31
          3.10   Agreements                                                                          31
          3.11   Federal Reserve Regulations                                                         31
          3.12   Investment Company Act; Public Utility Holding Company Act                          32
          3.13   Use of Proceeds                                                                     32
          3.14   Tax Returns                                                                         32
          3.15   No Material Misstatements                                                           32




          3.16   Employee Benefit Plans                                                              32
          3.17   Environmental Matters                                                               32
          3.18   Insurance                                                                           33
          3.19   Pledge Agreements                                                                   33
          3.20   Labor Matters                                                                       33
          3.21   Solvency                                                                            34
          3.22   Existing Facility Agreement Representations                                         34

IV.      CONDITIONS PRECEDENT TO LENDING
          4.1    All Borrowings                                                                      34
          4.2    First Borrowing                                                                     35
          4.3    Borrowings in Excess of $100,000,000                                                38

V.       AFFIRMATIVE COVENANTS
          5.1    Existence; Businesses and Properties                                                39
          5.2    Insurance                                                                           39
          5.3    Obligations and Taxes                                                               39
          5.4    Financial Statements, Reports, etc.                                                 40
          5.5    Litigation and Other Notices                                                        41
          5.6    Employee Benefits                                                                   41
          5.7    Maintaining Records; Access to Properties
                 and Inspections                                                                     41
          5.8    Use of Proceeds                                                                     41
          5.9    Compliance with Laws and Environmental Laws                                         41
          5.10   Preparation of Environmental Reports                                                42
          5.11   Further Assurances                                                                  42
          5.12   Maintenance; Ownership of Guarantor Capital Stock                                   42
          5.13   Performance and Continuation of Certain Documents                                   42

VI.      NEGATIVE COVENANTS
          6.1    Indebtedness                                                                        43
          6.2    Liens                                                                               43
          6.3    Sale and Lease-Back Transactions                                                    44
          6.4    Investments, Loans and Advances                                                     44
          6.5    Mergers, Consolidations; Sales of Assets
                 and Acquisitions                                                                    45
          6.6    Dividends and Distributions; Restrictions on Ability
                  of Subsidiaries to Pay Dividends                                                   45
          6.7    Transactions with Affiliates                                                        46
          6.8    Business of Borrower and Subsidiaries                                               46
          6.9    Additional Generating Facilities                                                    46
          6.10   Amendment or Modification of Certain Agreements; Pledged Notes                      46
          6.11   Interest Coverage Ratio                                                             47
          6.12   Debt to Capitalization Ratio                                                        47
          6.13   Capital Expenditures                                                                47





VII.     EVENTS OF DEFAULT                                                                           47

VIII.    THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT                                           50
IX.      MISCELLANEOUS
          9.1    Notices                                                                             52
          9.2    Survival of Agreement                                                               53
          9.3    Binding Effect                                                                      53
          9.4    Successors and Assigns                                                              53
          9.5    Expenses; Indemnity                                                                 55
          9.6    Right of Setoff                                                                     56
          9.7    Applicable Law                                                                      56
          9.8    Waivers; Amendment                                                                  56
          9.9    Interest Rate Limitation                                                            57
          9.10   Entire Agreement                                                                    57
          9.11   Waiver of Jury Trial                                                                57
          9.12   Severability                                                                        58
          9.13   Counterparts                                                                        58
          9.14   Headings                                                                            58
          9.15   Jurisdiction; Consent to Service of Process                                         58
          9.16   Confidentiality                                                                     59
          9.17   Release of Collateral                                                               59
          9.18   Representations of Lenders                                                          60



Schedule 2.1             Commitments
Schedule 3.6             Changes
Schedule 3.8             Subsidiaries
Schedule 3.9             Litigation
Schedule 3.17            Environmental Matters
Schedule 3.18            Insurance
Schedule 6.1             Intercompany Indebtedness
Schedule 6.2             Existing Liens

Exhibit A                Form of Administrative Questionnaire
Exhibit B                Form of Assignment and Acceptance
Exhibit C                Form of Borrowing Request
Exhibit D                Form of TGC II Guarantee and Pledge Agreement
Exhibit E                Form of Bond Agreement
Exhibit F                Form of Note Pledge Agreement
Exhibit G-1              Form of Opinion of Haynes and Boone, L.L.P.
Exhibit G-1-A            Form of Opinion of Michael Blanchard, General Counsel of Borrower and Guarantor
Exhibit G-2              Form of Opinion of Snell, Banowsky & Trent
Exhibit G-3              Form of Opinion of Rubin, Katz, Salazar, Alley & Rouse
Exhibit H                Form of Sixth TGC II Mortgage Modification and Extension Agreement
Exhibit I                Form of TNP Second Lien Mortgage Modification No.3




Exhibit J                Form of Assignment and Amendment Agreement
Exhibit K                Form of Assignment of TGC II Mortgage Lien
Exhibit L                Form of Collateral Transfer of Notes, Rights and Interests
Exhibit M                Form of Assignment of TNP Second Lien Mortgage
Exhibit N                Form of Collateral Transfer of Notes, Rights and Interests
Exhibit O                Form of Amendment No. 1 to the TNP Security Agreement

     CREDIT AGREEMENT dated as of November 3, 1995, among TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation (the "Borrower"), the Lenders (as defined in
Article I), CHEMICAL BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders and THE BANK OF NEW YORK, CIBC, INC., NATIONSBANK OF TEXAS, N.A. and UNION BANK, as Co-Agents (the "Co-Agents")


     The Borrower has requested the Lenders to extend credit in the form of Loans (such term and each other capitalized term used but not defined herein having the meaning given it in Article I) at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $150,000,000. The proceeds of the Loans are to be used solely to purchase loans outstanding under the Existing Facility Agreement and, directly or indirectly, to repay existing Indebtedness of the Borrower and for general corporate purposes.

     The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


ARTICLE I.  DEFINITIONS

     SECTION 1.1. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

     "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

     "Additional Bonds" shall have the meaning assigned to such term in Section 4.3.

     "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

     "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

     "Aggregate Credit Exposure" shall mean the aggregate amount of the Lenders' Credit Exposures.

     "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% or (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Applicable Percentage" shall mean, for any day, with respect to any Eurodollar Loan or ABR Loan, or with respect to the Commitment Fees, as the case may be, the applicable percentage set forth below under the caption "Eurodollar Spread", "ABR Spread" or "Fee Percentage", respectively, based upon the ratings by S&P and Moody's applicable on such date to the Index Debt:


                                                Eurodollar           ABR               Fee
                                                  Spread            Spread         Percentage
Category 1

BBB- or higher by S&P
  Baa3 or higher by Moody's                         0.8750%          0.0000%           0.2500%

Category 2
BB+ by S&P
  Ba1 by Moody's                                    1.3750%          0.3750%           0.3125%

Category 3
BB by S&P
  Ba2 by Moody's                                    1.6250%          0.6250%           0.3750%

Category 4
BB- by S&P
  Ba3 by Moody's                                    1.8750%          0.8750%           0.3750%

Category 5
B+ by S&P
  B1 by Moody's                                     2.2500%          1.2500%           0.5000%

Category 6
B or below by S&P
  B2 or below by Moody's                            2.5000%          1.5000%           0.5000%



     For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Percentage shall be based on the inferior (or numerically higher) of the two Categories; and (iii) if the rating established by Moody's or S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Percentage shall be determined by reference to the rating most recently in effect prior to such change or cessation.

     "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

     "Assignment Agreement" shall mean the Assignment and Amendment Agreement substantially in the form of Exhibit J dated the date hereof, among the Borrower, the Guarantor, the Existing Facility Banks, the Existing Facility Agent, the Existing Facility Collateral Agent, the Administrative Agent and the Collateral Agent.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

     "Bond Agreement" shall mean the Bond Agreement substantially in the form of Exhibit E, between the Borrower and the Collateral Agent for the benefit of the Lenders.

     "Bonds" shall mean the $30,000,000 principal amount of non-redeemable First Mortgage Bonds issued by the Borrower to the Collateral Agent for the benefit of the Lenders pursuant to the Bond Agreement.

     "Bond Total" shall mean the aggregate principal amount of Bonds and Additional Bonds issued to and held by the Collateral Agent pursuant to the Bond Agreement.

     "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

     "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.3 and substantially in the form of Exhibit C.

     "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Expenditures" shall mean expenditures related to the acquisition of plant and equipment (including, without limitation, capitalized interest and start-up expenses related to such plant and equipment) which are capitalized in accordance with GAAP.

     "Capital Lease Obligations" of any person shall mean obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Change in Control" shall mean an event or the last of a series of events by which

     (i) any person or group (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission relating to such sections, as amended from time to time), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership " of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of all outstanding common stock of TNP Enterprises;

     (ii) the Borrower consolidates with or merges into another corporation and the Borrower is not the surviving entity, or the Borrower conveys, transfers or leases substantially all of its assets, or TNP Enterprises shall cease to own 100% of the common stock of the Borrower; or

     (iii) during any period of 24 consecutive months, whether commencing before or after the date hereof, but ending on or after the date hereof,

     (a) individuals who at the beginning of such 24-month period were directors of TNP Enterprises, and

     (b) any new directors who were elected or recommended for election to the board of directors of TNP Enterprises by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such 24-month period or whose election was previously so approved or so recommended, cease for any reason to constitute a majority of the board of directors of TNP Enterprises.

     "Chase" shall mean The Chase Manhattan Bank (National Association).

     "Closing Date" shall mean the date of the first Borrowing hereunder.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean all the "Collateral" as defined in the Pledge Agreements.

     "Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth on Schedule 2.1 or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to
Section 2.9 or pursuant to Section 2.18 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4.

     "Commitment  Fee" shall have the  meaning  assigned to such term in Section
2.5.

     "Confidential   Information   Memorandum"   shall  mean  the   Confidential
Information Memorandum of the Borrower dated August 1995.

     "Consolidated EBIT" shall mean with respect to the Borrower and its consolidated Subsidiaries for any period, operating revenues of the Borrower and its consolidated Subsidiaries for such period less operating expenses of the Borrower and its consolidated Subsidiaries, but before the deduction therefrom of any applicable interest charges and income taxes for such period, all determined on a consolidated basis in accordance with GAAP. For the purposes of this definition, EBIT shall be calculated before any reduction for any write down after the date hereof in the book value of assets of the Borrower or its Subsidiaries resulting from any statute or any rule, regulation or order of the PUCT.

     "Consolidated Interest Expense" shall mean the aggregate Interest Expense of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Total Indebtedness" shall mean the aggregate Indebtedness of the Borrower and the Subsidiaries of the sort referred to in clause (a) of the definition of "Indebtedness", determined on a consolidated basis in accordance with GAAP.

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Loans of such Lender.

     "Cumulative Net Income Available for Common Dividends " shall mean for any period the sum of all consolidated net income available for common dividends as reflected in the Borrower's consolidated statements of operations for such period.

     "Debenture Trustees" shall mean the First Debenture Trustee and any Subsequent Debenture Trustee, and "Debenture Trustee" shall mean any of them.

     "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

     "Dividend" shall mean, with respect to any person, any dividend on any shares of the common, preferred or preference stock, or any other class of stock or equity capital, of such person or any other distribution in respect thereof (other than dividends payable solely in shares of such stock) and any payments on account of the purchase, redemption or other retirement of any of such person's common stock or any other class of stock or equity capital, or any warrants or options therefor, whether in cash or in property or in obligations or securities.

     "dollars" or "$" shall mean lawful money of the United States of America.

     "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

     "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a release of Hazardous Materials (including sudden or non-sudden, accidental or non-accidental releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

     "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Amendments of 1984, 42 U.S.C.
Section 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Section 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

                  "Environmental  Permit"  shall  mean  any  permit,   approval,
authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

                  "Equity Capital" shall mean, as of any date of determination thereof, the sum of the following for the Borrower and its Subsidiaries determined on a consolidated basis (without duplication) in accordance with
GAAP:

     (a) the amount of capital stock (including, without limitation, preferred and preference stock), plus

     (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit), plus

     (c) the amount of any other items of an equity capital nature, minus

     (d) the sum of (x) the cost of treasury shares plus (y) goodwill.

For the purposes of this definition, the sum shall be calculated before any reduction for any write down after the date hereof in the book value of the assets of the Borrower or its Subsidiaries resulting from any statute or any rule, regulation or order of the PUCT; provided, that the excess of any such write-downs over $10,000,000 in the aggregate during the term of this Agreement shall be taken into account in determining Equity Capital.

                  "Equity Issuance" shall mean any issuance or sale by any person of any shares of capital stock or other equity securities of such person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire, such securities or such convertible or exchangeable obligations.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA  Event"  shall  mean  (a) any  "reportable  event",  as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or
Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or
Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Borrower.

     "Eurodollar  Borrowing"  shall mean a  Borrowing  comprised  of  Eurodollar
Loans.

     "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

     "Event of Default" shall have the meaning assigned to such term in Article VII.

     "Existing Facility Agent" shall mean the "Agent" referred to in the Existing Facility Agreement.

     "Existing Facility Agreement" shall mean the Unit 2 First Amended and Restated Project Loan and Credit Agreement dated January 8, 1992, as amended and in effect immediately prior to the date hereof, among the Borrower, the Guarantor, the Existing Facility Banks, the Existing Facility Collateral Agent and the Existing Facility Agent.

     "Existing Facility Amendment No. 1" shall mean the First Amendment to the Existing Facility Agreement dated as of September 21, 1993.

     "Existing Facility Banks" shall mean the banks party to the Existing Facility Agreement.

     "Existing Facility Collateral" shall have the meaning assigned to the term "Collateral" in the Existing Facility Agreement.

     "Existing Facility Collateral Agent" shall mean the "Collateral Agent" referred to in the Existing Facility Agreement.

     "Existing Facility Common Collateral" shall have the meaning assigned to the term "Common Collateral" in the Intercreditor Agreement.

     "Existing Facility Documents" shall mean, collectively, the Existing Facility Agreement, the Existing Facility Project Documents and the Existing Facility Security Documents.

     "Existing Facility Project Documents" shall have the meaning assigned to the term "Project Documents" in the Existing Facility Agreement.

     "Existing Facility Secured Parties" shall have the meaning assigned to the term "Secured Parties" in the Existing Facility Agreement.

     "Existing Facility Security Documents" shall mean the "Security Documents" and the "First Amendment Security Documents", as such terms are defined in the Existing Facility Agreement.

     "Facility Purchase Agreement" shall mean the Unit 2 First Amended and Restated Facility Purchase Agreement, among the Borrower and the Guarantor dated as of January 8, 1992, as amended from time to time.

     "Financial  Officer"  of any  corporation  shall  mean the chief  financial
officer,   principal  accounting  officer,   treasurer  or  controller  of  such
corporation.

     "First Commitment Reduction Date" shall mean November 3, 1998.

     "First Debenture Trustee" shall mean IBJ, as trustee under, or any successor trustee under, the First Secured Debenture Indenture.

     "First Mortgage Bonds" shall mean the first mortgage bonds issued by the Borrower pursuant to the TNP Bond Indenture.

     "First Secured Debenture Indenture" shall mean the Indenture and Security Agreement dated as of January 15, 1992 between the Borrower and IBJ, as trustee, as the same may from time to time be amended, modified or supplemented or its provisions waived.

     "First Secured Debentures" shall mean the debentures, due January 15, 1999, issued by the Borrower on January 27, 1992 under the First Secured Debenture Indenture.

     "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis, but giving effect to changes in such accounting principles as provided in Section 1.2.

     "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Guarantor" shall mean Texas Generating Company II, a Texas corporation.

     "IBJ" shall mean IBJ Schroder Bank & Trust Company.

     "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person with respect to deposits or advances of any kind, (c) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (d) all obligations of such person upon which interest charges are customarily paid,
(e) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person,
(f) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (g) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (h) all Guarantees by such person of Indebtedness of others,
(i) all Capital Lease Obligations of such person, (j) all obligations of such person in respect of Interest Rate Protection Agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and
(k) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances.

     "Index Debt" shall mean the First Mortgage Bonds.

     "Intercreditor Agreement" shall mean the Intercreditor and Non-disturbance Agreement dated as of October 1, 1988, as amended from time to time, among the Borrower, the Guarantor (as successor in interest to TPFC), the banks party thereto and Chase, in its several capacities as the Existing Facility Collateral Agent and the Unit 1 Credit Agent and the Unit 2 Credit Agent (each as defined therein).

     "Interest Expense" shall mean with respect to any person, for any period, the sum of the following: (a) all interest expense in respect of indebtedness during such period (whether or not actually paid during such period) plus (b) the net amounts payable (or minus the net amounts receivable) under any Interest Rate Protection Agreement during such period (whether or not actually paid or received during such period).

     "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of such Borrowing or refinancing of such Borrowing with a Borrowing of a different Type.

     "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect (except that as to Eurodollar Borrowings made on the Closing Date or within three Business Days thereafter, the Borrower may request an Interest Period of any duration not fewer than 7 days and not more than 6 months) and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date and (iii) the date such Borrowing is prepaid in accordance with Section 2.10; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     "Interest Rate Protection Agreement" shall mean any agreement providing for an interest rate swap, cap or collar, or for any other financial arrangement designed to protect against fluctuations in interest rates.

     "Lenders" shall mean (a) the financial institutions listed on Schedule 2.1 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

     "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to, the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Documents" shall mean this Agreement, the Assignment Agreement, the Pledge Agreements, Amendment No. 1 to the TNP Security Agreement (as defined in the Existing Facility Agreement) substantially in the form of Exhibit O and any promissory notes that may be issued pursuant to Section 9.4(h).

     "Loan Parties" shall mean the Borrower and the Guarantor.

     "Loans" shall mean the loans made by the Lenders to the Borrower pursuant to Section 2.1. Each Loan shall be a Eurodollar Loan or an ABR Loan.

     "Margin  Stock" shall have the meaning  assigned to such term in Regulation
U.

     "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole or the Borrower and the Guarantor on a combined basis, (b) material impairment of the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

     "Maturity Date" shall mean November 3, 2000.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds" shall mean with respect to any Equity Issuance or any issuance of debt securities, cash proceeds net of underwriting commissions or placement fees and expenses directly incurred in connection therewith.

     "Note Pledge Agreement" shall mean the Note Pledge Agreement, substantially in the form of Exhibit F, between the Borrower and the Collateral Agent for the benefit of the Lenders.

     "Obligations" shall mean all obligations defined as "Obligations" in the TGC II Guarantee and Pledge Agreement and in the Pledge Agreements.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;

                  (d) deposits not exceeding $2,000,000 in the aggregate with, or investments issued by or guaranteed by (and backed by the full faith and credit of the United States of America), any domestic office of a commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of less than $250,000,000 but not less than $30,000,000; and

                  (e) other investment instruments approved in writing by the Required Lenders.

     "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

     "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pledge  Agreements"  shall  mean  the  Bond  Agreement,  the  Note  Pledge
Agreement and the TGC II Guarantee and Pledge Agreement and each of the agreements and other instruments executed and delivered pursuant to either of them or pursuant to Section 5.11.

     "Pledged Notes" shall mean the notes issued under the Existing Facility Agreement and held immediately prior to the Closing Date by the Existing Facility Banks and purchased and pledged by the Borrower to the Collateral Agent for the benefit of the Lenders pursuant to the Note Pledge Agreement.

     "Project" shall mean, collectively, Unit 2 and the Site.

     "PUCT" shall mean the Public Utility Commission of the State of Texas or any successor thereto.

     "Quarterly Dates" shall mean the last day of each March, June, September and December, the first of which Quarterly Dates shall be the first such date after the date any Loan is made, provided that, if any such date is not a Business Day, the relevant Quarterly Date shall be the next succeeding Business Day.

     "Register" shall have the meaning assigned to such term in Section 9.4(d).

     "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Release  Conditions"  shall  have the  meaning  assigned  to such  term in
Section 9.17(a).

     "Release Date" shall have the meaning assigned to such term in Section 9.17(a).

     "Release of  Collateral"  shall have the  meaning  assigned to such term in
Section 9.17(a).

     "Replacement Loan" shall have the meaning assigned to such term in Section 2.19.

     "Replacement Note" shall have the meaning assigned to such term in Section 2.19.

     "Replacement Note Holder" shall have the meaning assigned to such term in the Existing Facility Agreement.

     "Replacement Note Maturity Date" shall mean January 15, 1999.

     "Required Lenders" shall mean, at any time, Lenders having Loans and unused Commitments representing at least 66-2/3% of the sum of all Loans outstanding and unused Commitments at such time.

     "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

     "S&P" shall mean Standard & Poor's Ratings Service, a division of McGraw-Hill, Inc.

     "Second Commitment Reduction Date" shall mean November 3, 1999.

     "Secured  Debenture  Indentures"  shall  mean the First  Secured  Debenture
Indenture  and  any  Subsequent  Secured  Debenture  Indentures,   and  "Secured
Debenture Indenture" shall mean any of them.

     "Secured Debentures" shall mean the First Secured Debentures and any Subsequent Secured Debentures (which may include subsequent series of debentures issued under any indenture supplemental to any Subsequent Secured Debenture Indenture), and may refer to the Secured Debentures of any one or more such series, as the context may require.

     "Site" shall have the meaning assigned thereto in the TGC II Mortgage.

     "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subsequent Debenture Trustee" shall mean the trustee under any Subsequent Secured Debenture Indenture.

     "Subsequent Secured Debenture Indenture" shall mean any indenture or agreement, other than the First Secured Debenture Indenture, which provides for the issuance of and sets out the terms and conditions of any Indebtedness of the Borrower which is secured by the Replacement Note pursuant to and in accordance with Section 2.19, whether or not said agreement shall be denominated an "indenture" and whether or not said debt shall be denominated "debentures," in each case, as the same may from time to time be amended, modified or supplemented or its provisions waived.

     "Subsequent Secured Debentures" shall mean any Indebtedness of the Borrower, other than the First Secured Debentures, which is secured by the Replacement Note in accordance with Section 2.19, whether or not said debt shall be denominated "debentures". Said term may refer to Subsequent Secured Debentures of any one or more such series, as the context may require.

     "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary" shall mean any subsidiary of the Borrower.

     "Supplemental Bond Indenture" shall mean the Twenty-Fourth Supplemental Indenture dated as of November 3, 1995 between the Borrower and Bank of America Illinois, as trustee.

     "TGC" shall mean Texas Generating Company, a Texas corporation.

     "TGC II" shall mean Texas Generating Company II, a Texas corporation.

     "TGC II Guarantee and Pledge Agreement" shall mean the Guarantee and Pledge Agreement, substantially in the form of Exhibit D, made by the Guarantor in favor of the Collateral Agent for the benefit of the Lenders.

     "TGC II Mortgage" shall mean the Mortgage and Deed of Trust (with Security Agreement and UCC Financing Statement for Fixture Filing) dated to be effective as of October 1, 1988 by TPFC in favor of Donald H. Snell as mortgage trustee, recorded in Volume 521 at Page 601 of the Public Records of Robertson County, Texas, as amended or modified from time to time.

     "TGC II Mortgage Trust Estate" shall have the meaning ascribed to the term Mortgage Trust Estate as defined in the TGC II Mortgage, as the same may be reduced from time to time pursuant to the Facility Purchase Agreement.

     "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

     "TNP" shall mean the Borrower.

     "TNP Bond Indenture" shall mean the Indenture of Mortgage and Deed of Trust, dated as of November 1, 1944, between Community Public Service Company (predecessor to the Borrower) and City National Bank and Trust Company of Chicago (predecessor to Bank of America Illinois), as Trustee, as amended and supplemented by supplemental indentures.

     "TNP Enterprises" shall mean TNP Enterprises, Inc., a Texas corporation.

     "TNP Second Lien Mortgage" shall have the meaning assigned to such term in the Existing Facility Agreement, as amended by any modification to such Mortgage.

     "Total Capitalization" shall mean, as of any date, the sum of Equity Capital and the aggregate amount of Indebtedness of the sort referred to in clause (a) of the definition of "Indebtedness" (including the current portion of such Indebtedness), in each case of the Borrower and its Subsidiaries, determined on a consolidated basis.

     "Total Commitment" shall mean, at any time, the aggregate amount of the Commitments, as in effect at such time.

     "TPFC" shall mean Texas PFC, Inc.

     "Transactions" shall have the meaning assigned to such term in Section 3.2.

     "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the LIBO Rate and the Alternate Base Rate.

     "Unit 1" shall have the meaning assigned to such term in the Existing Facility Agreement.

     "Unit 1 Credit Agreement" shall have the meaning assigned to such term in the Existing Facility ----------------------- Agreement.

     "Unit 2" shall have the meaning assigned to such term in the Existing Facility Agreement.

     "wholly owned subsidiary" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person.

     "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Whenever definitions in Section 1.1 are defined by reference to defined terms in the Existing Facility Agreement, and such defined terms in the Existing Facility Agreement contain capitalized terms not otherwise defined herein, such capitalized terms shall have the meanings assigned to such terms in the Existing Facility Agreement. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.


ARTICLE II.  THE CREDITS

     SECTION 2.1. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Credit Exposure exceeding its Commitment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Loans.

     SECTION 2.2. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $2,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

     (b) Subject to Sections 2.8 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.3. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than six Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

     (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00
(noon), New York City time, credit the amounts so received to an account with the Administrative Agent designated by the Borrower in the applicable Borrowing Request, which account must be in the name of the Borrower or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

     (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     (f) The Borrower may refinance all or any part of a Borrowing with another Borrowing, subject to the conditions and limitations set forth in this Agreement. Any Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with the applicable provisions of this Agreement with the proceeds of the new Borrowing, and the proceeds of such new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be transferred as contemplated by paragraph (c) above.

     SECTION 2.3. Borrowing Procedure. In order to request a Borrowing, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (or shall notify the Administrative Agent by telephone of the information contained in such a Borrowing Request, with a copy of such Borrowing Request to be delivered or telecopied to the Administrative Agent promptly after such notice) (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day), (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.2(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.2. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.3 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

     If the Borrower shall not have delivered a Borrowing Request in accordance with this Section 2.3 prior to the end of the Interest Period then in effect for any Borrowing and requesting that such Borrowing be refinanced, then the Borrower shall (unless the Borrower has notified the Administrative Agent, not less than three Business Days prior to the end of such Interest Period, that such Borrowing is to be repaid at the end of such Interest Period) be deemed to have delivered a Borrowing Request requesting that such Borrowing be refinanced with a new Borrowing of equivalent amount, and such new Borrowing shall be an ABR Borrowing.

     SECTION 2.4. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each Lender, the principal amount of each Loan on the earlier of the last day of the Interest Period applicable thereto and the Maturity Date.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or the Guarantor and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

     (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.4) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

     SECTION 2.5. Commitment Fees. The Borrower agrees to pay to each Lender, through the Administrative Agent, on each Quarterly Date and on each date on which the Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the Applicable Percentage per annum in effect from time to time on the average daily unused amount of the Commitment of such Lender during the preceding quarter (or other period commencing with the date hereof or ending with the Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Commitment of such Lender shall be terminated as provided herein.

     All Commitment Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution among the Lenders. Once paid, none of the Commitment Fees shall be refundable under any circumstances.

     SECTION 2.6. Interest on Loans. (a) Subject to the provisions of Section 2.7, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

     (b) Subject to the provisions of Section 2.7, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

     Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.7. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Alternate Base Rate plus the Applicable Percentage plus 2.00%.

     SECTION 2.8. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent or the Required Lenders shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.3 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent or the Required Lenders hereunder shall be conclusive absent manifest error.

     SECTION 2.9. Termination and Reduction of Commitments. (a) The Commitments shall automatically terminate on the Maturity Date.

     (b) The Total Commitment shall be reduced automatically to $125,000,000 on the First Commitment Reduction Date and to $100,000,000 on the Second Commitment Reduction Date (unless, in each case, it shall already have been reduced below such amount prior to such Commitment Reduction Date).

     (c) On each date upon which the Borrower receives the proceeds from any Equity Issuance (including any proceeds of an Equity Issuance by TNP Enterprises) (or within 6 months after the date of such Equity Issuance if the Borrower certifies to the Administrative Agent that clause (i) or (ii) below is expected to apply to such proceeds), the Borrower shall permanently reduce the Total Commitment in an amount equal to 100% of the Net Cash Proceeds of such Equity Issuance or, in the case of any Equity Issuance by TNP Enterprises, the amount of cash proceeds received by the Borrower therefrom; provided, that such reduction will not be required to the extent such proceeds:

                  (i) result from an Equity Issuance by TNP Enterprises of its common stock and are applied within 6 months from the date of such Equity Issuance (A) to make acquisitions permitted under Sections 6.4 and 6.5, (B) to prepay or repay Indebtedness of the sort described in clause (a) of the definition of "Indebtedness" of the Borrower or the Guarantor or (C) to pay at maturity (but not prepay) Indebtedness of such sort of TGC; or

                  (ii) result from an Equity Issuance by the Borrower of preferred stock and are applied within 6 months from the date of such Equity Issuance (A) to make acquisitions permitted under Sections 6.4 and 6.5, (B) to refinance outstanding preferred stock with new preferred stock which shall not be redeemable mandatorily or at the option of the holder thereof (other than in the event of a Change of Control) prior to the Maturity Date, (C) to prepay or repay Indebtedness of the sort described in clause (a) of the definition of "Indebtedness" of the Borrower or the Guarantor or (D) to repay at maturity (but not prepay) Indebtedness of such sort of TGC.

     (d) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Commitment shall not be reduced to an amount that is less than the Aggregate Credit Exposure at the time.

     (e) In the event a Change in Control shall have occurred, the Borrower shall so notify the Administrative Agent and the Lenders and, in the event the Required Lenders shall so elect in a notice delivered to the Borrower, the Commitments shall permanently terminate on a date specified in such notice (which date shall be not fewer than five Business Days after the delivery of such notice to the Borrower).

     (f) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

                  SECTION 2.10. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $2,000,000.

                  (b) In the event of any termination of all the Commitments (whether mandatory or optional), the Borrower shall repay or prepay all its outstanding Borrowings on the date of such termination. In the event of any partial reduction of the Commitments (whether mandatory or optional), then (i) at or prior to the effective date of such reduction or termination, the Administrative Agent shall notify the Borrower and the Lenders of the Aggregate Credit Exposure after giving effect thereto and (ii) if the Aggregate Credit Exposure would exceed the Total Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Borrowings in an amount sufficient to eliminate such excess.

                  (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.10 shall be subject to Section 2.13 but otherwise without premium or penalty. All prepayments under this Section 2.10 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

                  SECTION 2.11. Reserve  Requirements;  Change in Circumstances.
(a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any Commitment Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, and setting forth in reasonable detail the manner in which such amount or amounts shall have been determined, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

                  (d) Except as provided in Section 2.18(c), failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

                  SECTION 2.12. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

                  (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder, whereupon any request for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan, unless such declaration shall be subsequently withdrawn; and

             (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this Section 2.12, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

                  SECTION 2.13. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender or the Administrative Agent in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor or (ii) any Eurodollar Loan to be made by such Lender not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts, and setting forth in reasonable detail the manner in which such amount or amounts shall have been determined, which such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrower and shall be conclusive absent manifest error.

                  SECTION 2.14.  Pro Rata  Treatment.  Except as required  under
Section 2.12, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Commitments and each refinancing of any Borrowing with a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

                  SECTION 2.15. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participation in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

                  SECTION 2.16. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Commitment Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York.

                  (b) Whenever any payment (including principal of or interest on any Borrowing or any Commitment Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Commitment Fees, if applicable.

                  SECTION 2.17. Taxes. (a) Any and all payments by or on behalf of the Borrower or any Loan Party hereunder and under any other Loan Document shall be made, in accordance with Section 2.16, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes imposed on the net income of the Administrative Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of the Administrative Agent or any Lender (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent or such Lender (or Transferee) is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes"). If the Borrower or any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Administrative Agent or any Lender (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Administrative Agent or such Lender (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

                  (c) The Borrower will indemnify the Administrative Agent and each Lender (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent or such Lender (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability, and setting forth in reasonable detail the manner in which such payment or liability shall have been determined, prepared by the Administrative Agent or a Lender (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent or any Lender (or Transferee), as the case may be, makes written demand therefor.

                  (d) If the Administrative Agent or a Lender (or Transferee) receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower or any other Loan Party has paid additional amounts pursuant to this Section 2.17 and no Event of Default shall have occurred and be continuing, it shall within 30 days from the date of such receipt pay over such refund to the Borrower or such other Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or such other Loan Party under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (or
Transferee) and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower or such other Loan Party, upon the request of the Administrative Agent or such Lender (or Transferee), shall repay the amount paid over to the Borrower or such other Loan Party (plus penalties, interest or other charges) to the Administrative Agent or such Lender (or Transferee) in the event the Administrative Agent or such Lender (or Transferee) is required to repay such refund to such Governmental Authority.

                  (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower or any other Loan Party to the relevant Governmental Authority, the Borrower or such other Loan Party will deliver to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

                  (f) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of
Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.17(f), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.17(f) that such Non-U.S. Lender is not legally able to deliver.

                  (g) The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or
(c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (g) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (g)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (g) above.

                  (h) Nothing contained in this Section 2.17 shall require any Lender (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

                  SECTION 2.18. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.11, (ii) any Lender delivers a notice described in Section 2.12 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.17, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.4(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all Commitment Fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Section 2.11 and Section 2.13); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's claim for compensation under Section 2.11 or notice under Section 2.12 or the amounts paid pursuant to Section 2.17, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.12, or cease to result in amounts being payable under Section 2.17, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.11 in respect of such circumstances or event or shall withdraw its notice under
Section 2.12 or shall waive its right to further payments under Section 2.17 in respect of such circumstances or event, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.

                  (b) If (i) any Lender shall request compensation under Section
2.11, (ii) any Lender shall deliver a notice described in Section 2.12 or (iii) the Borrower shall be required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.17, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section
2.11 or enable it to withdraw its notice pursuant to Section 2.12 or would reduce amounts payable pursuant to Section 2.17, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

                  (c) Notwithstanding any other provision of this Agreement, no Lender shall be entitled to compensation under Section 2.11 or 2.13, or to the payment of any additional amount under Section 2.17, for any costs incurred or imposed, reductions suffered or amounts withheld on or with respect to any date unless it shall have notified the Borrower that it will request such compensation or the payment of such additional amount not later than 180 days after the later of (i) such date and (ii) the date on which such Lender shall have become aware of such costs or reductions or such withholding.

                  SECTION 2.19.     The Replacement Loan.

                  (a) On January 27, 1992, the Borrower purchased pro rata from the Existing Facility Banks $65,000,000 of the loans outstanding under the Existing Facility Agreement. Automatically upon their purchase by the Borrower, such loans were converted into a replacement loan (the "Replacement Loan"), evidenced by a replacement note (the "Replacement Note"), that was secured by the Existing Facility Collateral, pari passu with the other loans under the Existing Facility Agreement, pursuant to the Existing Facility Security Documents. Simultaneously with the conversion, the Replacement Note was pledged to the First Debenture Trustee as security for First Secured Debentures, the proceeds of which were used by the Borrower to purchase the loans under the Existing Facility Agreement. As a result of such pledge, the First Secured Debentures indirectly share pari passu in the Existing Facility Collateral.

                  (b) Subject to the limitations set forth in Section 6.1(c), the Borrower shall have the right (i) to issue Subsequent Secured Debentures to refinance the First Secured Debentures (or previously issued Subsequent Secured Debentures) so long as such Subsequent Secured Debentures are secured only by the Replacement Note, and (ii) to issue Subsequent Secured Debentures if the Commitments are terminated and the Loans and other Obligations are paid in full at the time of such issuance.

                  (c) Without limiting any other provision of this Agreement, the Borrower, the Guarantor and any Debenture Trustee shall have the right to extend the maturity date of the Replacement Loan (and to make any such conforming changes to the Replacement Note), in accordance with the terms of the applicable Secured Debenture Indenture and the Replacement Loan, so as to facilitate the refinancing of any Secured Debentures. Neither the Borrower nor the Guarantor shall borrow additional Replacement Loans or issue additional Replacement Notes, as such terms are defined in the Existing Facility Agreement.


ARTICLE III.  REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that:

                  SECTION 3.1. Organization; Powers. The Borrower and each of the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents, the Existing Facility Project Documents and the Existing Facility Security Documents (including any amendments thereto to be entered into in connection with the transactions contemplated hereby) and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

                  SECTION  3.2.  Authorization.   The  execution,  delivery  and
performance by each Loan Party of each of the Loan Documents, the Existing Facility Project Documents and the Existing Facility Security Documents to which such Loan Party is a party, including any amendments thereto to be entered into in connection with the transactions contemplated hereby, the borrowings hereunder, the advance by the Guarantor to the Borrower provided for in Section 4.2(h) and the issuance and the pledge of the Pledged Bonds (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture (including the TNP Bond Indenture and the First Secured Debenture Indenture), agreement (including the Existing Facility Agreement) or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, except to the extent that such violation could not reasonably be expected to result in a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created under the Existing Facility Security Documents or the Pledge Agreements).

                  SECTION 3.3. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document and each amendment to the Existing Facility Project Documents or the Existing Facility Security Documents being entered into in connection with the transactions contemplated hereby, when executed and delivered by each Loan Party thereto, will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

                  SECTION 3.4. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for
(a) the filing of Uniform Commercial Code financing statements and (b) such as have been made or obtained and are in full force and effect.

                  SECTION 3.5. Financial Statements. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statement of operations and cash flow (a) as of and for the fiscal year ended December 31, 1994, audited by and accompanied by the opinion of KPMG Peat Marwick LLP, independent public accountants, and (b) as of and for the fiscal quarter and the six months ended June 30, 1995, certified by its chief financial officer. Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP.

                  SECTION 3.6. No Material Adverse Change. Except as set forth on Schedule 3.6, there has been no material adverse change, and no event that could reasonably be expected to result in a material adverse change, in the business, assets, operations, condition, financial or otherwise, or material agreements of the Borrower and the Subsidiaries, taken as a whole, since December 31, 1994.

                  SECTION 3.7. Title to Properties; Possession Under Leases. (a) The Borrower and each of the Subsidiaries has good and commercially acceptable title to, or valid leasehold interests in, all its material properties and assets including all of the Collateral, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.2.

                  (b) The Borrower and each of the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. The Borrower and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

                  SECTION 3.8. Subsidiaries. Schedule 3.8 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.8 are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens.

                  SECTION 3.9. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.9, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  (b) None of the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation, or any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

     SECTION  3.10.  Agreements.  (a)  Neither  the  Borrower  nor  any  of  the
Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (b) Neither the Borrower nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

                  (c) The Borrower has furnished to the Administrative Agent a true and complete copy of each Existing Facility Project Document and each
Existing Facility Security Document (including all amendments thereto and exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any). Except as permitted pursuant to Section 10.05 or
10.11 of the Existing Facility Agreement none of the Existing Facility Project Documents or the Existing Facility Security Documents to which the Borrower or the Guarantor is a party has been amended, modified or terminated, and all of such Existing Facility Project Documents and Existing Facility Security Documents are in full force and effect.

     SECTION 3.11. Federal Reserve Regulations. (a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to buy or carry any Margin Stock or for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

                  SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940. TNP is exempt from regulation under the Public Utility Holding Company Act of 1935, as amended, other than under Section 9(a)(2) thereof.

     SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes specified in the preamble to this Agreement.

                  SECTION 3.14. Tax Returns. Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP.

                  SECTION 3.15. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower or the Guarantor to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

                  SECTION 3.16. Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $20,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $20,000,000 the fair market value of the assets of all such underfunded Plans.

     SECTION 3.17. Environmental Matters. Except as set forth in Schedule 3.17:

                  (a) The properties owned or operated by the Borrower and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or have constituted, a violation of, or (ii) could give rise to liability under, Environmental Laws, which violations and liabilities, in the aggregate, could result in a Material Adverse Effect;

                  (b) The Properties and all operations of the Borrower and the Subsidiaries are in compliance, and in the last ten years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not result in a Material Adverse Effect;

                  (c) There have been no releases or threatened releases of Hazardous Materials at, from or under the Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which releases or threatened releases, in the aggregate, could result in a Material Adverse Effect;

                  (d) Neither the Borrower nor any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could result in a Material Adverse Effect, nor do the Borrower or the Subsidiaries have reason to believe that any such notice will be received or is being threatened;

                  (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor have the Borrower or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could result in a Material Adverse Effect.

                  SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

                  SECTION 3.19. Pledge Agreements. Each of the Pledge Agreements is effective to create in favor of the Collateral Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral (as defined in such Pledge Agreement) and, when the Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other person.

                  SECTION 3.20. Labor Matters. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except to the extent such violations could not reasonably be expected to result in a Material Adverse Effect. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary, except to the extent the failure to pay or accrue such liabilities could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

                  SECTION 3.21. Solvency. (a) Immediately prior to and after the consummation of the Transactions to occur on the Closing Date, (i) the fair market value of the assets of the Borrower and its Subsidiaries on a consolidated basis will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the assets of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and
liabilities,   subordinated,   contingent  or  otherwise,   as  such  debts  and
liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

                  SECTION 3.22. Existing Facility Agreement Representations. The representations and warranties of the Borrower and the Guarantor set forth in the Existing Facility Agreement, the Existing Facility Project Documents and the Existing Facility Security Documents were when made and remain at and as of the present, true and correct, except to the extent such representations and warranties expressly relate to an earlier date.


ARTICLE IV.  CONDITIONS PRECEDENT TO LENDING

                  The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

                  SECTION 4.1. All Borrowings. On the date of each Borrowing, including each Borrowing in which Loans are refinanced with new Loans as contemplated by Section 2.2(f) (each such event being called a "Credit Event"):

                  (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.3 (or such notice shall have been deemed given in accordance with Section 2.3).

                  (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) The Borrower and each other Loan Party shall be in compliance with all the terms and provisions set forth herein, in each other Loan Document, in the Existing Facility Agreement, in each Existing Facility Project Document and in each Existing Facility Security Document on its part to be observed or performed, and at the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.1.

                  SECTION 4.2.  First Borrowing.  On the Closing Date:

                  (a) The Administrative Agent shall have received, on behalf of itself and the Lenders, a written opinion of (i) Haynes and Boone, L.L.P., counsel for the Borrower and the Guarantor, substantially to the effect set forth in Exhibit G-1; (ii) Michael Blanchard, General Counsel of the Borrower and the Guarantor, substantially to the effect set forth in Exhibit G-1-A; (iii) Snell, Banowsky & Trent, Texas counsel to the Administrative Agent and the Lenders, substantially to the effect set forth in Exhibit G-2 and (iv) Rubin, Katz, Salazar, Alley & Rouse, New Mexico regulatory counsel for the Borrower and the Guarantor, substantially in the form of Exhibit G-3, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders, and (C) covering such other matters as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

                  (b) All legal matters incident to the Transactions shall be satisfactory to the Lenders and their counsel, to the Administrative Agent and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date from such Secretary of State and, in the case of the Borrower, from the Secretary of State of the State of New Mexico; (ii) a certificate of the Secretary or an Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of
         Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and the Transactions and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or their counsel, the Administrative Agent or Cravath, Swaine & Moore, counsel for the Administrative Agent, may reasonably request.

                  (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.1.

                  (e) The Administrative Agent shall have received all Commitment Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

                  (f) The Assignment Agreement shall have been duly executed and delivered by each of the parties thereto and shall have become effective in accordance with its terms, and the amendments to the Existing Facility Agreement and the transfer to the Collateral Agent of rights to the Existing Facility Collateral provided for therein shall have become effective.

                  (g) The Bonds shall have been validly issued in compliance with the TNP Bond Indenture pursuant to the Supplemental Bond Indenture and registered in the name of Chemical Bank, as Collateral Agent. The Bonds (i) shall bear interest at 0% per annum unless an Event of Default shall have occurred and be continuing or shall have resulted in an exercise of remedies pursuant to Article VII, in which case they shall bear interest at Chemical Bank's prime rate plus 2% per annum,
         (ii) shall be nonredeemable, (iii) shall mature no earlier than the Maturity Date, (iv) shall become immediately due and payable upon any acceleration of the maturity of the Loans pursuant to Article VII, (v) shall have been authenticated and acknowledged to be "outstanding" under the TNP Bond Indenture by the trustee thereunder and (vi) shall otherwise have terms satisfactory to the Lenders and the Administrative Agent.

                  (h) Immediately prior to the initial borrowing hereunder not less than $147,750,000 aggregate principal amount of loans shall be outstanding and held by the Existing Facility Banks under the Existing Facility. TGC II shall have transferred to the Borrower in partial satisfaction of intercompany indebtedness owed by it to the Borrower proceeds of borrowings under the Existing Facility Agreement which, together with the proceeds of the initial borrowing hereunder, are sufficient in amount to provide the funds required for the purchase by TNP from the Existing Facility Banks of the loans under the Existing Facility Agreement. The Pledged Notes, evidencing the full amount of the loans outstanding under the Existing Facility, shall have been or shall simultaneously with the initial borrowing hereunder be purchased by the Borrower pursuant to the Assignment Agreement with the proceeds of the initial borrowing hereunder and of the advance referred to in the preceding sentence and shall have been or shall simultaneously be delivered to the Borrower accompanied by duly executed instruments of transfer meeting the requirements of the Existing Facility Agreement and satisfactory to the Collateral Agent.

                  (i) Each of the Bond Agreement and the Note Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the Bonds and the Pledged Notes shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Lenders and the Bonds and the Pledged Notes, accompanied by duly executed, undated instruments of transfer satisfactory to the Collateral Agent, shall be in the actual possession of the Collateral Agent. The TNP Security Agreement (as defined in the Existing Facility Agreement) shall have been amended pursuant to Amendment No. 1 to the TNP Security Agreement substantially in the form of Exhibit O in order to provide for a pledge by the Borrower of its rights under the Operating Agreement (as defined in the Existing Facility Agreement) to Chemical Bank, for the benefit of the Secured Parties (as defined in the Existing Facility Agreement).

                  (j) The TGC II Guarantee and Pledge Agreement shall have been duly executed by the Guarantor and delivered to the Collateral Agent and shall be in full force and effect, and any promissory notes evidencing intercompany indebtedness shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Lenders and shall have been delivered to and shall be in the actual possession of the Collateral Agent, together with duly executed, undated instruments of transfer satisfactory to the Collateral Agent.

                  (k) The Administrative Agent shall have received on behalf of the Lenders a satisfactory certificate dated the Closing Date from the Borrower as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the transactions contemplated hereby and by the Assignment Agreement.

                  (l) The Existing Facility Project Documents and the Existing Facility Security Documents shall be in full force and effect on the Closing Date. The Existing Facility Collateral Agent, on behalf of the holders from time to time of the Pledged Notes and the Replacement Note Holder, shall have a security interest in the Existing Facility Collateral of the type and priority described in each Existing Facility Security Document, perfected to the extent contemplated by Section 2.05 or 2.18, as the case may be, of the Existing Facility Agreement.

                  (m) The Administrative Agent shall have received, on behalf of the Lenders, duly executed copies of (i) this Agreement; (ii) the TNP Second Lien Mortgage Modification No. 3 substantially in the form of
         Exhibit I; (iii) the Sixth TGC II Mortgage Modification and Extension Agreement substantially in the form of Exhibit H; (iv) the Assignment of TGC II Lien substantially in the form of Exhibit K; (v) the Collateral Transfer of Notes, Rights and Interests substantially in the form of Exhibit L; (vi) the Assignment of TNP Second Mortgage Lien substantially in the form of Exhibit M and (vii) the Collateral Transfer of Notes, Rights and Interests substantially in the form of Exhibit N, each executed by each Person which is or is intended to be a party thereto.

                  (n) The Administrative Agent shall have received, on behalf of the Lenders, (i) duly executed Financing Statements under the Uniform Commercial Code as are necessary or advisable in the judgement of the Collateral Agent to protect, preserve and maintain the priority of liens contemplated by the Existing Facility Security Documents in favor of the Collateral Agent, on behalf of the holders from time to time of the Pledged Notes and the Replacement Note Holder, (ii) Uniform Commercial Code search reports together with copies of the financing statements (or similar documents) disclosed by such search reports with respect to each of the Guarantor and the Borrower, as "debtor", confirming the absence of any Liens that are not permitted by this Agreement or the Existing Facility Agreement and (iii) all other instruments to be recorded or filed or delivered in connection with the purchases by the Borrower of the Pledged Notes on the Closing Date.

                  (o) No Default or Event of Default under the Existing Facility Documents shall have occurred and be continuing or would occur upon the effectiveness hereof.

                  (p) The Transactions, the continuance of the Liens created by the Existing Facility Security Documents in favor of the Collateral Agent on behalf of the holders from time to time of the Pledged Notes and the Replacement Note Holder, the pledge of the Bonds and the Additional Bonds pursuant to the Bond Agreement and the pledge of the Pledged Notes pursuant to the Note Pledge Agreement shall have been approved or exempted by all Governmental Authorities to the extent required under applicable law, and all such approvals or exemptions, including any conditions imposed thereby, shall be satisfactory in all respects to the Lenders. No action shall have been taken by any Governmental Authority which restrains or prevents or seeks to restrain or prevent, or imposes or seeks to impose materially adverse conditions upon, any of the Transactions.

                  (q) Except as set forth in Schedule 3.9, no action, suit, investigation, litigation or other proceeding at law or in equity or by or before any court or other Governmental Authority shall exist or, in the case of litigation by a Governmental Authority, be threatened, with respect to any of the Transactions which would in the reasonable opinion of the Lenders be likely to restrain, prevent or impose burdensome conditions to any of the Transactions, or to result in a Material Adverse Effect.

                  (r) All aspects of the structure and documentation of the Transactions and all corporate and other proceedings taken or to be taken in connection therewith and all documents incidental thereto, in each case to the extent not otherwise provided for herein, shall be reasonably satisfactory in form and substance to the Lenders and their counsel, to the Administrative Agent and to Cravath, Swaine & Moore, counsel for the Administrative Agent, and the Lenders shall have received copies of all such documents as the Lenders may reasonably request.

                  (s) At the sole cost of the Borrower and the Guarantor, Stewart Title Guaranty Company (the "Original Title Company") shall have issued to the Administrative Agent (i) a T-3 Endorsement in accordance with Procedural Rule P-9b(2) to that certain Mortgagee Policy of Title Insurance No. M-5842-12343 dated September 29, 1993 (the "Original Mortgagee Policy") naming the Administrative Agent as the Insured and changing the effective date of the Original Mortgagee Policy to the date of said Endorsement and containing such other information reasonably requested by the Administrative Agent and (ii) a T-38 Endorsement in accordance with the provisions of Procedural Rule P-9b(3) stating that the Original Title Company will not claim that policy coverage has terminated or been reduced by reason of the execution of this Agreement or the Assignment Agreement and containing such other provisions reasonably requested by the Administrative Agent. In addition, the Guarantor, at the sole cost of the Guarantor and the Borrower, shall deliver to the Administrative Agent a title information report showing that (A) good and indefeasible title to the TGC II Mortgage Trust Estate is vested in the Guarantor, (B) the TGC II Mortgage constitutes a valid first mortgage lien on the TGC II Mortgage Trust Estate and (C) there are no intervening liens or other encumbrances which would adversely affect the priority of the liens securing the Loans or the TGC II Mortgage Trust Estate other than Permitted Liens.

                  (t) The Collateral Agent shall have received evidence of the effectiveness of the insurance required to be maintained pursuant to
         Section 5.2 and the Existing Facility Documents.

                  SECTION 4.3. Borrowings in Excess of $100,000,000. In addition to the conditions set forth in Section 4.1, the obligations of the Lenders to make Loans which, when aggregated with the principal amount of all other Loans then outstanding, would exceed $100,000,000 shall be subject to the satisfaction of the following conditions precedent:

                  (a) The Borrower shall have issued or shall simultaneously issue to the Collateral Agent, for the benefit of the Lenders, pursuant to and in accordance with the Bond Agreement, an additional principal amount of its nonredeemable First Mortgage Bonds in the same form as, and with the same terms (including a maturity date no earlier than the Maturity Date) as, the Bonds (such additional First Mortgage Bonds being herein called the "Additional Bonds") such that the Bond Total is equal to or greater than the aggregate principal amount of Loans that would be outstanding after giving effect to such Borrowing, minus $70,000,000.

                  (b) The Additional Bonds shall have been validly issued in compliance with the TNP Bond Indenture and registered in the name of Chemical Bank, as Collateral Agent for the Lenders, and the Collateral Agent shall have received, on behalf of the Lenders, (i) an opinion of counsel reasonably satisfactory to the Collateral Agent with respect to the issuance and pledge of such Additional Bonds, in form and substance comparable to the opinions delivered on the Closing Date with respect to the issuance and pledge of the Bonds, and (ii) the Additional Bonds; provided, that, any Borrowings in excess of $100,000,000 (and the Additional Bonds pledged pursuant to this Section 4.3) shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000.


ARTICLE V.  AFFIRMATIVE COVENANTS

                  The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Commitment Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

                  SECTION 5.1.  Existence; Businesses and Properties.

                  (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.5.

                  (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

                  SECTION 5.2. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law or by Section 9.17 of the Existing Facility Agreement.

                  SECTION 5.3. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim set forth in Schedule 3.9 or so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

     SECTION 5.4. Financial Statements, Reports, etc. In the case of the Borrower, the Guarantor and TGC, furnish to the Administrative Agent and each
Lender:

                  (a)  within  100 days  after the end of each  fiscal  year,  a balance sheet and related statements of operations, stockholders' equity and cash flows showing the financial condition of (i) the Borrower and its Subsidiaries on a consolidated basis, (ii) the Guarantor and (iii) TGC, each as of the close of such fiscal year and the results of their respective operations during such year, all audited by KPMG Peat Marwick LLP or other independent public accountants of recognized national standing acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present the financial condition and results of operations of (i) the Borrower and its Subsidiaries on a consolidated basis, (ii) the Guarantor and (iii) TGC, each in accordance with GAAP;

                  (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, a balance sheet and related statements of operations, stockholders' equity and cash flows showing the financial condition of (i) the Borrower and its Subsidiaries on a consolidated basis, (ii) the Guarantor and (iii) TGC, each as of the close of such fiscal quarter and the results of their respective operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of
         (i) the Borrower and its Subsidiaries on a consolidated basis, (ii) the Guarantor and (iii) TGC, each in accordance with GAAP, subject to normal year-end audit adjustments;

                  (c)  concurrently  with any delivery of  financial  statements under paragraph (a) or (b) above, a certificate of a Financial Officer, and, in the case of any delivery under paragraph (a) above, the accounting firm opining on such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, that an Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action which the Borrower has taken or proposed to take with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.11 and 6.12;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

                  (e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

     SECTION 5.5. Litigation and Other Notices. Furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

          (c) any change in the ratings by S&P or Moody's of the Index Debt; and

                  (d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

                  SECTION 5.6. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent as soon as possible after, and in any event within 10 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $20,000,000 or requiring payments exceeding $5,000,000 in any year, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

                  SECTION 5.7. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of the Borrower or any Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor.

     SECTION 5.8. Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in the preamble to this Agreement.

                  SECTION 5.9. Compliance with Laws and Environmental Laws. Comply, and cause all lessees and other persons occupying its Properties to comply, in all material respects with all laws, rules, regulations and orders, and with all Environmental Laws and Environmental Permits applicable to its operations and Properties, except in each case to the extent that failure to so comply could not reasonably be expected to result in a Material Adverse Effect; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that neither the Borrower nor any of the Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves in accordance with GAAP are being maintained with respect to such circumstances.

                  SECTION 5.10. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or 5.9 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for the Properties which are the subject of such default prepared by an environmental consulting firm acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

                  SECTION 5.11. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Pledge Agreements and the Existing Facility Security Documents. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

                  Section 5.12. Maintenance; Ownership of the Guarantor Capital Stock. (a) Maintain and preserve the Project and all of its other properties necessary or useful in the proper conduct of its business, in good working order and condition, ordinary wear and tear excepted; and restore, replace or rebuild its property, or any part thereof now or hereafter damaged or destroyed by any casualty (whether or not insured against or insurable) except any such property that the Borrower determines in good faith not to be necessary to the conduct of its business.

                  (b) In the case of the Borrower, own all of the issued and outstanding capital stock of the Guarantor free and clear of all Liens.

                  Section 5.13. Performance and Continuation of Certain Documents. Perform and observe all of its covenants and agreements contained in the Existing Facility Agreement, any of the Existing Facility Project Documents and any of the Existing Facility Security Documents to which it or such Subsidiary is a party, take all reasonable and necessary action to prevent the termination of the Existing Facility Agreement, any such Project Document or any of the Existing Facility Security Documents in accordance with the terms thereof or otherwise, maintain the Facility Purchase Agreement in full force and effect in accordance with its terms on the date hereof, enforce each material covenant or obligation of the Existing Facility Agreement, such Project Document and such Existing Facility Security Document in accordance with its terms and take all such action to that end as from time to time may be reasonably requested by the Administrative Agent.


ARTICLE VI.  NEGATIVE COVENANTS

                  The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Commitment Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of the Subsidiaries to:

     SECTION 6.1. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

     (a) Indebtedness incurred hereunder or under any other Loan Document or under the Existing Facility Documents;

     (b) accounts payable owed by the Borrower to the Guarantor or TGC, to the extent incurred and paid in the ordinary course of business;

     (c) Secured Debentures; provided, however, that (i) the aggregate principal amount of Secured Debentures outstanding at any time shall not exceed $270,000,000 and (ii) no Secured Debentures shall be secured by a Lien on any asset other than the Replacement Note and replacement notes issued pursuant to the Unit 1 Credit Agreement, unless in either case, the Commitments are terminated and the Loans and other Obligations paid in full at the time any such Secured Debentures are issued;

     (d) First Mortgage Bonds; provided, however, that the aggregate principal amount of First Mortgage Bonds outstanding at any time (including any First Mortgage Bonds pledged pursuant to the Bond Pledge Agreement or any other agreement) shall not exceed the sum of (x) $360,000,000 and (y) the aggregate amount by which the Total Commitment has been reduced subsequent to the Closing Date; and provided further that the limitations of the foregoing proviso to this clause (d) shall not apply (i) so long as the Pledged Bond Total is equal to or greater than the Total Commitment or (ii) after the Release Conditions have been satisfied and the Release Date has occurred as provided in Section 9.17;

     (e) intercompany Indebtedness pledged to the Collateral Agent for the benefit of the Lenders on terms satisfactory to the Collateral Agent and intercompany Indebtedness owed to the Borrower by TNP Enterprises or TGC on the Closing Date and listed on Schedule 6.1;

     (f) Indebtedness in respect of interest rate swaps or other interest hedging agreements to the extent such swaps or agreements are used to hedge interest rate risk in respect of outstanding floating rate Indebtedness and not for speculative purposes;

     (g) Indebtedness of TGC under the Unit 1 Credit Agreement;

     (h) customer advances and security deposits in the ordinary course of business; and

     (i) additional Indebtedness not exceeding $2,000,000 in aggregate principal amount outstanding at any time with local banking institutions.

     SECTION 6.2. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including capital stock or other securities of any Subsidiary or other person) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

     (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.2; provided that such Liens shall secure only those obligations which they secure on the date hereof;

     (b) any Lien created under the Loan Documents, the Existing Facility Agreement or the Existing Facility Security Documents;

     (c) Liens arising under any trust indenture pursuant to which the Borrower issues First Mortgage Bonds;

     (d) Liens arising under the Secured Debenture Indentures (and refinancings thereof);

     (e) Liens expressly permitted under the Existing Facility Agreement;

     (f) in the case of TGC, Liens expressly permitted under the Unit 1 Credit Agreement; and

     (g) sales of accounts receivable consistent with the Borrower's past practices.

     SECTION 6.3. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

                  SECTION 6.4. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

                  (a) investments by the Borrower existing on the date hereof in the capital stock of the Subsidiaries or resulting from acquisitions made in accordance with Section 6.5;

                  (b) intercompany Indebtedness permitted under Section 6.1(e);

                  (c) investments accepted by the Borrower or any Subsidiary in the ordinary course of business from customers in satisfaction of indebtedness of such customers.

                  (d) Permitted Investments;

                  (e) investments, loans and advances that shall not exceed $1,000,000 in the aggregate outstanding at any time made in the ordinary course of business; and

                  (f) key personnel life insurance the proceeds of which are intended to fund the excess benefit plan.

                  SECTION 6.5. Mergers, Consolidations, Sales of Assets and Acquisitions. (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (i) the Borrower and any Subsidiary may purchase and sell inventory in the ordinary course of business, (ii) the Borrower and any Subsidiary may permit any assets to be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain and to be sold under threat of condemnation; (iii) the Borrower may sell accounts receivable consistent with its past practices; (iv) acquisitions (in one transaction or a series of transactions) of assets or capital stock of another person not to exceed $25,000,000 in the aggregate; and
(v) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (A) any wholly owned Subsidiary (other than TGC and TGC II) may merge into the Borrower in a transaction in which the Borrower is the surviving corporation and (B) any wholly owned Subsidiary (other than TGC and TGC II) may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration (C) the Borrower or any Subsidiary may sell assets which when taken together with any assets sold by the Borrower or any of its Subsidiaries during the same period have an aggregate book value not exceeding (x) $10,000,000 in any consecutive twelve month period and (y) $25,000,000 during the period commencing on the Closing Date and ending upon the termination of the Commitments and payment in full of all outstanding Loans; provided, however, that, to the extent that the proceeds of any asset sale made in reliance upon clause (a)(ii) or clause
(a)(v)(C) are not used to reduce or redeem First Mortgage Bonds within 40 days after such asset sale, the Borrower shall be required to reduce the Commitments pursuant to Section 2.9 by an amount equal to the proceeds that are not so used, and shall effect such reduction immediately upon the expiration of such period; provided, that the foregoing limitation with respect to proceeds of asset sales made in reliance upon such clauses shall not apply to the first $500,000 of proceeds received during any consecutive twelve month period; provided, further that in no event shall the immediately preceding exclusion apply to more than $1,000,000 of proceeds during the period commencing on the Closing Date and ending upon the termination of the Commitments and payment in full of all outstanding Loans.

                  (b) In the case of TGC II, purchase or acquire any assets other than (i) assets reasonably required for the maintenance or operation of the Project, and (ii) supplies purchased in the ordinary course of business.

                  SECTION 6.6. Dividends and Distributions; Restrictions on Ability of Subsidiaries to Pay Dividends. (a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions to the Borrower, (ii) the Borrower may declare and pay cash dividends on its common stock to its shareholder if (A) no Event of Default shall have occurred and be continuing (or would result therefrom) and (B) such declaration or payment would not cause the sum of all Dividends declared or paid on common stock by the Borrower during the most recently ended twenty-four month period (or shorter period, as the case may be) commencing not earlier than September 30, 1995 and ending on the Quarterly Date next preceding the date of any proposed declaration or payment to exceed Cumulative Net Income Available For Common Dividends for such period, (iii) the Borrower may declare and pay cash dividends on its preferred stock if (A) no Event of Default specified in paragraph (b), (c) or
(d) of Article VII (if, in the case of paragraph (d), such Event of Default relates to a default in Sections 6.11 or 6. 12) shall have occurred and be continuing (or would result therefrom) and (B) if any other Event of Default shall have occurred and be continuing (or would result therefrom), the Borrower shall have requested in writing permission to continue declaring and paying such dividends and the Required Lenders shall have delivered to the Borrower such authorization and (iv) the Borrower may redeem its preferred stock (A) pursuant to mandatory redemption requirements in effect on the date hereof or (B) with the proceeds of newly issued preferred stock which will not be redeemable mandatorily or at the option of any holder thereof (other than in the event of a Change of Control) prior to the Maturity Date.

                  (b) Permit any Subsidiary, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to the Borrower or the parent of such Subsidiary except encumbrances and restrictions existing on the date hereof under this Agreement, the Existing Facility Agreement and the Unit 1 Credit Agreement.

                  SECTION 6.7. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties; provided that this Section 6.7 shall not apply to (i) any transactions expressly permitted or contemplated by the Existing Facility Project Documents or the Unit 1 Credit Agreement and the project documents described therein, (ii) the creation of subsidiaries and the entry into transactions for the purpose of financing
Capital Expenditures with respect to Unit 1, (iii) the sale of power to Affiliates and (iv) the payment of Dividends to TNP Enterprises as permitted by this Agreement.

                  SECTION 6.8. Business of Borrower and Subsidiaries. Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto.

                  SECTION 6.9. Additional Generating Facilities. Create, acquire or construct any additional generating facilities or generating assets (pursuant to the exercising of its rights under the Construction Contract or otherwise).

                  SECTION 6.10. Amendment or Modification of Certain Agreements; Pledged Notes. (a) Enter into, consent to or permit any amendment, modification, supplement or waiver of a Secured Debenture Indenture or the Replacement Note which shall (1) shorten the stated maturity of the principal of, or any installment of interest on, any Secured Debenture then outstanding or the Replacement Note, or increase the principal amount thereof or the rate of interest thereon, (2) grant any additional collateral security for any Secured Debenture or the Replacement Note or (3) have the effect of impairing in any material respect, directly or indirectly, the rights or interests of the Lenders in the Existing Facility Collateral or the Collateral under this Agreement, or make or permit any payment or prepayment of the principal of the Replacement Note; provided, that nothing in this Section 6.10 shall prohibit (i) the pledge of the Replacement Note under the First Secured Debenture Indenture as in effect on the Closing Date and (ii) securing Subsequent Secured Debentures with the Replacement Note in accordance with Section 2.19 under Subsequent Secured Debenture Indentures.

                  (b) Enter into, consent to or permit any amendment, modification, supplement or waiver of the Existing Facility Agreement or any of the Existing Facility Project Documents or the Existing Facility Security Documents or the Pledged Notes, or make or permit any payment or prepayment of the principal of the Pledged Notes or any prepayment of interest due or to become due thereon.

                  SECTION 6.11. Interest Coverage Ratio. Permit the ratio of (i) Consolidated EBIT to (ii) Consolidated Interest Expense for any period of four consecutive fiscal quarters ending on any Quarterly Date during any period set forth below to be less than the ratio set forth opposite such period:

  Period                                                               Ratio
  ------                                                               -----
      Closing Date through June 30, 1996                                1.20
      July 1, 1996 through June 30, 1997                                1.30
      July 1, 1997 through June 30, 1998                                1.30
      Thereafter                                                        1.50


                  SECTION 6.12. Debt to Capitalization Ratio. Permit the ratio of (i) Consolidated Total Indebtedness to (ii) Total Capitalization (the "Debt to Capitalization Ratio") at any time during any period set forth below to exceed the ratio set forth opposite such period:


  Period                                                                Ratio
  ------                                                                -----
      Closing Date through June 30, 1996                                0.77
      July 1, 1996 through June 30, 1997                                0.75
      July 1, 1997 through June 30, 1998                                0.72
      July 1, 1998 through June 30, 1999                                0.68
      Thereafter                                                        0.65


                  SECTION 6.13. Capital Expenditures. Make Capital Expenditures in excess of $40,000,000 during any fiscal year; provided, that any amount of such $40,000,000 not used in any fiscal year may be carried over into and used in the next fiscal year but not any subsequent fiscal year (it being understood that for purposes of computing the amount permitted to be carried over, the $40,000,000 applicable to each fiscal year shall be deemed to be used prior to the use of any applicable carryover).


ARTICLE VII.  EVENTS OF DEFAULT

                  In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made in or in connection with any Loan Document or Existing Facility Document or the borrowings hereunder or thereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document or Existing Facility Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or any Commitment Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document or Existing Facility Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five days;

                  (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.1(a), 5.8, 5.12(b) or 5.13 or in
         Article VI;

                  (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.5 and such default shall continue unremedied for a period of 10 days;

                  (f) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

                  (g) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Existing Facility Document after giving effect to any applicable cure periods thereunder;

                  (h) the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $5,000,000 in the case of the Borrower, and $100,000, in the case of any Subsidiary, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause
         (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

                  (i)  an  involuntary  proceeding  shall  be  commenced  or  an
         involuntary   petition   shall  be  filed  in  a  court  of   competent
         jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (j) the  Borrower  or any  Subsidiary  shall  (i)  voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $7,500,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $20,000,000 or requires payments exceeding $5,000,000 in any year; or

                  (m) any security interest purported to be created by any Pledge Agreement, any Existing Facility Security Document or the TNP Bond Indenture shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement, such Pledged Agreement, such Existing Facility Security Document or the TNP Bond Indenture) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under either Pledge Agreement;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (i) or (j) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (i) or (j) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding. Notwithstanding the foregoing, a Default (as defined in the Existing Facility Agreement) under Sections 10.01, 10.02, 10.08, 10.14, 10.17, 10.21 and 10.22 or paragraphs (g), (i) or (l) of
Section 11 of the Existing Facility Agreement will not be deemed to be an Event of Default hereunder if the events or circumstances constituting such Default would not, but for such provisions of the Existing Facility Agreement, constitute or result in an Event of Default under Section 6.5, 6.6, 6.1, 6.5, 6.13, 6.6, 6.11 or 6.12 or paragraph (k), (h) or (l) of Article VII of this Agreement, respectively; it being agreed, however, that if the events and circumstances constituting such a Default shall result in a violation of any provisions of any Loan Document other than those enumerated above in this sentence, nothing in this sentence shall prevent the occurrence of an Event of Default hereunder by reason of such violation.


ARTICLE VIII.  THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

                  In order to expedite the transactions contemplated by this Agreement, Chemical Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents and Existing Facility Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Collateral Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement, the other Loan Documents and the Existing Facility Documents.

                  None of the Agents, the Co-Agents or any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document or Existing Facility Document. None of the Agents or any Co-Agent shall be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Document or Existing Facility Document, or any related instrument or agreement. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. None of the Agents, the Co-Agents or any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

                  Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor which, unless a Default or Event of Default shall have occurred and be continuing, shall be reasonably satisfactory to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.5 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  With respect to the Loans made by it hereunder, each Agent and Co-Agent in its individual capacity and not as Agent or Co-Agent, respectively, shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent or Co-Agent, respectively, and the Agents, Co-Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent or Co-Agent, respectively.

                  Each Lender agrees (a) to reimburse the Agents and Co-Agents, on demand, in the amount of their pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Agents or Co-Agents, as the case may be, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent, Co-Agent and any of their directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or Co-Agent, as the case may be, or any of them in any way relating to or arising out of this Agreement or any other Loan Document or Existing Facility Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document or Existing Facility Document, to the extent the same shall not have been reimbursed by the Borrower or any other Loan Party, provided that no Lender shall be liable to an Agent, Co-Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements as shall be determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent, Co-Agent or any of their directors, officers, employees or agents.

                  Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Co-Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, the Co-Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


ARTICLE IX.  MISCELLANEOUS

                  SECTION 9.1. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

     (a) if to the Borrower, to it at Texas-New Mexico Power Company, 4100 International Plaza, Fort Worth, TX 76109, Attention of Chief Financial Officer (Telecopy No. 817-737-1343);

     (b) if to the Administrative Agent, to Chemical Bank Agency Services Corporation, Grand Central Tower, 140 East 45th Street, New York, New York 10017, Attention of Janet Belden (Telecopy No. (212) 622-0122), with a copy to Chemical Bank, at 270 Park Avenue, New York 10017, Attention of Jaimin Patel (Telecopy No. 212-270-2555); and

     (c) if to a Lender,  to it at its address (or telecopy number) set forth on
Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.1 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.1.

                  SECTION 9.2. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Commitment Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.11, 2.13, 2.17 and 9.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

                  SECTION  9.3.  Binding  Effect.  This  Agreement  shall become
effective   when  it  shall  have  been   executed  by  the   Borrower  and  the
Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

                  SECTION 9.4. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, (x) the Borrower (except if an Event of Default shall have occurred and be continuing) and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) and (y) the amount of the Commitment of the assigning Lender subject to each such assignment shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Commitment), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $5,000 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.4, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.13, 2.17 and 9.5, as well as to any Commitment Fees accrued for its account and not yet paid).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balance of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or Existing Facility Document or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or Existing Facility Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.5 or delivered pursuant to Section 5.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

                  (f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.11, 2.13 and 2.17 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing all or substantially all the Collateral or the Existing Facility Collateral).

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.4, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 9.16.

                  (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

                  (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

                  SECTION 9.5. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof or of the Existing Facility Documents (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, the other Loan Documents or the Existing Facility Documents or in connection with the Loans made issued hereunder, including the fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

                  (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent and each Lender, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or Existing Facility Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim (including any claim under CERCLA, as defined in the definition of "Environmental Law") related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) The provisions of this Section 9.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or Existing Facility Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 9.5 shall be payable on written demand therefor.

                  SECTION 9.6. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, with the consent of the Administrative Agent or the Required Lenders, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.6 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.7. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9.8. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or Existing Facility Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) None of this Agreement, or any other Loan Document, or any Existing Facility Document may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or, in the case of any Pledge Agreement or Existing Facility Document, an agreement or agreements in writing entered into by the Borrower or other Loan Party or person party thereto and the Collateral Agent, acting pursuant to the provisions of this Agreement or with the consent of the Required Lenders); provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby,
(ii) change or extend the Commitment or decrease the Commitment Fees of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.14 or 9.4(i), the provisions of this Section or the definition of the term "Required Lenders" or release the Guarantee of the Guarantor or all or any substantial part of the Collateral other than as provided herein, without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as the case may be.

                  SECTION 9.9. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.9 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                  SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS
APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

                  SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.3. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

                  SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents or Existing Facility Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents or Existing Facility Documents against the Borrower or its properties in the courts of any jurisdiction.

                  (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents or Existing Facility Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.16. Confidentiality. The Administrative Agent, the Collateral Agent and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents or (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.16 or (ii) becomes available to the Administrative Agent, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent or any Lender based on any of the foregoing) that are received from the Borrower and related to the Borrower, any shareholder of the Borrower or any employee, customer or supplier of the Borrower, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this
Section 9.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

                  SECTION 9.17. Release of Collateral. (a) Notwithstanding any other provision of this Agreement, the Bond Pledge Agreement or the Note Pledge Agreement, the Pledged Bonds and the Pledged Notes and all other collateral held under the Pledge Agreements shall be released from the Liens created by the Pledge Agreements, in each case without representation, warranty or recourse of any nature, on a Business Day specified by the Borrower (the "Release Date"), upon the satisfaction of the following conditions precedent (the "Release Conditions"):

                  (i) the Borrower shall have given written notice to the Lenders and the Collateral Agent at least 10 Business Days prior to the Release Date, specifying the proposed Release Date;

                  (ii) as of the Release Date, the First Mortgage Bonds shall be rated "BBB-" or better by S&P and "Baa3" or better by Moody's, and shall have been so rated by each of S&P and Moody's for a period of not less than 30 consecutive days;

                  (iii) no Default or Event of Default hereunder or under the Existing Facility Agreement shall have occurred and be continuing as of the Release Date;

                  (iv) on the Release Date, the Administrative Agent shall have received a certificate, dated the Release Date and executed on behalf of each of the Borrower and the Guarantor by a Responsible officer thereof, confirming the satisfaction of the Release Conditions set forth in clauses (ii) and (iii) above; and

                  (v) a successor Collateral Agent (which may be the Debenture Trustee for the Secured Debentures then outstanding, if any, or its designee) shall have been appointed with respect to the Existing Facility Collateral and the Existing Facility Common Collateral, and shall have accepted such appointment, under each Existing Facility Security Document that will continue in effect after the Release Date for the benefit of the holders from time to time of the Pledged Notes and the Replacement Note Holder, and Chemical Bank shall have been released and discharged, effective on the Release Date immediately following the release of collateral provided for herein, from any and all obligations and duties under the Existing Facility Security Documents on terms and pursuant to documentation satisfactory to Chemical Bank.

                  (b) The  releases of  collateral  provided for in this Section
9.17 shall not release or otherwise affect the Liens granted under the Existing Facility Security Documents, which shall continue in effect for the benefit of the holders from time to time of the Pledged Notes and the Replacement Note Holder to the extent contemplated by the Existing Facility Documents.

                  (c) Subject to the satisfaction of the conditions set forth in paragraph (a) above, on and after the Release Date, the Collateral Agent shall deliver the Pledged Bonds and the Pledged Notes to the Borrower and shall execute and deliver to the Borrower all such instruments and documents as the Borrower may reasonably request to evidence or confirm the releases of collateral provided for in this Section 9.17.

                  (d)  Without  limiting  the  provisions  of Section  9.5,  the
Borrower and the Guarantor shall reimburse the Collateral Agent, the Administrative Agent and the Lenders upon demand for all costs and expenses, including attorneys' fees and disbursements, incurred by any of them in connection with any action contemplated by this Section 9.17.

                  SECTION 9.18. Representations of the Lenders. In connection with the issuance of the Bonds and their deposit with the Collateral Agent as provided in the Bond Agreement, each Lender represents and warrants to the Borrower as follows:

                  (a) Such Lender is acquiring its interest in the Bonds for its own account with a view to holding such interest on the terms set forth in the Bond Agreement and not with a view to or in connection with any distribution or resale thereof. Such Lender is familiar with the limitations imposed by the Bond Agreement and applicable Federal and state securities laws upon the transfer or other disposition of the Bonds.

                  (b) Such Lender has had, during the course of the transactions contemplated hereby and prior to its acquisition of its interest in the Bonds, the opportunity to ask such questions of, and receive answers from, the Borrower and to obtain such additional information with respect to the Borrower and the Bonds as it has deemed necessary in connection with its decision to acquire its interest in the Bonds (it being understood that nothing herein shall limit or qualify the Borrower's representations under Section 3.15).


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       TEXAS-NEW MEXICO POWER COMPANY,

                                       by   /s/ M. S. Cheema
                                       Name:   M. S. Cheema
                                       Title:    Vice President


                                       CHEMICAL BANK, individually and as
                                       Administrative Agent and Collateral Agent

                                       by /s/  Jane Ritchie
                                       Name:   Jane Ritchie
                                       Title:    Vice President


                                       THE FIRST NATIONAL BANK OF BOSTON,

                                       by  /s/  Rita M. Cahill
                                       Name:  Rita M. Cahill
                                       Title:    Vice President


                                       THE BANK OF MONTREAL,

                                       by   /s/  Julia B. Buthman
                                       Name:   Julia B. Buthman
                                       Title:    Director


                                       THE BANK OF NEW YORK, individually and as
                                       Co-Agent,

                                       by /s/  Ian K. Stewart
                                       Name:   Ian K. Stewart
                                       Title:  Senior Vice President


                                       CIBC, INC., individually and as Co-Agent,

                                       by /s/  Robert S. Lyle
                                       Name:   Robert S. Lyle
                                       Title:    Vice President


                                       CREDIT LYONNAIS, NEW YORK BRANCH,

                                       by /s/  Robert Ivosevich
                                       Name:   Robert Ivosevich
                                       Title:  Senior Vice President


                                       NATIONSBANK OF TEXAS, N.A., individually and as Co-Agent,

                                       by /s/  Bryan L. Diers
                                       Name:  Bryan L. Diers
                                       Title:  Senior Vice President


                                       THE NIPPON CREDIT BANK, LTD.,

                                       by /s/  James J. Pasquale
                                       Name:   James J. Pasquale
                                       Title:    Senior Manager


                                       UNION BANK, individually and as Co-Agent,

                                       by /s/  John M. Edmonston
                                       Name:   John M. Edmonston
                                       Title:    Vice President

                                                                EXHIBIT A
                                    [Form of]

                         TEXAS-NEW MEXICO POWER COMPANY

                          ADMINISTRATIVE QUESTIONNAIRE




Please accurately complete the following information and return via Telecopy to the attention of Janet Belden at Chemical Bank Agency Services Corporation as soon as possible, at Telecopy No. (212) 622-0002.

------------------------------------------------------------------------

LENDER LEGAL NAME TO APPEAR IN DOCUMENTATION:

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:


GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:


POST-CLOSING, ONGOING CREDIT CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACTS:

Primary Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Telecopy Number:

Backup Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Telecopy Number:


TAX WITHHOLDING:

         Nonresident Alien    \   \  Y*      \     \  N

         * Form 4224 Enclosed

         Tax ID Number  _________________________


POST-CLOSING, ONGOING ADMINISTRATIVE CONTACTS/NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, FEES, ETC.

Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Telecopy Number:


PAYMENT INSTRUCTIONS:

Name of Bank to which funds are to be transferred:



Routing Transit/ABA number of Bank to which funds are to be transferred:



Name of Account, if applicable:



Account Number:

Additional information:




MAILINGS:

Please specify the person to whom the Borrower should send financial and compliance information received subsequent to the closing (if different from primary credit contact):

Name:

Street Address:

City, State, Zip Code:

It is very important that all the above information be accurately completed and that this questionnaire be returned to the person specified in the introductory paragraph of this questionnaire as soon as possible. If there is someone other than yourself who should receive this questionnaire, please notify us of that person's name and telecopy number and we will telecopy a copy of the questionnaire. If you have any questions about this form, please call Janet Belden at (212) 622-0001.

                                                                EXHIBIT B


                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Credit Agreement dated as of November 3, 1995 (as the same may be modified, amended, extended or restated from time to time, the "Credit Agreement"), among Texas-New Mexico Power Company (the "Borrower"), the lenders from time to time party thereto (the "Lenders") and Chemical Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and collateral agent. Terms defined in the Credit Agreement are used herein with the same meanings.

                  1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.4(e) of the Credit Agreement), the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date and (ii) the Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.4(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.17(f) of the Credit Agreement, duly completed and executed by such Assignee,
(ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit A to the Credit Agreement and (iii) a processing and recordation fee of $5,000.

                  3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:
Legal Name of Assignor:
Legal Name of Assignee:
Assignee's Address for Notices:
Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):

                                                              Percentage
                                                              Assigned        of
                                                              Commitment    (set
                                                              forth, to at least
                                                              8  decimals,  as a
                                                              percentage  of the
                                                              aggregate
                                                              Commitments of all
                                                              Lenders
                                                              thereunder)

                                          Principal Amount Assigned

Commitment Assigned:                           $                      %

Loans:



The terms set forth above and on the
reverse side hereof are hereby agreed to:                     Accepted: */


______________, as Assignor         CHEMICAL BANK, as administrative agent,


By: __________________________      By: _________________________
      Name:                                            Name:
      Title:                                           Title:


_____________, as Assignee                       TEXAS-NEW MEXICO POWER COMPANY,


By: ______________________                        By: __________________________
      Name:                                            Name:
      Title:                                           Title:




*/ To be completed to the extent consents are required under Section 9.4(b) of the Credit Agreement.

                                                                    EXHIBIT C
                            FORM OF BORROWING REQUEST


Chemical Bank, as Administrative Agent for the Lenders referred to below,
270 Park Avenue
New York, NY 10017

Attention of Jaimin Patel

                                                                    [Date]

Ladies and Gentlemen:

                  The undersigned, Texas-New Mexico Power Company (the "Company"), refers to the Credit Agreement dated as of November 3, 1995 (the "Credit Agreement"), among the Company, the lenders from time to time party thereto (the "Lenders") and Chemical Bank, as administrative agent for the Lenders (in such capacity, the "Agent") and collateral agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company hereby gives you notice pursuant to Section 2.3 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)  Date of Borrowing
         (which is a Business Day)             ______________________________

(B)  Principal Amount of
         Borrowing 1/                          ______________________________

(C)  Interest rate basis 2/                    ______________________________

(D)  Interest Period and the last
         day thereof 3/                        ______________________________

(E) Funds are requested to be disbursed to the Company's account with Chemical Bank (Account No. ).

                  Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Company shall be deemed to have represented and warranted that the conditions to lending specified in Sections 4.1(b) and (c) of the Credit Agreement have been satisfied.



                         TEXAS-NEW MEXICO POWER COMPANY,

                                              by

                                                   Name:
                                                   Title: [Responsible Officer]

1/ Not less than $2,000 and in an integral multiple of $1,000,000, but in any event not exceeding the available Total Commitment.

2/ Specify Eurodollar borrowing or ABR Borrowing.

3/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date (applicaable only for Eurodollar Borrowings).

                                                                    EXHIBIT D


                                            GUARANTEE AND PLEDGE AGREEMENT (this
                           "Agreement") dated as of November 3, 1995, between TEXAS GENERATING COMPANY II, a Texas corporation (the "Guarantor"), a subsidiary of TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation (the "Borrower"), and CHEMICAL BANK, a New York banking corporation, as collateral agent (the "Collateral Agent") for the Lenders (as defined in the Credit Agreement referred to below).

                  Reference is made to the Credit Agreement dated as of November 3, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders") and Chemical Bank, as administrative agent and as collateral agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  The Lenders have agreed to make Loans to the Borrower pursuant to, upon the terms of and subject to the conditions specified in the Credit Agreement. The Guarantor is a wholly owned Subsidiary of the Borrower and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders. The obligations of the Lenders to make Loans are conditioned on, among other things, the execution and delivery by the Guarantor of a Guarantee in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans, the Guarantor is willing to enter into this Agreement.

                  Accordingly, the parties hereto agree as follows:

                  SECTION   1.   Guarantee.   The   Guarantor    unconditionally
guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance by the Borrower of (a) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all other monetary obligations (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Lenders under the Loan Documents, (c) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Loan Documents and (d) all obligations of the Borrower under each Interest Rate Protection Agreement entered into with a Lender to protect against interest rate fluctuations with respect to Indebtedness under the Credit Agreement (the foregoing obligations described in clauses (a), (b), (c) and (d) being collectively called the "Obligations"). The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

                  Anything contained in this Agreement to the contrary notwithstanding, the obligations of the Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render the Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of the Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the Guarantor
(a) in respect of intercompany indebtedness to the Borrower or Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the Guarantor hereunder and (b) under any Guarantee of senior unsecured indebtedness or Indebtedness subordinated in right of payment to the Obligations which Guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of the Guarantor pursuant to (i) applicable law or
(ii) any agreement providing for an equitable allocation among the Guarantor and other Affiliates of the Borrower of obligations arising under Guarantees by such parties.

                  SECTION 2. Pledge of Intercompany Indebtedness. As security for the payment and performance in full of the Obligations, the Guarantor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, for the ratable benefit of the Lenders, and grants to the Collateral Agent, for the ratable benefit of the Lenders, a security interest in, (a) all intercompany Indebtedness owed to the Guarantor including any promissory notes that may be issued to and delivered to the Guarantor or the Collateral Agent in respect thereof or in substitution or exchange for any such promissory notes and held by the Collateral Agent pursuant to the terms hereof (collectively, the "Intercompany Indebtedness"), (b) all other property which may be delivered to and held by the Collateral Agent pursuant to the terms hereof (whether described herein or not), (c) all payments of principal, interest and other amounts from time to time received, receivable or otherwise distributed in respect of the Intercompany Indebtedness or in exchange for or upon the conversion of any promissory notes evidencing the Intercompany Indebtedness, (d) all rights and privileges of the Guarantor with respect to the property referred to in clauses (a), (b) and (c) above, and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) being collectively called the "Collateral"). Upon delivery to the Collateral Agent, (x) any certificates, notes or other securities now or hereafter included in the Collateral shall be accompanied by instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (y) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the Guarantor and such other instruments or documents as the Collateral Agent may reasonably request. In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Collateral Agent shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York at that time (the "Code"), whether or not the Code applies to the affected Collateral.

                  SECTION 3. Obligations Not Waived. To the fullest extent permitted by applicable law, the Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other guarantor of the Obligations under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other guarantor of the Obligations or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Lender.

                  SECTION 4. Security. The Guarantor authorizes the Collateral Agent and each of the other Lenders, to (a) take and hold security for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) following an Event of Default, apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors of other obligors.

                  SECTION 5. Guarantee of Payment. The Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Lender to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Lender in favor of the Borrower or any other person.

                  SECTION 6. No Discharge or Diminishment of Guarantee. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). It is expressly agreed that the obligations of the Guarantor hereunder shall continue in full force and effect following, and shall not be affected by, any release of Collateral pursuant to Section 9.17 of the Credit Agreement.

                  SECTION 7. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Collateral Agent and the other Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the
Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to them against the Borrower or any other guarantor, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. The Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any other guarantor, as the case may be, or any security.

                  SECTION 8. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Lender has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent or such other person or persons as shall be designated thereby in cash the amount of such unpaid Obligations. Upon payment by the Guarantor of any sums to the Collateral Agent or such other person or persons as provided above, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Borrower now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to the Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

                  SECTION 9. Information. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Lenders will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

                  SECTION 10. Representations and Warranties. The Guarantor represents and warrants that (a) all representations and warranties relating to it contained in the Credit Agreement are true and correct and (b) by virtue of the execution and delivery by the Guarantor of this Agreement, when the filings listed in Schedule 10(b) have been made, the Collateral Agent will have a valid and first perfected lien upon and interest in the Intercompany Indebtedness as security for the payment and performance of the Obligations, prior to all other liens and encumbrances thereon and security interests therein.

                  SECTION 11. Termination. The Guarantee made hereunder (a) shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to extend credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender upon the bankruptcy or reorganization of the Borrower or the Guarantor or otherwise.

                  SECTION 12. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective when a counterpart hereof executed on behalf of the Guarantor shall have been delivered to the Collateral Agent, and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Guarantor, the Collateral Agent and the other Lenders, and their respective successors and assigns, except that the Guarantor shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void).

                  SECTION 13. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantor and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

     SECTION 14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 15. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.1 of the Credit Agreement. All communications and notices hereunder to the Guarantor shall be given to it in care of the Borrower.

                  SECTION 16. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Lenders and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid and as long as the Commitments have not been terminated.

                  (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 17. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 18. Rules of Interpretation. The rules of interpretation specified in Section 1.2 of the Credit Agreement shall be applicable to this Agreement.

                  SECTION 19. Jurisdiction; Consent to Service of Process. (a) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Guarantor or its properties in the courts of any jurisdiction.

                  (b) The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 20. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

                  SECTION 21. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of the Guarantor against any or all the obligations of the Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 21 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.


                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                            TEXAS GENERATING COMPANY II,

                                                       by
                                                         -----------------------
                                      Name:
                                     Title:


                                            CHEMICAL BANK, as Collateral Agent,

                                                       by
                                                         -----------------------
                                      Name:
                                     Title:

                                                                Schedule 10(b)


                                   UCC Filings


                            Secretary of State, Texas

                             Robertson County, Texas

                                                                 EXHIBIT  E

     THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY AND WHICH CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS PURSUANT TO SUBCHAPTER 35A OF THE TEXAS BUSINESS AND COMMERCE CODE


                                    BOND AGREEMENT dated as of November 3, 1995,
                           by TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation ("TNP"), in favor of CHEMICAL BANK, a New York banking corporation, as collateral agent for the lenders (in such capacity, the "Collateral Agent") party to the Credit Agreement dated as of November 3, 1995 (the "Credit Agreement"), among TNP, the lenders named therein (the "Lenders") and CHEMICAL BANK, as administrative agent and collateral agent for the Lenders.


                  The Lenders have agreed to make Loans (such term and each other term used but not defined herein having the meaning assigned to it in the Credit Agreement) to the Borrower pursuant to, and subject to the terms of, the Credit Agreement. The obligations of the Lenders to make the Loans are conditioned, among other things, upon the execution and delivery by the Pledgor of a bond pledge agreement in the form hereof to secure the due and punctual payment by the Borrower of (a) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all other monetary obligations of the Borrower to the Lenders under the Loan Documents and (c) all obligations of the Pledgor or any Subsidiary under any Interest Rate Protection Agreement entered into with a Lender to protect against interest rate fluctuations with respect to Indebtedness under the Credit Agreement (the foregoing obligations described in clauses (a), (b) and (c) being collectively called the "Obligations"). It is understood that TNP is the issuer of the Bonds pledged hereunder and that, accordingly, the Bonds constitute obligations, and not property, of TNP, the purpose of the arrangements provided for herein being to furnish security for the Obligations through the issuance and pledge of the Bonds as contemplated by
Section 15.04 of the TNP Bond Indenture.

                  Accordingly, the Pledgor and the Collateral Agent hereby agree as follows:

                  SECTION 1. Pledge of Bonds. As security for the payment and performance in full of the Obligations, the Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, for the ratable benefit of the Lenders, and grants to the Collateral Agent, for the ratable benefit of the Lenders, a security interest in
(a) the First Mortgage Bonds listed on Schedule I hereto (the "Initial Bonds") and the certificate or certificates representing or evidencing such First Mortgage Bonds and any First Mortgage Bonds that may be delivered to the Collateral Agent pursuant to Section 4.3 of the Credit Agreement and held by the Collateral Agent pursuant to the terms hereof (the "Additional Bonds" and, together with the Initial Bonds, the "Bonds"), (b) all other property which may be delivered to and held by the Collateral Agent pursuant to the terms hereof (whether or not described herein), (c) all payments of principal, interest and other amounts from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) and (b) above, (d) all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a) and (b) above, and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) being collectively called the "Collateral"). Upon delivery to the Collateral Agent, (x) the Bonds and any certificates, notes or other securities now or hereafter included in the Collateral shall be accompanied by duly executed instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (y) all other property included in the Collateral shall be accompanied by proper instruments of assignment duly executed by the Pledgor and such other instruments or documents as the Collateral Agent may reasonably request.

     SECTION 2. Representations, Warranties and Covenants. The Pledgor hereby represents, warrants and covenants to and with the Collateral Agent that:

                  (a) at the time of their delivery hereunder, the Bonds will have been authorized, executed, issued, authenticated and delivered, and registered as provided in Section 3 below, in accordance with applicable law and the terms and provisions of the TNP Bond Indenture and will constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms and entitled to the benefits of the TNP Bond Indenture and the Liens created thereby to the same extent as the other First Mortgage Bonds issued thereunder;

                  (b) the Bonds delivered to and held by the Collateral Agent hereunder will at all times be outstanding for all purposes of the TNP Bond Indenture and the Collateral Agent and its successors, as holders thereof, will be entitled to all voting, consensual and other rights accruing to holders of First Mortgage Bonds issued under such Indenture;

                  (c) the Pledgor will make no sale, assignment, pledge, hypothecation or other transfer of, or create any other security interest in, the Bonds or other Collateral;

                  (d) the Pledgor (i) has good right and legal authority to pledge the Bonds and other Collateral to the Collateral Agent in the manner hereby done or contemplated, (ii) will defend the interest of the Collateral Agent in the Bonds and other Collateral against any and all attachments, liens, claims, encumbrances, security interests or other impediments of any nature, however arising, of all persons and
         (iii) will promptly turn over to the Collateral Agent in the form in which received any Collateral which shall at any time come into its possession;

                  (e) no consent or approval of any Governmental Authority, the Trustee under the TNP Bond Indenture or any securities exchange was or is necessary for the valid issuance of the Bonds or the pledge effected hereby except such as have been obtained and are in full force and effect;

                  (f) by virtue of the execution and delivery by the Pledgor of this Agreement, when the certificates, instruments or other documents representing or evidencing the Bonds are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a valid and perfected first lien upon and security interest in such Bonds and the other Collateral as security for the payment and performance of the Obligations, prior to all other liens and encumbrances thereon and security interests therein; and

                  (g) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Lenders, the rights of the Collateral Agent in the Bonds and other Collateral as set forth herein.

                  SECTION 3. Registration of Bonds; Denominations. The Bonds shall be registered on the register maintained by the Trustee under the TNP Bond Indenture in the name of the Collateral Agent or its nominee. The Collateral Agent shall have the right to exchange the certificates representing such Bonds for certificates of smaller or larger denominations to facilitate the exercise of its rights hereunder.

                  SECTION 4. Voting and Consensual Rights, Etc. (a) Until the Collateral shall have been released as provided in Section 13, the Collateral Agent shall have and may exercise, to the exclusion of the Pledgor, all voting, consensual and other rights accruing to a holder of the Bonds, including, without limitation, (i) the right to demand and receive payments of principal and interest on the Bonds in accordance with the terms of the Bonds and the TNP Bond Indenture (ii) the right to attend or be represented by proxy at any meeting of bondholders under the TNP Bond Indenture, (iii) the right to vote the Bonds in accordance with the terms of the TNP Bond Indenture, (iv) the right to issue consents and waivers with respect to the Bonds, as a holder of First Mortgage Bonds, under or in connection with the TNP Bond Indenture, (v) the right to issue any and all instructions and requests for action to the Trustee under the TNP Bond Indenture which are permitted to a bondholder under the TNP Bond Indenture and (vi) the right to exercise all remedies provided in the TNP Bond Indenture for the benefit of the holders of First Mortgage Bonds. The Pledgor shall not amend, supplement or otherwise modify, or consent to any amendment, supplement or other modification to, the terms of the Bonds or the TNP Bond Indenture in any manner that could directly or indirectly affect the Collateral, the Lien of the TNP Bond Indenture or the rights or interests of the Lenders (other than issuances of First Mortgage Bonds permitted under Section 6.1(d) of the Credit Agreement pursuant to supplemental bond indentures), in each case except with the prior written consent of the Collateral Agent.

                  (b) The Pledgor shall not consent to any voluntary prepayment or redemption of the Bonds without the prior written consent of the Collateral Agent, and any amounts received by or for the account of the Pledgor in respect of any such prepayment or redemption shall constitute Collateral hereunder and shall be held by the Collateral Agent for application as provided herein.

                  SECTION 5. No Disposition. Without the prior written consent of the Collateral Agent, the Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement.

                  SECTION 6. Amendment, Modifications and Waivers with Respect to Obligations. The Pledgor hereby agrees that, without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Collateral Agent or the Lenders may be rescinded by the Collateral Agent or the Lenders and any of the Obligations continued, and the Obligations, or the liability of the Pledgor or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of setoff with respect thereto, may, from time to time, in whole or in part, be renewed, refunded, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Collateral Agent or any Lender and the Credit Agreement and any other Loan Document or any other documents delivered in connection therewith may be amended, modified, supplemented or terminated in whole or in part, as the Lenders may deem advisable from time to time, and any collateral security at any time held by the Lenders for the payment of the Obligations may be sold, exchanged, waived, surrendered or released on terms that in the good faith judgement of the Collateral Agent are commercially reasonable in view of the applicable circumstances and in view of the limitations described in Section 12, all without notice to or the consent of the Pledgor, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Neither the Collateral Agent nor the Lenders shall have any obligation to protect, secure, perfect or insure any other collateral security document or property subject thereto at any time held as security for the Obligations. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Collateral Agent or any Lender upon this Agreement, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Pledgor and the Collateral Agent and the Lenders shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Pledgor with respect to the Obligations.

                  SECTION 7. Remedies. (a) If a Default or Event of Default shall have occurred and be continuing, the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, and the Collateral Agent or any Lender shall have the right, upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived or released. In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Collateral Agent shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York at that time (the "Code"), whether or not the Code applies to the affected Collateral. The Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations.

                  (b) Neither the Collateral Agent nor any Lender shall be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto. Although the Collateral Agent or its nominee may without notice exercise any and all rights, privileges or options pertaining to any of the Bonds as if it were the absolute owner thereof, the Collateral Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, shall not be responsible for any failure to do so or delay in so doing and, in any event, may do so without liability.

                  SECTION 8. Application of Proceeds. The cash proceeds of any sale of Collateral received by the Collateral Agent pursuant to Section 7, as well as any cash Collateral received by the Collateral Agent, shall be applied by the Collateral Agent as follows (the timing of such application to be in the sole discretion of the Collateral Agent):

                  FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with any such sale or otherwise in connection with this Agreement or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

                  SECOND, to the payment in full of the Obligations due but unpaid at the time of such receipt, pro rata among the holders of the Obligations in accordance with the amounts of the Obligations held by them on the date of any distribution; provided that in the event no such Obligations are due and payable at such time, or to the extent the Collateral Agent receives noncash Proceeds, all cash Collateral and Proceeds shall be retained by the Collateral Agent for application against the Obligations as they become due and payable; and

                  THIRD, to the Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

                  SECTION 9. Reimbursement of the Collateral Agent. The Pledgor hereby agrees to reimburse the Collateral Agent, on demand, for all reasonable out of pocket expenses incurred by the Collateral Agent in connection with the administration and enforcement of this Agreement, and agrees to indemnify the Collateral Agent and hold the Collateral Agent harmless from and against any and all liability incurred by the Collateral Agent hereunder, or in connection herewith, unless such liability shall be due to wilful misconduct or gross negligence on the part of the Collateral Agent.

                  SECTION 10. The Collateral  Agent Appointed  Attorney-in-Fact.
The Pledgor hereby appoints the Collateral Agent as attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any payment of interest or other distribution payable in respect of the Collateral or any part thereof and to give full discharge for the same.

                  SECTION 11. No Waiver. No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  SECTION 12. Securities Act, etc. The Pledgor understands that compliance with the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Collateral pursuant to Section 7, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Collateral pursuant to Section 7 under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Under applicable law, in the absence of an agreement to the contrary, the Collateral Agent might be held to have certain general duties and obligations to the Pledgor, to make some effort toward obtaining a fair price even though the Obligations may be discharged or reduced by the proceeds of a sale at a lesser price. The Pledgor clearly understands that the Collateral Agent is not to have any such general duty or obligation to the Pledgor, and the Pledgor will not in any way whatsoever attempt to hold the Collateral Agent responsible for selling all or any part of the Collateral at an inadequate price even if the Collateral Agent shall accept the first offer received or does not approach more than one possible purchaser.

                  SECTION 13. Termination; Redelivery of Pledged Bonds. This Agreement shall terminate when (a) all the Obligations have been fully and indefeasibly paid and the Lenders have no further commitment to extend credit under the Credit Agreement or (b) the conditions to the release of the Collateral set forth in Section 9.17 of the Credit Agreement shall have been satisfied. At the request of the Pledgor following such termination, the Collateral Agent shall reconvey, reassign and deliver to the Pledgor, or to such person or persons as the Pledgor shall designate, against receipt, such of the Collateral (if any) as shall not have been applied by the Collateral Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reconveyance, reassignment and release. Any such reconveyance and reassignment shall be without recourse to or representation or warranty by the Collateral Agent and at the expense of the Pledgor.

     SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.1 of the Credit Agreement.

                  SECTION 15. Further Assurances. The Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

                  SECTION 16. Binding Agreement; Assignments. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including any future Lender becoming a party to the Credit Agreement and any purchaser of a participation in any of the Obligations), except that the Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise convey, pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Collateral Agent as Collateral under this Agreement except as contemplated by this Agreement.

                  SECTION 17. Survival of Agreement. All covenants and agreements made by the Pledgor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement shall be considered to have been relied upon by the Collateral Agent and the Lenders and shall survive the making by the Lenders of the Loans and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or, without duplication of the foregoing, under any of the other Loan Documents, or any of the other Obligations, is outstanding and unpaid and so long as this Agreement has not terminated. The representations and warranties contained in Section 2 of this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans and shall remain in full force and effect after the termination of this Agreement.

                  SECTION 18. Provisions Severable. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and shall not in any manner affect any other clause or provision of this Agreement.

     SECTION 19. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 20. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

     SECTION 21. Headings. Section headings used herein are for convenience only and are not to affect the construction of, or be taken into consideration in interpreting, this Agreement.


                  IN WITNESS WHEREOF, the parties hereto have duly executed this Bond Pledge Agreement, or caused this Bond Pledge Agreement to be duly executed on their behalf, as of the day and year first above written.


                                           TEXAS-NEW MEXICO POWER COMPANY,

                                            by
                                               ---------------------------

                                                              Name:
                                                              Title:


                                           CHEMICAL BANK, as Collateral Agent,

                                            by
                                               -----------------------------
                                      Name:
                                     Title:

                  The undersigned hereby acknowledges receipt of a copy of the Bond Agreement dated as of November 3, 1995 by Texas-New Mexico Power Company in favor of Chemical Bank, as Collateral Agent (the "Bond Agreement"), and confirms that the Bonds pledged under the Bond Agreement on the date hereof are outstanding for all purposes of the TNP Bond Indenture.


     BANK OF AMERICA ILLINOIS, as Trustee under the TNP Bond Indenture,

     by -------------------------------
     Name:
     Title:


November __, 1995

THE STATE OF TEXAS

COUNTY OF ROBERTSON

         This instrument was acknowledged before me on the ____ day of November, 1995, by __________ , ______________ of TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation, on behalf of said corporation.


                                                ----------------------------
                                                NOTARY PUBLIC in and for the
                                                  State of TEXAS
My Commission Expires:

--------------------------------------          -----------------------------
                                                Typed or Printed Name of Notary

THE STATE OF NEW YORK

COUNTY OF NEW YORK

         This instrument was acknowledged before me on the ____ day of November,1995, by _________, ____________________ of CHEMICAL BANK, a New York
banking corporation, on behalf of said corporation.


                                             ---------------------------
                                             NOTARY PUBLIC in and for the
                                                    Sate of NEW YORK

My Commission Expires:

--------------------------------------------      -----------------------
                                                Typed or Printed Name of Notary

     EXHIBIT F THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY AND CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS PURSUANT TO SUBCHAPTER 35A OF THE TEXAS BUSINESS AND COMMERCE CODE

                                    NOTE PLEDGE  AGREEMENT  dated as of November
                           3, 1995, by TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation (the "Pledgor"), in favor of CHEMICAL BANK, a New York banking corporation, as collateral agent for the lenders (in such capacity, the "Collateral Agent") party to the Credit Agreement dated as of November 3, 1995 (the "Credit Agreement"), among the Pledgor, the lenders named therein (the "Lenders") and CHEMICAL BANK, as administrative agent and collateral agent for the Lenders.


                  The Lenders have agreed to make Loans (such term and each other capitalized term used but not defined herein having the meaning assigned to it in the Credit Agreement) to the Borrower pursuant to, and subject to the terms of, the Credit Agreement. The obligations of the Lenders to make the Loans are conditioned, among other things, upon the execution and delivery by the Pledgor of a pledge agreement in the form hereof to secure the due and punctual payment by the Borrower of (a) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all other monetary obligations of the Borrower to the Lenders under the Loan Documents and (c) all obligations of the Pledgor or any Subsidiary under any Interest Rate Protection Agreement entered into with a Lender to protect against interest rate fluctuations with respect to the Indebtedness under the Credit Agreement (the foregoing obligations described in clauses (a), (b) and (c) being collectively called the "Obligations").

                  Accordingly, the Pledgor and the Collateral Agent hereby agree as follows:

                  SECTION 1. Pledge. As security for the payment and performance in full of the  Obligations,  the Pledgor hereby  transfers,  grants,  bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, for the ratable benefit of the Lenders, and grants to the Collateral Agent, for the ratable benefit of the Lenders, a security interest in, (a) the promissory notes listed on Schedule I hereto and any promissory notes that may be issued and delivered to the Pledgor or the Collateral Agent pursuant to the Existing Facility Agreement in substitution or exchange therefor or otherwise (collectively, the "Notes"), (b) the Project Loans (as defined in the Existing Facility Agreement) of the Pledgor under the Existing Facility Agreement and all rights, interests and privileges of the Pledgor in, to and under such Project Loans, the Notes, the Existing Facility Agreement and the other Existing Facility Documents in so far as such rights relate to the Project Loans and all other documents, title insurance policies, financing statements or agreements executed and/or delivered evidencing and/or securing such Project Loans, (c) all other property which may be delivered to and held by the Collateral Agent pursuant to the terms hereof (whether or not described herein),
(d) all intercompany Indebtedness owed to the Pledgor (other than the Replacement Note and intercompany indebtedness owed to the Pledgor by TNP Enterprises or TGC on the Closing Date or any replacement note issued pursuant to the Unit 1 Credit Agreement) including any promissory notes that may be issued to and delivered to the Pledgor or the Collateral Agent in respect thereof or in substitution or exchange for any such promissory notes, (e) all rights under the Facility Purchase Agreement, (f) all payments of principal, interest and other amounts from time to time received or receivable by the Pledgor under the Existing Facility Agreement or any other Existing Facility Document or otherwise in respect of any of the items referred to in clauses (a),
(b), (c), (d) and (e) above, and (g) all proceeds of any of the foregoing (the items referred to in clauses (a) through (g) being collectively called the "Collateral"). Upon delivery to the Collateral Agent, (x) the Notes and any certificates, notes or other securities now or hereafter included in the Collateral shall be accompanied by instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (y) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the Pledgor and such other instruments or documents as the Collateral Agent may reasonably request.

     SECTION 2. Representations, Warranties and Covenants. The Pledgor hereby represents, warrants and covenants to and with the Collateral Agent as follows:

                  (a) at the time of their delivery hereunder, the Notes will have been authorized, executed, issued and delivered by the Guarantor in accordance with applicable law and the terms and provisions of the Existing Facility Agreement and will constitute the legal, valid and binding obligations of the Guarantor, enforceable in accordance with their terms;

                  (b) except for the interest of the  Collateral  Agent therein,
         (i) the Notes are owned by the Pledgor  free and clear of all Liens and
         (ii) the Pledgor will make no sale, assignment, pledge, hypothecation or other transfer of, or create any security interest in, the Notes or other Collateral;

                  (c) the Pledgor (i) has good right and legal authority to pledge the Notes and other Collateral to the Collateral Agent in the manner hereby done or contemplated, (ii) will defend the interest of the Collateral Agent in the Notes and other Collateral against any and all attachments, liens, claims, encumbrances, security interests or other impediments of any nature, however arising, of all persons and
         (iii) will promptly turn over to the Collateral Agent in the form in which received any Collateral which shall at any time come into its possession ;

                  (d) no consent or approval of any Governmental Authority, any Existing Facility Bank or the First Debenture Trustee was or is necessary to the validity of the issuance of the Notes and the pledge effected hereby;

                  (e) by virtue of the execution and delivery by the Pledgor of this Agreement, when the Notes and any other certificates evidencing securities included in the Collateral have been delivered to the Collateral Agent in accordance with this Agreement and the filings listed in Schedule 2(e) hereto have been duly made, the Collateral Agent will have a valid and perfected first lien upon and security interest in the Collateral as security for the payment and performance of the Obligations, prior to all other liens and encumbrances thereon and security interests therein; and

                  (f) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Lenders, the rights of the Collateral Agent in the Notes and other Collateral set forth herein.

                  SECTION 3. Endorsement; Denominations. The Notes and any other certificates evidencing securities included in the Collateral shall be promptly delivered to the Collateral Agent endorsed in the name of the Collateral Agent or its nominee for the benefit of the Lenders. The Collateral Agent shall have the right to exchange the Notes for notes of smaller or larger denominations to facilitate the exercise of its rights hereunder.

                  SECTION 4. Voting and Consensual Rights; Payments in Respect of Notes. (a) Until the Collateral shall have been released as provided in
Section 13, the Collateral Agent shall have and may exercise, to the exclusion of the Pledgor, all voting, consensual and other rights of the Pledgor as an Existing Facility Bank and holder of the Notes, including, without limitation,
(i) the right to demand and receive payments of principal of and interest on the Notes in accordance with the terms of the Existing Facility Agreement, (ii) the right to vote with respect to any amendment or waiver of any Existing Facility Document and the taking of any action contemplated thereby and (iii) the right to exercise all remedies provided in the Existing Facility Documents for the benefit of the Existing Facility Banks. The Pledgor will not amend, supplement or otherwise modify, or consent to any amendment, supplement or other modification to, or consent to the taking of any action under, the terms of the Existing Facility Agreement, the other Existing Facility Documents or the Notes, in each case except as provided in the Assignment Agreement or with the prior written consent of the Collateral Agent.

                  (b) The Pledgor shall not consent to any voluntary prepayment of the principal of the Notes without the prior written consent of the Collateral Agent, and any amounts received by or for the account of the Pledgor in respect of any such prepayment shall constitute Collateral hereunder and shall be paid over to and held by the Collateral Agent for application as provided herein.

                  SECTION 5. No Disposition. Without the prior written consent of the Collateral Agent, the Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement.

                  SECTION 6. Amendment, Modifications and Waivers with Respect to Obligations. The Pledgor hereby agrees that, without notice to or the consent of the Pledgor, any demand for payment of any of the Obligations made by the Collateral Agent or the Lenders may be rescinded by the Collateral Agent or the Lenders and any of the Obligations continued, and the Obligations, or the liability of the Pledgor or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of setoff with respect thereto, may, from time to time, in whole or in part, be renewed, refunded, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Collateral Agent or any Lender and the Existing Facility Agreement, the Existing Facility Documents, the Credit Agreement and any other Loan Document or any other documents delivered in connection therewith may be amended, modified, supplemented or terminated in whole or in part, as the Lenders may deem advisable from time to time, and any collateral security at any time held by the Lenders for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, all without notice to or the consent of the Pledgor, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Neither the Collateral Agent nor the Lenders shall have any obligation to protect, secure, perfect or insure any other collateral security document or property subject thereto at any time held as security for the Obligations. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Collateral Agent or any Lender upon this Agreement, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Pledgor and the Collateral Agent and the Lenders shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Pledgor with respect to the Obligations.

                  SECTION 7. Remedies. (a) If a Default or Event of Default shall have occurred and be continuing, the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, and the Collateral Agent or any Lender shall have the right, upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived or released. In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Collateral Agent shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York at that time (the "Code"), whether or not the Code applies to the affected Collateral. The Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations.

                  (b) Neither the Collateral Agent nor any Lender shall be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto. Although the Collateral Agent or its nominee may without notice exercise any and all rights, privileges or options pertaining to any of the Collateral as if it were the absolute owner thereof, the Collateral Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, shall not be responsible for any failure to do so or delay in so doing and, in any event, may do so without liability.

                  SECTION 8. Application of Proceeds. The cash proceeds of any sale of Collateral received by the Collateral Agent pursuant to Section 7, as well as any cash Collateral received by the Collateral Agent, shall be applied by the Collateral Agent as follows (the timing of such application to be in the sole discretion of the Collateral Agent):

                  FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with any such sale or otherwise in connection with this Agreement or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

                  SECOND, to the payment in full of the Obligations due but unpaid at the time of such receipt, pro rata among the holders of the Obligations in accordance with the amounts of the Obligations held by them on the date of any distribution; provided that in the event no such Obligations are due and payable at such time, or to the extent the Collateral Agent receives noncash Proceeds, all cash Collateral and Proceeds shall be retained by the Collateral Agent for application against the Obligations as they become due and payable; and

                  THIRD, to the Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

                  SECTION 9. Reimbursement of the Collateral Agent. The Pledgor hereby agrees to reimburse the Collateral Agent, on demand, for all reasonable out-of-pocket expenses incurred by the Collateral Agent in connection with the administration and enforcement of this Agreement, and agrees to indemnify the Collateral Agent and hold the Collateral Agent harmless from and against any and all liability incurred by the Collateral Agent hereunder, or in connection herewith, unless such liability shall be due to wilful misconduct or gross negligence on the part of the Collateral Agent.

                  SECTION 10. The Collateral  Agent Appointed  Attorney-in-Fact.
The Pledgor hereby appoints the Collateral Agent as attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any payment of interest or other distribution payable in respect of the Collateral or any part thereof and to give full discharge for the same.

                  SECTION 11. No Waiver. No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  SECTION 12. Securities Act, etc. The Pledgor understands that compliance with the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Collateral pursuant to Section 7, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Collateral pursuant to Section 7 under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Under applicable law, in the absence of an agreement to the contrary, the Collateral Agent might be held to have certain general duties and obligations to the Pledgor, to make some effort toward obtaining a fair price even though the Obligations may be discharged or reduced by the proceeds of a sale at a lesser price. The Pledgor clearly understands that the Collateral Agent is not to have any such general duty or obligation to the Pledgor, and the Pledgor will not in any way whatsoever attempt to hold the Collateral Agent responsible for selling all or any part of the Collateral at an inadequate price even if the Collateral Agent shall accept the first offer received or does not approach more than one possible purchaser.

                  SECTION 13. Termination; Redelivery of Pledged Notes. This Agreement shall terminate when (a) all the Obligations have been fully and indefeasibly paid and the Lenders have no further commitment to extend credit under the Credit Agreement or (b) the conditions to the release of the Collateral set forth in Section 9.17 of the Credit Agreement shall have been satisfied. At the request of the Pledgor following any such termination, the Collateral Agent shall reconvey, reassign and deliver to the Pledgor, or to such person or persons as the Pledgor shall designate, against receipt, such of the Collateral (if any) as shall not have been applied by the Collateral Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reconveyance, reassignment and release. Any such reconveyance and reassignment shall be without recourse to or representation or warranty by the Collateral Agent and at the expense of the Pledgor.

                  SECTION 14. Notices. All communications and notices here under shall be in writing and given as provided in Section 9.1 of the Credit Agreement.

                  SECTION 15. Further Assurances. The Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

                  SECTION 16. Binding Agreement; Assignments. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including any future Lender becoming a party to the Credit Agreement and any purchaser of a participation in any of the Obligations), except that the Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise convey, pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Collateral Agent as Collateral under this Agreement except as contemplated by this Agreement.

                  SECTION 17. Survival of Agreement. All covenants and agreements made by the Pledgor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement shall be considered to have been relied upon by the Collateral Agent and the Lenders and shall survive the making by the Lenders of the Loans and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or, without duplication of the foregoing, under any of the other Loan Documents, or any of the other Obligations, is outstanding and unpaid and so long as this Agreement has not terminated in accordance with its terms. The representations and warranties contained in Section 2 of this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans and shall remain in full force and effect after the termination of this Agreement.

                  SECTION 18. Provisions Severable. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and shall not in any manner affect any other clause or provision of this Agreement.

     SECTION 19. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 20. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

     SECTION 21. Headings. Section headings used herein are for convenience only and are not to affect the construction of, or be taken into consideration in interpreting, this Agreement.


                  IN WITNESS WHEREOF, the parties hereto have duly executed this Note Pledge Agreement, or caused this Note Pledge Agreement to be duly executed on their behalf, as of the day and year first above written.


                             TEXAS-NEW MEXICO POWER COMPANY,

                              by
                                  ------------------------------

                              Name:
                              Title:


                             CHEMICAL BANK, as Collateral Agent,

                              by
                                  -------------------------------
                              Name:
                              Title:

                  The undersigned hereby (a) acknowledges receipt of a copy of the Note Pledge Agreement dated as of November 3, 1995 by Texas-New Mexico Power Company in favor of Chemical Bank, as Collateral Agent (the "Pledge Agreement") and consents to such Agreement and the pledge effected and the other transactions contemplated thereby (including the exercise of any and all remedies set forth therein) and affirms that the representations set forth in
Section 2 thereof are true and correct and (b) consents to the pledge by TNP of its rights under the Facility Purchase Agreement and the Operating Agreement.

                                        TEXAS GENERATING COMPANY II,

                                         by
                                            -----------------------------------
                                         Name:
                                         Title:


November __, 1995


                  Chemical Bank, in its capacity as Agent under the Existing Facility Documents, acknowledges that the liens securing the Pledged Notes under such Existing Facility Documents will continue to secure such Pledged Notes following the pledge thereof to the Collateral Agent, and TNP's beneficial interests in and to such liens are also intended to be pledged pursuant to the Note Pledge Agreement (it being understood that nothing herein shall diminish the rights of the Replacement Note Holder as a secured party under the Existing Facility Documents).


                                      CHEMICAL BANK, as Agent,

                                       by
                                          ---------------------------
                                                                  Name:
                                                                  Title


November __, 1995

                                                                 Schedule 2(e)




                                   UCC Filings

                            Secretary of State, Texas

                             Robertson County, Texas

STATE OF NEW YORK,)
                           )  ss.:
COUNTY OF NEW YORK,)


                  This instrument was acknowledged before me on this __ day of November, 1995 by ___________________________________________________of CHEMICAL
BANK, as Collateral Agent.

                                            ----------------------------------
                                            NOTARY PUBLIC in and for the Stat
                                                       of NEW YORK

[Notarial Seal]

STATE OF TEXAS,)
                           )  ss.:
COUNTY OF ROBERTSON,)


                  This instrument was acknowledged before me on this __ day of November, 1995 by ________________________ of TEXAS GENERATING COMPANY II, a Texas corporation.

                                           ---------------------------------
                                           NOTARY PUBLIC in and for the
                                                   State of TEXAS

[Notarial Seal]

STATE OF TEXAS,)
                           )  ss.:
COUNTY OF ROBERTSON,)


                  This instrument was acknowledged before me on this __ day of November, 1995 by _______________________________ of TEXAS-NEW MEXICO POWER
COMPANY, a Texas corporation.

                                      ----------------------------------
                                      NOTARY PUBLIC in and for the
                                               State of TEXAS

[Notarial Seal]

                                                                EXHIBIT G-1


                            HAYNES AND BOONE, L.L.P.
                         ATTORNEYS AND COUNSELORS AT LAW
                                                                       AUSTIN
                                                                       DALLAS
                                                                   FORT WORTH
                          3100 NATIONSBANK PLAZA                      HOUSTON
                       DALLAS, TEXAS  75202-3789                  MEXICO CITY
                         TELEPHONE 214/651-5000                   SAN ANTONIO
                            FAX 214/651-5940                   WASHINGTON D.C.


                          November 3, 1995


Chemical Bank
   individually and as Administrative
   Agent under the TNP Credit
   Agreement referred to below
270 Park Avenue
New York, NY 10017

The Lenders from time to time
   under the TNP Credit Agreement

The Chase Manhattan Bank
   (National Association), as agent
   under the Existing Facility
   Agreement referred to in the
   TNP Credit Agreement
One Chase Manhattan Plaza
New York, NY 10005

Ladies and Gentlemen:

         We have acted as special counsel to Texas-New Mexico Power Company, a Texas corporation ("TNP"), and Texas Generating Company II, a Texas corporation and wholly owned subsidiary of TNP ("TGC II"), in connection with the transactions contemplated by (i) the Assignment and Amendment Agreement dated as of November 3, 1995 (the "Assignment Agreement") among TNP, TGC II, the Existing Facility Banks, the Original Collateral Agent, the Original Agent, the Lenders, the Administrative Agent and the Collateral Agent (each as defined therein),
(ii) the Revolving Credit Agreement dated as of November 3, 1995 (the "TNP Credit Agreement") among TNP, each of the lenders that is a signatory thereto (the "Lenders") and Chemical Bank, as administrative agent and collateral agent for the Lenders (in such capacities, the "Administrative Agent" and the "Collateral Agent", respectively, and, together, the "Agents"), (iii) the Bond Agreement dated as of November 3, 1995 (the "Bond Agreement") by TNP in favor of Chemical Bank, as Collateral Agent, (iv) the Supplemental Indenture dated as of November 3, 1995 (the "Supplemental Indenture") pursuant to which the Bonds (as defined in the Bond Agreement) have been issued, (v) the Bonds (as defined in the Bond Agreement), (vi) the Note Pledge Agreement dated as of November 3, 1995 (the "Note Pledge Agreement") by TNP in favor of the Collateral Agent, (vii) the Guarantee and Pledge Agreement dated as of November 3, 1995 (the "Guarantee Agreement") by TGC II in favor of the Collateral Agent, (viii) the Sixth TGC II Modification and Extension Agreement dated as of November 3, 1995 (the "Sixth TGC II Modification") among TGC II, TNP and the Secured Parties (as defined therein), (ix) the TNP Second Lien Mortgage Modification No. 3 dated as of November 3, 1995 (the "TNP Mortgage Modification No. 3") by TNP for the benefit of the Secured Parties (as defined therein), (x) the Assignment of TGC II Mortgage Lien dated as of November 3, 1995 (the "Assignment of TGC II Lien") by The Chase Manhattan Bank (National Association), as Agent and as Collateral Agent (each as defined therein) in favor of Chemical Bank, as agent for TNP under the Existing Facility Agreement (pursuant to the Assignment Agreement), and as agent for the Replacement Note Holder under the Existing Facility Agreement, (xi) the Collateral Transfer of Notes, Rights and Interests dated as of November 3, 1995 (the "TGC II Collateral Transfer") between TNP and the Administrative Agent and the Collateral Agent, (xii) the Assignment of TNP Second Mortgage Lien dated as of November 3, 1995 (the "Assignment of TNP Lien") by The Chase Manhattan Bank (National Association), as Agent and as Collateral Agent (each as defined therein) in favor of Chemical Bank, as agent for TNP under the Existing Facility Agreement (pursuant to the Assignment Agreement), and as agent for the Replacement Note Holder under the Existing Facility Agreement, (xiii) the Collateral Transfer of Liens, Rights and Interests dated as of November 3, 1995 (the "TNP Collateral Transfer") between TNP and the Administrative Agent and the Collateral Agent, (xiv) Amendment No. 1 to the TNP Security Agreement dated as of November 3, 1995 (the "TNP Security Amendment") and (xv) financing statements naming TNP and TGC II, as applicable, as debtor, and TNP and the Collateral Agent, as applicable, as secured party, which are to be filed in the filing offices of the Secretary of State of the State of Texas and the county clerk's office for Robertson County, Texas (such filing offices collectively referred to as the "Filing Offices" and such financing statements as the "Financing Statements") (each of the agreements, instruments and documents referred to in the foregoing clauses (i) through (xv) being collectively called the "Opinion Documents"). Unless otherwise defined herein, terms defined in the TNP Credit Agreement are used herein as therein defined. Except where the context otherwise requires, words importing the singular include the plural and vice versa.

         In rendering the opinions expressed below, we have examined (a) the Opinion Documents, the Existing Facility Agreement and each of the other Existing Facility Project Documents and Existing Facility Security Documents,
(b)  such  corporate  records  of TNP and TGC II,  agreements,  instruments  and documents which affect or purport to affect the obligations of TNP or TGC II under the Opinion Documents, the Existing Facility Agreement, the Existing Facility Project Documents and the Existing Facility Security Documents, and (c) the TNP Bond Indenture and such other documents as we have deemed necessary as a basis for the opinions expressed below. When relevant facts were not independently established, we have relied upon statements of government officials and upon representations made in or pursuant to the Opinion Documents and certificates of appropriate representatives of TNP or TGC II.

         In our examination we have assumed, with your consent (a) the genuineness of all signatures (except as relates to the execution by TNP or TGC II of any of the Opinion Documents) and the legal capacity of natural persons,
(b) the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies, (c) the full corporate (or equivalent) power, authority and legal right of each party other than TNP and TGC II to enter into and perform all agreements to which it is a party and the due authorization, execution and delivery of each Opinion Document by each such party, (d) the full corporate power, authority and legal right of TNP and TGC II to enter into and perform the TNP Security
Agreement and the TGC II Security Agreement (each as defined in the Existing Facility Agreement), respectively, (e) that the Opinion Documents constitute the valid, binding and enforceable agreement of all parties thereto other than TNP and TGC II, (f) the prompt and proper recordation or filing of any Opinion Document for which recordation or filing is anticipated, (g) receipt of the consideration contemplated by the Opinion Documents and (h) the correctness and accuracy of all the facts set forth in all documents and certificates identified in this Opinion.

         As used in the opinions expressed herein, a "Material Adverse Effect" means our reasonable view of what would constitute a material adverse effect on
(a) the validity, performance or enforceability of any Opinion Document, (b) the financial condition, operations and assets of TNP or TGC II, or (c) the ability of TNP or TGC II to fulfill its obligations under the Opinion Documents.

         We have been advised by officers of TNP and TGC II (and with your consent have relied on that advice) that the agreements described on Exhibit A hereto (the "Material Agreements") are the only agreements that are material to TNP or TGC II and which, if violated by the execution, delivery or performance of the Opinion Documents, would have a Material Adverse Effect on TNP's or TGC II's ability to comply with the Opinion Documents. We advise you that we have not reviewed, and have not devoted substantive attention to, any other agreements (other than those described on Exhibit A) for the purposes of rendering the opinion set forth in paragraph 2 below.

         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1. Each of TNP and TGC II is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has the necessary corporate power, authority and legal right to execute, deliver and perform each of the Opinion Documents to which it is party.

2. The execution, delivery and performance by each of TNP and TGC II of the TNP Credit Agreement, the Assignment Agreement and each other Opinion Document to which it is a party have been duly authorized by all necessary corporate action and do not (a) require any consent or approval of the shareholders of either TNP or TGC II or of the trustee under the TNP Bond Indenture or any holder of any interest in any of the bonds issued and outstanding under the TNP Bond Indenture or of the trustee under the First Secured Debenture Indenture or any holder of any of the First Secured Debentures outstanding under the First Secured Debenture Indenture, each as presently in effect, (b) violate any provision of law, rule, regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, or any provision of the articles or by-laws of TNP or TGC II, or the TNP Bond Indenture or the First Secured Debenture Indenture, each as currently in effect, (c) result in a breach of, or constitute a default or require any consent under, any Material Agreement or (d) to our knowledge, result in or require the imposition of any Lien (other than a Lien permitted under Section 6.2 of the TNP Credit Agreement) upon or with respect to any property now owned or hereafter acquired by TNP or TGC II.

3. Each of TNP and TGC II has duly executed and delivered each of the Opinion Documents to which it is a party.

4. Each Opinion Document (other than the Financing Statements) constitutes the legal, valid and binding obligation of TNP or TGC II, as the case may be, enforceable against such party in accordance with its terms, in each case except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors' rights generally, (b) general principles of equity, regardless of whether enforcement of any obligations mentioned therein is sought in a proceeding at equity or at law, (c) statutory provisions of the federal Bankruptcy Code and the Uniform Fraudulent Transfer Act as adopted by the States of New York and Texas (and related court decisions) pertaining to the voidability of preferential or fraudulent transfers, conveyances and obligations, (d) the rights of the United States under the Federal Tax Lien Act of 1966, as amended, (e) applicable laws or judicial decisions which may qualify or limit certain rights, remedies or provisions contained therein but which, in our opinion, will not materially interfere with the practical realization of the benefits intended to be provided thereby except for the economic consequences of any procedural delay which may result therefrom.

5. The provisions of each of the TNP Security Agreement, the TGC II Security Agreement and the TNP Security Amendment are sufficient to create in favor of the Collateral Agent a security interest in TNP's or TGC II's, as the case may be, interest in the Collateral referred to therein and in which a security interest may be created pursuant to Article 9 of the Code. The security interests in the Collateral described in the TGC II Security Agreement were perfected by the filing of the TGC II Security Agreement, pursuant to a Notice of Utility Security Instrument, on July 26, 1991 in the office of the Secretary of State of Texas, as Instrument No. 91-00145009, to the extent that such Collateral constitutes personal property located in Texas in which a security interest may be perfected by filing under Article 9 of the Code. The security interests in the Collateral described in the TNP Security Agreement will be perfected upon the filing, in the office of the Secretary of State of Texas, of the Notice of Utility Security Instrument executed by TNP with a copy of the TNP Security Agreement attached as Exhibit A thereto to the extent that such Collateral constitutes personal property located in Texas in which a security interest may be perfected by filing under Article 9 of the Code.

6. The execution, delivery and performance by TNP or TGC II (or both) of the TNP Credit Agreement, the Assignment Agreement and each of the Opinion Documents to which it is a party has not extinguished and will not extinguish any Liens created by the Existing Facility Security Documents, diminish the priority of such Liens as existing prior to the date of this opinion, or have any similar result.

7. Except as set forth in Schedule 3.9 to the TNP Credit Agreement, there is to our knowledge no action, suit or proceeding at law or in equity or by or before any Governmental Authority now pending or threatened against or affecting either TNP or TGC II or any of their properties, rights, or assets, or the Project, which could reasonably be expected to materially and adversely affect the assets or operations of TNP or TGC II or the ability of either of them to carry out the transactions contemplated by the Opinion Documents or materially impair the value of the security granted by either of them to the Collateral Agent.

8. The Bonds have been duly issued pursuant to, and are outstanding in accordance with, the terms of the Supplemental Indenture and the TNP Bond Indenture and are entitled to the benefits of the TNP Bond Indenture (including the benefit of the Liens created thereby). The Bonds have been duly authenticated by the trustee under the TNP Bond Indenture.

9. Neither TNP nor TGC II is an "investment company" or an "investment advisor" within the meaning of the Investment Company Act of 1940, as amended.

10. The Note Pledge Agreement is effective to create in favor of the Collateral Agent, as collateral security for the Obligations (as defined in therein), a valid security interest in all of the right, title and interest of TNP in the Collateral described therein. Upon delivery to the Collateral Agent of the Pledged Notes and the filing of the Note Pledge Agreement as a utility security instrument in the office of the Secretary of State of Texas, such security interest in the Pledged Notes will be perfected.

11. The Financing Statements are in appropriate form for filing in each of the Filing Offices under the Uniform Commercial Code as adopted in the State of Texas and as effective on the date hereof (the "Code"). Upon the filing of the TNP Security Amendment as a utility security instrument in the office of the Secretary of State of Texas, the security interests in favor of the Collateral Agent for the benefit of the Lenders in the Collateral described in the TNP Security Amendment will be perfected.

12. The "Replacement Loans" as defined in and under the Unit 1 Credit Agreement do not constitute "Project Loans" thereunder.

         The foregoing opinions are qualified as set forth below:

A. Without limiting the generality of paragraph 4(b) hereof, we note specifically that in applying such principles of equity, a court, among other things (1) might not allow acceleration of the maturity of a debt upon the occurrence of a default deemed immaterial or if a determination is made that any Lender's security has not been impaired, (2) might require any Lender to act with reasonableness and in good faith, (3) might not permit any Lender to retain certain interests in any collateral which a court might view as resulting in a forfeiture, (4) might apply its discretion in granting specific performance, injunctive relief or other equitable remedies and (5) might not enforce provisions purporting to give any Lender or any other party a power of attorney to act on TNP's, TGC II's or any other party's behalf.

B. In rendering the opinion expressed in paragraph 4, we express no opinion as to the enforceability of provisions of the Opinion Documents to the extent that such provisions: (1) purport to waive or affect any rights to notices required by law or that may be required by Section 9.504 of the Code and that are not subject to waiver under Section 9.501 of the Code, (2) state that the failure or delay in exercising rights, powers, privileges or remedies under the Opinion Documents by any Lender or agent shall not operate as a waiver thereof, (3) purport to indemnify any person for (a) such person's violations of federal or state securities laws or environmental laws, or (b) any obligation to the extent such obligation arises from or is a result of any Lender's or any Agent's own negligence, (4) purport to grant to Agents or Lenders the right to offset special deposits of TNP or TGC II against any of the Obligations, (5) purport to establish or satisfy certain factual standards or conditions (e.g., standards of "commercial reasonableness" or "reasonable care" under Article 9 of the Code) in a manner not permitted by Section 9.501 of the Code, (6) purport to sever unenforceable provisions from the Opinion Documents, to the extent that the enforcement of remaining provisions would frustrate the fundamental intent of the parties to such documents; (7) provide that TNP or TGC II has waived Agents' and Lenders' duties of reasonable care and disposition of Collateral which may be imposed by Sections 9.207 and 9.504 of the Code, (8) restrict access to legal or equitable remedies, or (9) purport to waive any claim of TNP or TGC II against Agents or any Lender arising out of, or in any way related to, the Opinion Documents. We advise you that the inclusion of such provisions in the Opinion Documents does not render void or invalidate the obligations and liabilities of TNP or TGC II under other provisions of such documents.

C. In rendering the opinion expressed in paragraph 4 above, we express no opinion as to the enforceability of those provisions of the Guarantee Agreement that (1) state or mean that the Guarantee Agreement shall not be impaired, adversely affected or released by any of the following (a) any action taken by Agents or any Lender in bad faith, for the purpose of or with the effect of, impairing any of Guarantor's rights of subrogation, reimbursement, contribution, indemnity or exoneration against TNP, any other guarantor or collateral for the obligations guaranteed or (b) a legal determination that the obligations guaranteed are void as a result of illegality, or (2) provide that Guarantor has waived (i) notices that may be required and that are not subject to waiver under
Section 9.504 of the Code, or (ii) any duties of reasonable care and disposition of collateral that may be imposed upon Agents or Lenders by Sections 9.207 and
9.504 of the Code.  We note that a guarantor,  as a "debtor" for the purposes of
Article 9 of the Code, may not validly waive those duties and obligations of a secured party to the "debtor" under Article 9 of the Code and as otherwise rendered nonwaivable by Sections 9.501 and 1.102 of the Code.

D. No opinion is expressed herein as to (1) the status of title to any of the Collateral, (2) whether TNP and TGC II have "rights in the Collateral" as that term in used in Section 9.203 of the Code, (3) the priority of any security interests, (4) the creation or perfection of any security interest in property excluded from coverage of the Code pursuant to Sections 9.102 and 9.104 of the Code or any proceeds of any of such property, (5) the creation or perfection of liens and security interests in the Collateral insofar as the laws of a jurisdiction other than the States of New York or Texas govern the creation or perfection of such liens and security interests, or (6) the creation or perfection of liens and security interests in the Collateral that is not described in the Opinion Documents.

E. We express no opinion as to the validity or enforceability of any provision contained in any of the Opinion Documents that (1) purports to preclude the amendment, waiver, release or discharge of obligations except by an instrument in writing, (2) relates to the subject matter jurisdiction of the Federal courts of the United States of America sitting in New York City to adjudicate any controversy relating to any of the Opinion Documents, (3) purports to waive or otherwise restrict or deny access to claims, causes of action or remedies that may be asserted in any suit or other proceeding, (4) allows Lenders to institute foreclosure proceedings, or to exercise any similar right, without notice to the person or entity signatory thereto or bound thereby or (5) relates to the appointment of a receiver, to the extent that appointment of a receiver is governed by applicable statutory requirements, and to the extent that such provision may not be in compliance with such requirements.

F. With respect to our opinion in paragraph 2(b), we express no opinion regarding the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level), and any judicial decisions to the extent they deal with any of the foregoing.

G. With respect to the opinion set forth in paragraph 9, we express no opinion as to whether TNP or TGC II is a "special investment company" for the purposes of Rule 3a-1 promulgated pursuant to the Investment Company Act of 1940, as amended.

H. With respect to indemnification of environmental liabilities, we note that although courts have generally upheld contractual indemnification agreements, see, e.g., Marmon Group, Inc. v. Rexnord, Inc., 822 F.2d 31 (7th Cir. 1987) (complaint stated cause of action under indemnity provision of sales contract), Hays v. Mobil Oil Corp., 736 F. Supp. 387, 393 (D. Mass. 1990) (indemnity clauses are permitted under the Comprehensive Environmental Response,
Compensation and Liability Act ("CERCLA") and Joslyn Manufacturing Company v. T.L. James & Company Inc., 836 F.Supp. 1264 (D. La. 1993) (in a footnote, the district court stated without discussion that indemnification provisions were enforceable under Section 107(e)(1)), several decisions have held that certain agreements do not cover statutory liability under CERCLA unless the agreement "clearly and unequivocally" expresses an intent to address such liability. See e.g., Southland Corp. v. Ashland Oil, Inc., 696 F.Supp. 994, 1000 (contract provisions did not specify in clear enough terms that the parties intended to include CERCLA statutory recovery actions in the two year cut-off of liability under the "survival" clause). One court, however, has recently interpreted
Section 107(e)(1) of CERCLA to prohibit any contractual transfer of CERCLA liability between two potentially responsible parties. In Harley-Davidson, Inc.
v. Minstar, Inc., 837 F.Supp. 978 (E.D. Wisc. 1993), the court held that, under appropriate principals of statutory interpretation, Section 107(e)(1) of CERCLA precludes the use of any indemnification, hold harmless or similar agreement to contractually transfer the liability of one potentially responsible party to another potentially responsible party. But see also, A.M. International, Inc. v. International Forging Equipment, 743 F.Supp. 525 (N.D. Ohio 1990), aff'd in part and rev'd in part, 982 F.2nd 989 (6th Cir., 1993). If the rule in Harley-Davidson is generally followed by other courts, indemnification for CERCLA liabilities between potentially responsible parties would not be permitted. The United States Supreme Court has not considered this issue. While we believe that the view expressed in the Joslyn case is the better interpretation of Section 107(e)(1), our opinion regarding the enforceability of the Opinion Documents (to the extent such opinion relates to the enforceability of indemnification obligations covering environmental liabilities) is subject to any subsequent definitive judicial resolution of the present conflicting views of the courts on this issue.

I. We express no opinion as to the enforceability of exculpatory provisions (or their corresponding indemnity provisions) contained in the Opinion Documents which purport to exculpate or indemnify Agents or Lenders for their own tortious acts, or if Agents or Lenders should exceed their authority under the Opinion Documents.

J. The qualification of any opinion or statement herein by the use of the words "to our knowledge" means that during the course of representation as described in this opinion, no information has come to the attention of the attorneys of this firm involved in the transaction evidenced by the Opinion Documents that would give such attorneys current actual knowledge of the existence of the facts so qualified. Except as set forth herein, we have not undertaken any investigation to determine the existence of such facts and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

K. We express no opinion as to any matters which may be, or which purport to be, governed by any law of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York and the laws of the State of Texas.

L. This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is solely for the information of the addressees hereof, and is not to be quoted in whole or in part or otherwise referred to (except in a list of closing documents), nor is it to be filed with any governmental agency or other person without our prior written consent. Other than the addressees hereof, no one is entitled to rely on this opinion. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with you with respect to any matter which comes to our attention hereafter.

                                            Very truly yours,



                                            HAYNES AND BOONE, L.L.P.



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HAYNES AND BOONE, L.L.P.

                                    EXHIBIT A


    Material Contracts Relating to TNP One

1. Fuel Supply Agreement, dated November 18, 1987, between Phillips Coal Company and TNMP (Exhibit 10(j) to Form 10-K of TNMP for the year ended December 31. 1987. File No. 2-97230).

2. Amendment No. 1, dated as of April 1, 1988, to the Fuel Supply Agreement dated November 18, 1987, between Phillips Coal Company and TNMP.

3. Amendment No. 2, dated as of November 29, 1994, between Walnut Creek Mining Company and TNMP, to the Fuel Supply Agreement dated November 18, 1987, between Phillips Coal Company and TNMP, effective as of January 1, 1995.

4. Unit I First Amended and Restated Project Loan and Credit Agreement, dated as of January 8, 1992 (the "Unit I Credit Agreement"), among TNP, Texas Generating Company ("TGC"), the banks named therein as Banks (the "Unit I Banks") and the Chase Manhattan Bank (National Association), as Agent for the Unit I Banks (the "Unit I Agent"), amending and restating the Project Loan and Credit Agreement among such parties dated as of December 1, 1987 (Exhibit 10(c) to Form 10-K of TNMP for the year ended December 31, 1991. File No. 2-97230).

5. Participation Agreement, dated as of January 8, 1992, among the banks named therein as Banks, the parties named therein as Participants and the Unit I Agent (Exhibit 10(c)1 to Form 10-K of TNMP for the year ended December 31, 1991, File No. 2-97230).

6. Amendment No. 1, dated as of September 21, 1993, to the Unit I Credit Agreement (Exhibit 10(b)2 to Form 10-K of TNMP for the year ended December 31, 1993, File No. 2-97230).

7. Assignment and Security Agreement, dated as of January 8, 1992, among TGC and the Unit I Agent, for the benefit of the Secured Parties, as defined in the Unit I Credit Agreement, amending and restating the Assignment and Security Agreement among such parties dated as of December 1, 1987 (Exhibit 10(d) to Form 10-K of TNMP for the year ended December 31, 1991, File No. 2-97230).

8. Assignment and Security Agreement, dated December 1, 1987, executed by TNMP in favor of the Unit I Agent for the benefit of the Secured Parties, as defined therein (Exhibit 10(u) to Form 10-K of TNMP for the year ended December 31, 1987, File No. 2-97230).

9. Amended and Restated Subordination Agreement, dated as of October 1, 1988, among TNMP, Continental Illinois National Bank and Trust Company of Chicago and the Unit I Agent, amending and restating the Subordination Agreement among such parties dated as

HAYNES AND BOONE, L.L.P.

               of December 1, 1987 (Exhibit 10(uu) to Form 10-K of TNMP for the year ended December 31, 1988, File No. 2-97230).

10. Mortgage and Deed of Trust (With Security Agreement and UCC Financing Statement for Fixture Filing), dated to be effective as of December 1, 1987, and executed by Project Funding Corporation ("PFC"), as Mortgagor, to Donald H. Snell. as Mortgage Trustee. for the benefit of the Secured Parties, as defined therein (Exhibit 10(ee) to Form 10-K of TNMP for the year ended December 31, 1987, File No. 2-97230).

11. Supplemental Mortgage and Deed of Trust (With Security Agreement and UCC Financing Statement for Fixture Filing), executed by TGC, as Mortgagor, on January 27, 1992, to be effective as of December 1, 1987, to Donald H. Snell, as Mortgage Trustee, for the benefit of the Secured Parties, as defined therein (Exhibit 10(g)4 to Form 10-K of TNMP for the year ended December 31, 1991, File No. 2-97230).

12. First TGC Modification and Extension Agreement, dated as of January 24. 1992, among the Unit I Banks, the Unit I Agent, TNMP and TGC (Exhibit 10(g)1 to Form 10-K of TNMP for the year ended December 31, 1991, File No. 2-97230).

13. Second TGC Modification and Extension Agreement. dated as of January 27, 1992, among the Unit I Banks, the Unit I Agent, TNMP and TGC (Exhibit 10(g)2 to Form 10K of TNMP for the year ended December 31, 1991, File No. 2-97230).

14. Third TGC Modification and Extension Agreement, dated as of January 27, 1992, among the Unit I Banks, the Unit I Agent, TNMP and TGC (Exhibit 10(g)3 to Form 10-K of TNMP for the year ended December 31, 1991, File No. 2-97230).

15. Fourth TGC Modification and Extension Agreement, dated as of September 29, 1993, among the Unit 1 Banks, the Unit I Agent, TNMP and TGC (Exhibit 10(g)5 to Form 10-K of TNMP for the year ended December 31, 1993, File No. 2-97230).

16. Fifth TGC Modification and Extension Agreement, dated as of September 29, 1993, among the Unit I Banks, the Unit I Agent. TNMP and TGC (Exhibit 10(g)6 to Form 10-K of TNMP for the year ended December 31, 1993. File No. 2-97230).

17. Indemnity Agreement, made as of the 1st day of December, 1987, by Westinghouse. CE and Zachry, as Indemnitors, for the benefit of the Secured Parties. as defined therein (Exhibit 10(ff) to Form 10-K of TNMP for the year ended December 31, 1987, File No. 2-97230).

18. Second Lien Mortgage and Deed of Trust (With Security Agreement) executed by TNMP, as Mortgagor, to Donald H. Snell, as Mortgage Trustee, for the benefit of the Secured Parties, as defined therein (Exhibit 10(jj) to Form 10-K of TNMP for the year ended December 31, 1987, File No. 2-97230).

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HAYNES AND BOONE, L.L.P.

19. Correction Second Lien Mortgage and Deed of Trust (with Security Agreement), dated as of December 1, 1987, executed by TNMP, as Mortgagor. to Donald H. Snell, as Mortgage Trustee, for the benefit of the Secured Parties. as defined therein (Exhibit 10(vv) to Form 10-K of TNMP for the year ended December 31, 1988, File No. 2-97230).

20. Second Lien Mortgage and Deed of Trust (with Security Agreement) Modification, Extension and Amendment Agreement, dated as of January 8, 1992. executed by TNMP to Donald H. Snell, as Mortgage Trustee, for the benefit of the Secured Parties, as defined therein (Exhibit 10(i)2 to Form 10-K of TNMP for the year ended December 31, 1991, File No. 2-97230),

21. TNP Second Lien Mortgage Modification No. 2, dated as of September 21, 1993, executed by TNMP to Donald H. Snell, as Mortgage Trustee, for the benefit of the Secured Parties, as defined therein (Exhibit 10(h)3 to Form 10-K of TNMP for the year ended December 31, 1993, File No. 2-97230).

22. Agreement for Conveyance and Partial Release of Liens, made as of the 1st day of December, 1987 by PFC and the Unit I Agent for the benefit of TNMP (Exhibit 10(kk) to Form 10-K of TNMP for the year ended December 31, 1987. File No. 2-97230).

23. Inducement and Consent Agreement, dated as of June 15, 1988, between Phillips Coal Company, Kiewit Texas Mining Company, TNMP, Phillips Petroleum Company and Peter Kiewit Son's. Inc. (Exhibit 10(nn) to Form 10-K of TNMP for the year ended December 31, 1988, File No. 2-97230).

24. Assumption Agreement, dated as of October 1, 1988, executed by TGC, in favor of the Issuing Bank, as defined therein, the Unit I Banks, the Unit I Agent and the Depositary, as defined therein (Exhibit 10(ww) to Form 10-K of TNMP for the year ended December 31, 1988, File No. 2-97230).

25. Guaranty, dated as of October 1, 1988, executed by TNMP and given in respect of the TGC obligations under the Unit I Credit Agreement, (Exhibit 10(xx) to Form 10-K of TNMP for the year ended December 31, 988, File No. 2-97230).

26. First Amended and Restated Facility Purchase Agreement, dated as of January 8, 1992, among TNMP, as the Purchaser, and TGC, as the Seller, amending and restating the Facility Purchase Agreement among such parties dated as of October 1, 1988, (Exhibit 10(n) to Form 10-K of TNMP for the year ended December 31, 1991, File No. 2-97230).

27. Operating Agreement, dated as of October 1, 1988, among, TNMP and TGC (Exhibit 10(zz) to Form 10-K of TNMP for the year ended December 31, 1988, File No. 2-97230).

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HAYNES AND BOONE, L.L.P.

28. Unit 2 First Amended and Restated Project Loan and Credit Agreement, dated as of January 8, 1991 (the "Unit 2 Credit Agreement"), among TNMP, Texas Generating Company II ("TGC II"), the banks named therein as Banks (the "Unit 2 Banks") and The Chase Manhattan Bank (National Association), as Agent for the Unit 2 Banks (the "Unit 2 Agent"), amending and restating the Project Loan and Credit Agreement among such parties dated as of October 1, 1988 (Exhibit 10(q) to Form 10-K of TNMP for the year ended December 31, 1991, File No. 2-97230).

29. Amendment No. 1, dated as of September 21, 1993, to the Unit 2 Credit Agreement (Exhibit 10(o) to Form 10-K of TNMP for the year ended December 31, 1993, File No. 2-91230).

30. Assignment and Security Agreement, dated as of January 8, 1992, among, TGC II and the Unit 2 Agent, for the benefit of the Secured Parties, as defined in the Unit 2 Credit Agreement, amending and restating the Assignment and Security Agreement among such parties dated as of October 1, 1988 (Exhibit 10(r) to Form 10-K of TNMP for the year ended December 31, 1991, File No. 2-97230).

31. Assignment and Security Agreement, dated as of October 1, 1988, executed by TNMP in favor of the Unit 2 Agent for the benefit of the Secured Parties, as defined therein (Exhibit 10(jjj) to Form 10-K of TNMP for the year ended December 31, 1988, File No. 2-97230).

32. Subordination Agreement, dated as of October 1, 1988, among TNMP, Continental Illinois National Bank and Trust Company of Chicago and the Unit 2 Agent (Exhibit 10 (mmm) to Form 10-K of TNMP for the year ended December 31, 1988, File No. 297230).

33. Mortgage and Deed of Trust (With Security Agreement and UCC Financing Statement for Fixture Filing), dated to be effective as of October 1, 1988, and executed by Texas PFC, Inc., as Mortgagor, to Donald H. Snell, as Mortgage Trustee. for the benefit of the Secured Parties, as defined therein (Exhibit 10(uuu) to Form 10-K of TNMP for the year ended December 31, 1988, File No. 2-97230).

34. First TGC II Modification and Extension Agreement. dated as of January 24, 1992, among the Unit 2 Banks, the Unit 2 Agent, TNMP and TGC II (Exhibit 10(u)2 to Form 10-K of TNMP for the year ended December 31, 1991, File No. 2-97230).

35. Second TGC II Modification and Extension Agreement, dated as of January 27, 1992, among the Unit 2 Banks, the Unit 2 Agent, TNMP and TGC II (Exhibit 10(u)2 to Form 10-K of TNMP for the year ended December 31, 1991, File No. 2-97230).

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HAYNES AND BOONE, L.L.P.

36. Third TGC II Modification and Extension Agreement, dated as of January 27, 1992, among the Unit 2 Banks, the Unit 2 Agent, TNMP and TGC II (Exhibit 10(u)2 to Form 10-K of TNMP for the year ended December 31, 199 1, File No. 2-97230).

37. Fourth TGC II Modification and Extension Agreement, dated as of September 29, 1992, among the Unit 2 Banks, the Unit 2 Agent, TNMP and TGC II (Exhibit 10(s)2 to Form 10-K of TNMP for the year ended December 31, 1993, File No. 2-97230).

38. Fifth TGC II Modification and Extension Agreement, dated as of June 15, 1994, among the Unit 2 Banks, the Unit 2 Agent, TNMP and TGC II (Exhibit 10(s)5 to Form 10-Q of TNMP for the quarter ended June 30, 1994, File No. 2-97230).

39. Release and Waiver of Liens and Indemnity Agreement, made effective as of the 1st day of October, 1988, by a consortium composed of Westinghouse, CE, and Zachary (Exhibit 10(vvv) to Form 10-K of TNMP for the year ended December 31. 1988. File No. 297230).

40. Second Lien Mortgage and Deed of Trust (With Security Agreement), dated as of October 1, 1988, and executed by TNMP, as Mortgagor, to Donald H. Snell, as Mortgagor Trustee, for the benefit of the Secured Parties, as defined therein (Exhibit 10(www) to Form 10-K of TNMP for the year ended December 31, 1988, File No. 2-97230).

41. Second Lien Mortgage and Deed of Trust (with Security Agreement) Modification, Extension and Amendment Agreement, dated as of January 8, 1992, executed by TNMP to Donald H. Snell, as Mortgage Trustee, for the benefit of the Secured Parties. as defined therein (Exhibit 10(w)1 to Form 10-K of TNMP for the year ended December 3 1, 1991, File No. 2-97230).

42. TNP Second Lien Mortgage Modification No. 2, dated as of September 21, 1993, executed by TNMP to Donald H. Snell, as Mortgage Trustee, for the benefit of the Secured Parties, as defined therein (Exhibit 10(u)2 to Form 10-K of TNMP for the year ended December 31, 1993. File No. 2-97230).

43. Intercreditor and Nondisturbance Agreement, dated as of October 1, 1988, among PFC, Texas PFC, Inc., TNMP, the Project Creditors, as defined therein, and the Collateral Agent, as defined therein (Exhibit 10(xxx) to Form 10-K of TNMP for the year ended December 31, 1988, File No. 2-97230).

44. Amendment #1, dated as of January 8, 1992, to the Intercreditor and Nondisturbance Agreement, dated as of October 1, 1988, among TGC, TGC II, TNMP, the Unit I Banks, the Unit 2 Banks and The Chase Manhattan Bank (National Association) in its capacity as collateral agent for the Unit I Banks and the Unit 2 Banks (Exhibit 10(x) to Form 10-K of TNMP for the year ended December 31, 1991, File No. 2-97230).

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HAYNES AND BOONE, L.L.P.

45. Amendment No. 2, dated as of September 21, 1993. to the Intercreditor and Nondisturbance Agreement, among TGC, TGC II, TNMP. the Unit I Banks. the Unit 2 Banks and The Chase Manhattan Bank (National Association) in its capacity as collateral agent for the Unit I Banks and the Unit 2 Banks (Exhibit 10(v)2 to Form 10-K of TNMP for the year ended December 31, 1993, File No. 2-97230).

46. Grant of Reciprocal Easements and Declaration of Covenants Running with the Land, dated as of the 1st day of October, 1988, between PFC and Texas PFC. Inc. (Exhibit10(yyy) to Form 10-K of TNMP for the year ended December 31, 1988, File No. 2-97230).

47. Non-Partition Agreement, dated as of May 30, 1990, among, TNMP, TGC and The Chase Manhattan Bank (National Association), as Agent for the Banks which are parties to the Unit I Credit Agreement (Exhibit 10(ss) to Form 10-K of TNMP for the year ended December 31, 1990, File No. 2-97230).

48. Assumption Agreement, dated July 26, 199 1, to be effective as of May 31, 1991, by TGC II in favor of the Issuing Bank, the Unit 2 Banks, the Unit 2 Agent and the Depositary, as defined therein (Exhibit 10(kkk) to Amendment No. 1 to File No. 33-41903).

49. Guaranty, dated July 26, 1991, to be effective as of May 31, 1991, by TNMP and given in respect of the TGC II 0bligations under the Unit 2 Credit Agreement (Exhibit 10(lll) to Amendment No. 1 to File No. 33-41903).

50. First Amended and Restated Facility Purchase Agreement, dated as of January 8, 1992, among TNMP, as the Purchaser, and TGC II, as the Seller, amended and restating the Facility Purchase Agreement among such parties dated July 26, 1991, to be effective as of May 31, 1991 (Exhibit 10(dd) to Form 10-K of TNMP for the year ended December 31, 1991, File No. 2-97230).

51. Amendment No. 1 to the Unit 2 First Amended and Restated Facility Purchase Agreement, dated as of September 21, 1993, among TNMP, as the Purchaser, and TGC II, as the Seller (Exhibit 10(aa)1 to Form 10-K of TNMP for the year ended December 31, 1993, File No. 2-97230).

52. Operating Agreement, dated July 26, 1991, to be effective as of May 31, 1991, between TNMP and TGC II (Exhibit 10(nnn) to Amendment No. 1 to File No. 33-41903).

53. Non-Partition Agreement, executed July 26, 1991, to be effective as of May 31, 1991, among TNMP, TGC II and The Chase Manhattan Bank (National Association) (Exhibit 10(ppp) to Amendment No. 1 to File No. 33-41903).

      HAYNES AND BOONE, L.L.P.

      Power Supply Contracts

54. Contract dated May 12, 1976 between TNMP and Houston Lighting & Power Company (Exhibit 5(a), File No. 2-9353).

55. Amendment, dated January 4, 1989, to the Contract dated May 12, 1976 between TNMP and Houston Lighting & Power Company (Exhibit 10(cccc) to Form 10-K of TNMP for the year ended December 31, 1988, File No. 2-7230).

56. Contract dated May 1, 1986 between TNMP and Texas Electric Utilities Company, amended September 29, 1986, October 24, 1986 and February 21, 1987 (Exhibit 10(c) of Form 8 applicable to Form 10-K of TNMP for the year ended December 31, 1986. File No. 2-97230).

57. Amended and Restated Agreement for Electric Service dated May 14, 1990 between TNMP and Texas Utilities Electric Company (Exhibit 10(vv) to Form 10-K for the year ended December 31, 1990, File No 2-97230).

58. Amendment, dated April 19, 1993, to Amended and Restated Agreement for Electric Service, dated May 14, 1990, as Amended between TNMP and Texas Utilities Electric Company (Exhibit 10(ii)l to Form S-2 Registration Statement, filed on July 19. 1993. File No. 33-66232).

59. Contract dated June 11, 1984 between TNMP and Southwestern Public Service Company (Exhibit 10(d) of Form 8 applicable to Form 10-K of TNMP for the year ended December 31, 1986, File No. 2 -97230).

60. Contract dated April 27, 1977 between TNMP and West Texas Utilities Company amended April 14, 1982. April 19, 1983, May 18, 1984 and October 21, 1986 (Exhibit 10(e) of Form 8 applicable to Form 10-K of TNMP for the year ended December 31, 1986, File No. 2-97230).

61. Contract dated April 29, 1987 between TNMP and El Paso Electric Company (Exhibit 10(f) of Form 8 applicable to Form 10-K of TNMP for the year ended December 31, 1986, File No. 2-97230).

62. Contract dated February 28, 1974, amended May 13, 1974, November 26, 1975, August 26, 1976 and October 7, 1980 between TNMP and Public Service Company of New Mexico (Exhibit 10(g) of Form 8 applicable to Form 10-K of TNMP for the year ended December 31, 1986, File No. 2-97230).

63. Amendment, dated February 22, 1982, to the Contract dated February 28, 1974, amended May 13, 1974, November 26, 1975, August 26, 1976 and October 7, 1980 between

      HAYNES AND BOONE, L.L.P.

     TNMP and Public  Service  Company of New Mexico  (Exhibit  10(iiii) to Form
          10-K of TNMP for the year ended December 31, 1988, File No. 2-97230).

64. Amendment, dated February 8, 1988, to the Contract dated February 28, 1974, amended May 13, 1974, November 26, 1975, August 26, 1976, and October 7, 1980 between TNMP and Public Service Company of New Mexico (Exhibit 10(jjjj) to Form 10-K of TNMP for the year ended December 31, 1988, File No. 2-97230).

65. Amended and Restated Contract for Electric Service, dated April 29, 1988, between TNMP and Public Service Company of New Mexico (Exhibit 10(xx)3 to Amendment No. 1 to File No. 33-41903).

66. Contract dated December 8, 1981 between TNMP and Southwestern Public Service Company amended December 12, 1984, December 2, 1985 and December 9, 1986 (Exhibit 10(h) of Form 8 applicable to Form 10-K of TNMP for the year ended December 31, 1986, File No. 2-97230).

67. Amendment, dated December 12, 1988, to the Contract dated December 8. 1981 between TNMP and Southwestern Public Service Company amended December 12, 1984, December 2, 1985 and December 19, 1986 (Exhibit 10(llll) to Form 10-K of TNMP for the year ended December 31, 1988, File No. 2-97230).

68. Amendment, dated December 12, 1990, to the Contract dated December 8, 1981 between TNMP and Southwestern Public Service Company (Exhibit 19(t) to Form 10-K of TNMP for the year ended December 31, 1990, File No. 2-97230).

69. Contract dated August 31, 1983, between TNMP and Capitol Cogeneration Company, Ltd. (including letter agreement dated August 14, 1986) (Exhibit 10(i) of Form 8 applicable to Form 10-K of TNMP for the year ended December 31, 1986, File No. 297230).

70. Agreement Substituting a Party, dated May 3, 1988, among Capitol Cogeneration Company, Ltd., Clear Lake Cogeneration Limited Partnership and TNMP (Exhibit 10(nnnn) to Form 10-K of TNMP for the year ended December 31, 1988, File No. 297230).

71. Letter Agreements, dated May 30, 1990 and August 28, 1991, between Clear Lake Cogeneration Limited Partnership and TNMP (Exhibit 10(oo)2 to Form 10-K of TNMP for the year ended December 31, 1992, File No. 2-97230).

72. Notice of Extension Letter, dated August 31, 1992, between Clear Lake Cogeneration Limited Partnership and TNMP (Exhibit 10(oo)3 to Form 10-K of TNMP for the year ended December 31, 1992, File No. 2-97230).

+

      HAYNES AND BOONE, L.L.P.

73.  Scheduling  Agreement,   dated  September  15,  1992,  between  Clear  Lake
     Cogeneration Limited Partnership and TNMP (Exhibit 10(oo)4 to Form 10-K of TNMP for the year ended December 31, 1992, File No. 2-97230).

74. Interconnection Agreement between TNMP and Plains Electric Generation and Transmission Cooperative, Inc. dated July 9, 1984, (Exhibit 100) of Form 8 applicable to Form 10-K of TNMP for the year ended December 31, 1986, File No. 2-97230).

75. Interchange Agreement between TNMP and El Paso Electric Company dated April 29, 1987, (Exhibit 10(l) of Form 8 applicable to Form 10-K of TNMP for the year ended December 31, 1986, File No. 2-97230).

76. Amendment No. 1, dated November 21, 1994, to the Interchange Agreement between TNMP and El Paso Electric Company dated April 29, 1987.

77. DC Terminal Participation Agreement between TNMP and El Paso Electric Company dated December 8, 1981 amended April 29, 1987 (Exhibit 10(m) of Form 8 applicable to Form 10-K of TNMP for the year ended December 31, 1986, File No. 2-97230).

78. 1996 Firm Capacity & Energy Sale Agreement between TNMP and TEP dated December 20, 1994, effective as of January 1, 1996.

      Employment Contracts

79. Texas-New Mexico Power Company Executive Agreement for Severance Compensation Upon Change in Control, executed November 11, 1993, between Sector Vice President and Chief Financial Officer and TNMP (Pursuant to Instruction 2 of Reg. 229.601(a), accompanying this document is a schedule:
     (i) identifying documents substantially identical to the document which have been omitted from the Exhibits; and (ii) setting forth the material details in which such omitted documents differ from the document) (Exhibit 10(pp) to Form 10-K of TNMP for the year ended December 31, 1993, File No. 2-97230).

80. Texas-New Mexico Power Company Key Employee Agreement for Severance Compensation Upon Change in Control. executed November 11, 1993, between Assistant Treasurer and TNMP (Pursuant to Instruction 2 of Reg. 229.601(a), accompanying this document is a schedule: (i) identifying documents substantially identical to the document which have been omitted from the Exhibits; and (ii) setting forth the material details in which such omitted documents differ from the document) (Exhibit 10(qq) to Form 10-K of TNMP for the year ended December 31, 1993, File No. 2-97230).

                                                                   EXHIBIT G-1-A

                              MICHAEL D. BLANCHARD
                                 ATTORNEY AT LAW
                            4100 INTERNATIONAL PLAZA
                                  P.O. BOX 2943
                             FORT WORTH, TEXAS 76113
                                 (817) 731-0099


                                                              November 3, 1995


Chemical Bank
  individually and as Administrative
  Agent under the TNP Credit
  Agreement referred to below
270 Park Avenue
New York, NY  10017

The Lenders from time to time
  under the TNP Credit Agreement

The Chase Manhattan Bank
  (National Association), as agent
  under the Existing Facility
  Agreement referred to in the
  TNP Credit Agreement
One Chase Manhattan Plaza
New York, NY  10005

Ladies and Gentlemen:

         I am the general counsel of Texas-New Mexico Power Company, a Texas corporation ("TNP"), and Texas Generating Company II, a Texas corporation and wholly owned subsidiary of TNP ("TGC II"), and have served in such capacity in connection with the transactions contemplated by (i) the Assignment and Amendment Agreement dated as of November 3, 1995 (the "Assignment Agreement") among TNP, TGC II, the Existing Facility Banks, the Original Collateral Agent, the Original Agent, the Lenders, the Administrative Agent, and the Collateral Agent (each as defined therein), (ii) the Revolving Credit Agreement dated as of November 3, 1995 (the "TNP Credit Agreement") among TNP, each of the lenders that is a signatory thereto (the "Lenders"), and Chemical Bank, as administrative agent and collateral agent for the Lenders (in such capacities, the "Administrative Agent" and the "Collateral Agent", respectively), (iii) the Bond Agreement dated as of November 3, 1995 (the "Bond Agreement") by TNP in favor of Chemical Bank, as Collateral Agent, (iv) the Supplemental Indenture dated as of November 3, 1995 (the "Supplemental Indenture") pursuant to which the Bonds (as defined in the Bond Agreement) have been issued, (v) the Bonds (as defined in the Bond Agreement), (vi) the Note Pledge Agreement dated as of November 3, 1995 (the "Note Pledge Agreement") by TNP in favor of the Collateral Agent, (vii) the Guarantee and Pledge Agreement dated as of November 3, 1995 (the "Guarantee Agreement") by TGC II in favor of the Collateral Agent, (viii) the Sixth TGC II Modification and Extension Agreement dated as of November 3, 1995 (the "Sixth TGC II Modification") among TGC II, TNP, and the Secured Parties (as defined therein), (ix) the TNP Second Lien Mortgage Modification No. 3 dated as of November 3, 1995 (the "TNP Mortgage Modification No. 3") by TNP for the benefit of the Secured Parties (as defined therein), (x) the Assignment of TGC II Mortgage Lien dated as of November 3, 1995 (the "Assignment of TGC II Lien") by The Chase Manhattan Bank (National Association), as Agent and as Collateral Agent (each as defined therein) in favor of Chemical Bank, as agent for TNP under the Existing Facility (pursuant to the Assignment Agreement), and as agent for the Replacement Note Holder under the Existing Facility Agreement,
(xi) the Collateral Transfer of Notes, Rights and Interests dated as of November 3, 1995 (the "TGC II Collateral Transfer") between TNP and the Administrative Agent and the Collateral Agent, (xii) the Assignment of TNP Second Mortgage Lien dated as of November 3, 1995 (the "Assignment of TNP Lien") by The Chase Manhattan Bank (National Association), as Agent and as Collateral Agent (each as defined therein) in favor of Chemical Bank, as agent for TNP under the Existing Facility (pursuant to the Assignment Agreement), and as agent for the Replacement Note Holder under the Existing Facility Agreement, (xiii) the Collateral Transfer of Notes, Rights and Interests dated as of November 3, 1995 (the "TNP Collateral Transfer") between TNP and the Administrative Agent and the Collateral Agent, (xiv) Amendment No. 1 dated as of November 3, 1995, to the TNP Security Agreement (as defined in the Existing Facility Agreement) (the "TNP Security Agreement Amendment"), and (xv) financing statements naming TNP and TGC II, as applicable, as debtor, and TNP and the Collateral Agent, as applicable, as secured party, which are to be filed in the filing offices of the Secretary of State of the State of Texas and the county clerk's office for Robertson County, Texas (such filing offices collectively referred to as the "Filing Offices" and such financing statements as the "Financing Statements") (each of the agreements, instruments, and documents referred to in the foregoing clauses
(i) through (xv) being collectively called the "Opinion Documents"). Unless otherwise defined herein, terms defined in the TNP Credit Agreement are used herein as therein defined. Except where the context otherwise requires, words importing the singular include the plural and vise versa.

         In rendering the opinions expressed below, I have examined (a) the Opinion Documents, the Existing Facility Agreement and each of the other Existing Facility Project Documents and Existing Facility Security Documents,
(b) such corporate records of TNP and TGC II, agreements, instruments, and documents which affect or purport to affect the obligations of TNP or TGC II under the Opinion Documents, the Existing Facility Agreement, the Existing Facility Project Documents, and the Existing Facility Security Documents, (c) the TNP Bond Indenture, (d) the various orders of the New Mexico Public Utility Commission and the Federal Energy Regulatory Commission related to the transactions contemplated by the Opinion Documents and such other documents as I have deemed necessary as a basis for the opinions expressed below. In my examination, except as relates to the execution by TNP or TGC II of any of the Opinion Documents, I have assumed the genuineness of all signatures and the legal capacity of natural persons, the authenticity of documents submitted to me as originals, and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon statements of government officials and upon representations made in or pursuant to the Opinion Documents and certificates of appropriate representatives of TNP or TGC II.

         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

         1. Each of TNP and TGC II is, and was at the time of execution of each Existing Facility Document, a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and presently has, and had at the time of execution of each Existing Facility Document, the necessary corporate power, authority, and legal right to execute, deliver, and perform each of the Existing Facility Documents to which it is party.

         2. The execution, delivery, and performance by each of TNP and TGC II of the Existing Facility Documents to which it is a party have been, and were at the time of execution of such Existing Facility Documents, duly authorized by all necessary corporate action and do not, and did not at the time of execution of such Existing Facility Documents, (a) require any consent or approval of the shareholders of either TNP or TGC II or of the trustee under the TNP Bond Indenture or any holder of any interest in any of the bonds issued and outstanding under the TNP Bond Indenture or of the First Debenture Trustee under the First Secured Debenture Indenture (except, as to the First Debenture Trustee, such consent as may have been obtained at the time of the execution of such Existing Facility Documents) or any holder of any of the First Secured Debentures outstanding under the First Secured Debenture Indenture , each as presently in effect, or as in effect at the time of execution of such Existing Facility Documents, as the case may be, (b) violate any provision of law, rule, regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, or any provision of the articles or bylaws of TNP or TGC II, or the TNP Bond Indenture or the First Secured Debenture Indenture, each as currently in effect, or as in effect at the time of execution of such Existing Facility Documents, as the case may be, (c) result in a breach of, or constitute a default or require any consent under, any indenture or loan or credit agreement to which TNP or TGC II is a party or by which it or its properties are, or were at the time of execution of such Existing Facility Documents, as the case may be, bound or (d) result in or require the imposition of any Lien (other than a Lien permitted under Section 6.2 of the TNP Credit Agreement) upon or with respect to any property now owned, or owned at the time of execution of such Existing Facility Documents, as the case may be, or hereafter, or thereafter, as the case may be, acquired by TNP or TGC II. Neither TNP nor TGC II is, or was at the time of execution of such Existing Facility Documents, as the case may be, in breach of or in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any agreement or instrument mentioned in the foregoing which breach or default could reasonably be expected to have a material adverse effect on its business.

     3. Each of TNP and TGC II has duly executed and delivered each of the Existing Facility Documents to which it is a party.

         4. All actions, consents, approval, registrations, or filings with or any other action by any Governmental authority necessary to be obtained by TNP or TGC II under applicable Texas and Federal laws and regulations (including, without limitation, those promulgated by the PUCT or the Federal Energy Regulatory Commission) in connection with (a) the due execution, delivery, and performance by each of TNP and TGC II of its obligations and the exercise of its rights under, the TNP Credit Agreement, the Assignment Agreement, each of the other Opinion Documents and each of the Existing Facility Documents and the incurrence of the indebtedness and obligations to be incurred by TNP and TGC II thereunder, and (b) the grant of the Liens created pursuant to the Existing Facility Security Documents and the Pledge Agreements, have been duly obtained or made and are in full force and effect.

         5. The Order of the PUCT in Docket No. 6992 of 1987, authorizing TNP to construct, own, and operate the Project (with TGC II as the owner thereof as contemplated by the Existing Facility Project Documents) remains in full force and effect, is final, and is not subject to further administrative proceedings or appeal periods. To my knowledge, there is no investigation, action, suit, or proceeding pending or threatened against TNP or TGC II which seeks, or may reasonably be expected, to rescind, terminate, modify, or suspend any approval by any Governmental Authority or which may impede or delay any such approval.

         6. None of the Administrative Agent, the Collateral Agent or any of the Lenders, solely by reason of any extension of loans under the TNP Credit Agreement or by reason of the execution, delivery, or performance of any of the Opinion Documents or the other Existing Facility Documents, will be or be subject to regulation as an "electric utility", "electrical corporation", "electric company", "electric utility company", an "electric utility holding company", "public service company", or "holding company" or a subsidiary or affiliate of any of the foregoing under either (i) the Federal Power Act, as amended, (ii) the Public Utility Holding Company Act of 1935, as amended, or
(iii) any Texas law.

         7. Neither TNP nor TGC II is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, other than pursuant to Section 9(a)(2) thereof.

         This opinion is solely for the information of the addressees hereof, and is not to be quoted in whole or in part or otherwise referred to (except in a list of closing documents), nor is it to be filed with any governmental agency or other person without my prior written consent. Other than the addressees hereof, no one is entitled to rely on this opinion. This opinion is based on my knowledge of the law and facts as of the date hereof. I assume no duty to communicate with you with respect to any matter which comes to my attention hereafter.

                                Very truly yours,



                              MICHAEL D. BLANCHARD

                                                                  EXHIBIT G-2
                             SNELL, BANOWSKY & TRENT
                           A PROFESSIONAL CORPORATION
                            ATTORNEYS AND COUNSELORS
                          200 CRESCENT OURT, SUITE 1000
                              DALLAS, TEXAS 750201
DONALD H. SNELL                                            (214) 871-3515
                                                TELECOPIER (214) 871-3517


                                                      November 3, 1995




Chemical Bank
         individually and as Administrative Agent under
         the TNP Credit Agreement referred to below
270 Park Avenue
New York, New York  10017

The Lenders from time to time under the TNP Credit Agreement

Dear Sirs:

            the TNP Credit  Agreement  dated as of November 3, 1995 ("TNP Credit
Agreement") by and among TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation ("TNP"), the Lenders, and CHEMICAL BANK, as administrative agent and collateral agent for the Lenders ("Administrative Agent" and "Collateral Agent", respectively), (ii) the Assignment and Amendment Agreement dated as of November 3, 1995 (the "Assignment Agreement") among TNP, TEXAS GENERATING COMPANY II, a Texas corporation and wholly owned subsidiary of TNP ("TGC II"), the Existing Facility Banks, the Original Collateral Agent, the Original Agent, the Lenders, the Administrative Agent and the Collateral Agent (each as defined in the Assignment Agreement), (iii) the Bond Pledge Agreement dated as of November 3, 1995 (the "Bond Pledge Agreement") by TNP in favor of the Collateral Agent, (iv) the Supplemental Indenture dated as of November 3, 1995 (the "Supplemental Indenture") pursuant to which the Pledged Bonds (as defined in the Bond Pledge Agreement) have been issued, (v) the Pledged Bonds (as defined in the Bond Pledge Agreement, (vi) the Note Pledge Agreement dated as of November 3, 1995 (the "Note Pledge Agreement") by TNP in favor of the Collateral Agent, (vii) the Guarantee and Pledge Agreement dated as of November 3, 1995 (the "Guarantee Agreement") by TGC II in favor of the Collateral Agent, (viii) the Sixth TGC II Modification and Extension Agreement dated as of November 3, 1995 (the "Sixth TGC II Modification") among TGC II, TNP and the Secured Parties (as defined therein), (ix) the Amendment No. 1 dated as of November 3, 1995 (the "TNP Security Agreement Amendment") to the TNP Security Agreement (as defined in the Existing Facility Agreement), (x) the TNP Second Lien Mortgage Modification No. 3 dated as of November 3, 1995 (the "TNP Second Lien Mortgage Modification No. 3") by TNP for the benefit of the Secured Parties (as defined therein), (xi) the Assignment of TGC II Mortgage Lien dated as of November 3, 1995 (the "Assignment of TGC II Lien") by The Chase Manhattan Bank (National Association), as Agent and as Collateral Agent (each as defined therein) in favor of Chemical Bank, as agent for TNP under the Existing Facility Agreement (pursuant to the Assignment Agreement), and as agent for the Replacement Note Holder under the Existing Facility Agreement, (xii) the Collateral Transfer of Notes, Rights and Interests dated as of November 3, 1995 (the "TNP Collateral Transfer-Robertson County") between TNP and the Administrative Agent and the Collateral Agent, (xiii) the Assignment of TNP Second Mortgage Lien dated as of November 3, 1995 (the "Assignment of TNP Lien") by The Chase Manhattan Bank (National Association), as Agent and as Collateral Agent (each as defined therein) in favor of Chemical Bank, as agent for TNP under the Existing Facility Agreement (pursuant to the Assignment Agreement), and as agent for the Replacement Note Holder under the Existing Facility Agreement, (xiv) the Collateral Transfer of Notes, Rights and Interests dated as of November 3, 1995 (the "TNP Collateral Transfer-Secretary of State") between TNP and the Administrative Agent and the Collateral Agent, and (xv) financing statements naming TNP and TGC II, as applicable, as debtor and TNP and the Collateral Agent, as applicable, as secured party, which are to be filed in the filing offices of the Secretary of State of the State of Texas and the County Clerk's Office for Robertson County, Texas (each of the foregoing agreements, instruments and documents referred to in the foregoing clauses (i) through (xiv) being collectively called the "Opinion Documents"). Unless otherwise defined herein, terms defined in the TNP Credit Agreement are used herein as therein defined.

     We have made such investigations regarding matters of law and examined such of the Opinion Documents, Existing Facility Project Documents and Existing Facility Security Documents as we deemed necessary or appropriate, including, but not limited to, executed counterparts of the following:

                            Mortgage and Deed of Trust (with Security  Agreement
                  and UCC Financing Statement for Fixture Filing) ("TGC II Mortgage") dated to be effective as of October 1, 1988, executed by TPFC for the benefit of the Banks;

                            First TGC II  Modification  and Extension  Agreement
                  executed by Donald H. Snell, as Mortgage Trustee, the Agent, the Collateral Agent, TGC II and TNP ("First TGC II Modification") dated as of January 24, 1992;

                            Second TGC II Modification  and Extension  Agreement
                  executed by the Agent, the Collateral Agent, TGC II and TNP ("Second TGC II Modification") dated as of January 27, 1992;

                            Third TGC II  Modification  and Extension  Agreement
                  executed by the Agent, the Collateral Agent, TGC II and TNP ("Third TGC II Modification") dated as of January 27, 1992;

                            Fourth TGC II Modification  and Extension  Agreement
                  executed by the Agent, the Collateral Agent, TGC II and TNP ("Fourth TGC II Modification") dated as of September 29, 1993;

                            Fifth TGC II  Modification  and Extension  Agreement
                  executed by the Agent, the Collateral Agent, TGC II and TNP ("Fifth TGC II Modification") dated as of June 15, 1994;

(the First TGC II Modification, Second TGC II Modification, Third TGC II Modification, Fourth TGC II Modification and Fifth TGC II Modification are hereinafter collectively called the "TGC II Mortgage Modifications"; and the Mortgage Trust Estate defined in the TGC II Mortgage and TGC II Mortgage Modifications is hereinafter called the "TGC II Mortgage Trust Estate").

                  Second Lien Mortgage and Deed of Trust (with Security Agreement) ("TNP Second Lien Mortgage") dated as of October 1, 1988, executed by TNP in favor of Donald H. Snell as Mortgage Trustee for the benefit of the Secured Parties;

                            Second  Lien   Mortgage  and  Deed  of  Trust  (with
                  Security Agreement) Modification, Extension and Amendment Agreement ("TNP Second Lien Mortgage Modification No. 1") dated as of January 8, 1992, executed by TNP in favor of Donald H. Snell, as mortgage trustee for the benefit of the Secured Parties; and

                            Second  Lien   Mortgage  and  Deed  of  Trust  (with
                  Security Agreement) Modification, Extension and Amendment Agreement No. 2 ("TNP Second Lien Mortgage Modification No. 2" and, together with the Unit 2 TNP Second Lien Mortgage Modification No. 1, the "TNP Second Lien Mortgage Modifications"; and the Mortgage Trust Estate defined in the TNP Second Lien Mortgage and TNP Second Lien Mortgage Modifications herein called the "TNP Mortgage Trust Estate").

     In stating our opinions, we have assumed the due authorization, execution and delivery of the above described documents by each party thereto, the genuineness of all signatures on all documents, and the authority of all persons signing each of the above described documents on behalf of the parties thereto, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. Furthermore, we have assumed that the Opinion Documents described in subparagraphs (viii) through (xiv) of the first paragraph of this letter will be promptly and properly recorded in the appropriate records of Robertson County, Texas or the Office of the Secretary of State of the State of Texas, as the case may be.

         Based and relying solely upon the foregoing, and subject to the comments and exceptions hereinafter stated, we are of the opinion that:

                  The TGC II Mortgage, as modified by the TGC II Mortgage Modifications, each of which has been recorded in the Public Records of Robertson County, Texas, and the TNP Second Lien Mortgage, as modified by the TNP Second Lien Mortgage
                  Modifications, each of which has been recorded as a security instrument with the Office of the Secretary of State of the State of Texas, constitute, and the TGC II Mortgage and the TNP Second Lien Mortgage, as hereafter modified on the Closing Date (when such documents are executed and delivered in exchange for the contemplated consideration) by the Sixth TGC II Modification and the TNP Second Lien Mortgage Modification No. 3, respectively, will constitute the legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms and effective to create the liens they purport to create, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws or equitable principles relating to the enforcement of creditors' rights generally and by general principles of equity regardless of whether enforcement of any obligation therein mentioned is sought in a proceeding in equity or at law.

                            The Sixth TGC II Mortgage  Modification is in proper
                  form (a) for  execution  under the laws of the State of Texas,
                  (b) for recording in the Public Records of Robertson County, Texas, and (c) for the extension of the Lien evidenced by the TGC II Mortgage.

                            The   provisions  of  the  TNP  Security   Agreement
                  Amendment are sufficient to create in favor of the Collateral Agent a valid security interest in TNP's interest in the Collateral referred to therein and in which a security interest may be created pursuant to Article 9 of the Texas Business and Commerce Code.

                            The TNP Second Lien Mortgage  Modification  No. 3 is
                  in proper form (a) for execution under the laws of the State of Texas, (b) for recording as a security instrument relating to the granting of a security interest by a utility with the Office of the Secretary of State of the State of Texas, and
                  (c) for the extension of the Lien evidenced by the TNP Second Lien Mortgage.

                            The  Assignment of TGC II Lien is in proper form (a)
                  for execution under the laws of the State of Texas, (b) for recording in the Public Records of Robertson County, Texas, and (c) for evidencing of record the assignment of all of the rights, title, interest, security interests and assignments of the Agent and Collateral Agent in and to the TGC II Mortgage and the TGC II Mortgage Trust Estate.

                            The Assignment of TNP Lien is in proper form (a) for
                  execution  under  the  laws of the  State  of  Texas,  (b) for recording as a security instrument assigning a security interest by a utility with the Office of the Secretary of State of the State of Texas, and (c) for evidencing of record the assignment of all of the Agent's and Collateral Agent's right, title, interest, liens, security interests and assignments in and to the TNP Second Lien Mortgage.

                            The TNP Collateral Transfer - Robertson County is in
                  proper form (a) for execution under the laws of the State of Texas, (b) for recording in the Public Records of Robertson County, Texas, and (c) for evidencing of record the transfer of the Collateral by TNP to the Administrative Agent and the Collateral Agent to secure the Obligations.

                            The  Collateral  Transfer - Secretary of State is in
                  proper form (a) for execution under the laws of the State of Texas, (b) for recording as a security instrument relating to the granting of a security interest by a utility with the Office of the Secretary of State of the State of Texas, and
                  (c) to evidence of record the transfer of the Collateral by TNP to the Administrative Agent and the Collateral Agent as security for the Obligations.

                            The  execution,  delivery  and  performance  by  TNP
                  and/or TGC II of the TNP Credit Agreement, the Assignment Agreement and each of the other Opinion Documents to which it/they are a part has not and will not adversely affect or impair the lien created by the TGC II Mortgage.

                            None of the  Administrative  Agent,  the  Collateral
                  Agent or any of the Lenders shall, solely as a result of the financing evidenced by the TNP Credit Agreement, or by the exercise of any rights under the Note Pledge Agreement and thereafter under the TGC II Mortgage or the TNP Second Lien Mortgage become subject to any registration or qualification requirements or any tax imposed by the State of Texas or any political subdivision thereof. In this regard, Article 1396-8.01 of the Texas Miscellaneous Corporation Laws Act, provides, in part, that "a foreign corporation shall not be considered to be conducting affairs in this State, for the purposes of this Act, by reason of carrying on in this State any one (1) or more of the following activities: ... (6) creating evidence of debt, mortgages, or liens on real or personal property ... (7) securing or collecting debts to it or enforcing any rights in property securing the same". However, if in the exercise of such rights, the Administrative Agent, the Collateral Agent or any of the Lenders take title to any of the TGC Mortgage Trust Estate, the TNP Mortgage Trust Estate and/or any other of the Collateral, then the Administrative Agent, Collateral Agent or any such Lender, as the case may be, may be required to qualify to do business in the State of Texas.

                            We call your  attention  to the fact that  effective
                  September 1, 1993, Section 35.51 addressing the Rights of Parties to Choose Law Applicable to Certain Transactions (the "Texas Choice of Law Statute") was added to the Business and Commerce Code in the State of Texas. Pursuant to the Texas Choice of Law Statute, with certain limited exceptions, if the parties to a "qualified transaction" (as such term is defined in the Texas Choice of Law Statute) agree in writing that the law of a particular jurisdiction governs an issue relating to the "transaction" (as such term is defined in the Texas Choice of Law Statute), including the validity or enforceability of an agreement relating to the transaction or a provision of the agreement, and the transaction bears a reasonable relation to that jurisdiction, the law, other than conflict of laws rules, of that jurisdiction governs the issue regardless of whether the application of that law is contrary to a fundamental or public policy of the State of Texas or of any other jurisdiction. Moreover, with certain limited exceptions, if the parties to a qualified transaction agree in writing that the law of a particular jurisdiction governs the interpretation or construction of an agreement relating to the transaction or a provision of the agreement, the law, other than conflict of laws rules, of that jurisdiction governs that issue regardless of whether the transaction bears a reasonable relation to that jurisdiction. Pursuant to subsection (a) of the Texas Choice of Law Statute, a "qualified transaction" is a transaction under which a party:

     pays or receives, or is obligated to pay or entitled to receive, consideration with an aggregate value of at least $1,000,000.00; or

     lends, advances, borrows or receives, or is obligated to lend or advance or is entitled to borrow or receive, funds or credit with an aggregate value of at least $1,000,000.00.

         While we have been unable to locate any cases applying, enforcing, construing or interpreting the Texas Choice of Law Statute or the definition of a "qualified transaction" and consequently cannot provide an unqualified opinion with respect to the enforceability of the choice of law provisions of the Opinion Documents, we are of the opinion that a Texas state court (or a federal court applying Texas law) in a properly presented case applying Texas law should enforce the choice of law provisions of the Opinion Documents choosing and applying New York law as the law governing the Opinion Documents, to the extent the Opinion Documents provide that they are to be governed by New York law.

         We express no opinion as to the status of title to the TGC II Mortgage Trust Estate, the TNP Trust Estate or any of the other Collateral, or related personal property and fixtures, or as to the relative priority of the liens and security interests intended to be continued and preserved by the Sixth TGC II Modification, the TNP Security Agreement Amendment and the TNP Second Lien Mortgage Modification No. 3. Furthermore, we express no opinion as to whether activities other than those contemplated by the Opinion Documents and the Existing Facility Project Documents and Existing Facility Security Documents conducted by the Administrative Agent or any Lender in the State of Texas, if any, will constitute transacting business in the State of Texas, requiring the Administrative Agent or any such Lender to qualify as a foreign corporation in the State of Texas.

         For purposes of the opinions set forth hereinabove, we have assumed that:

                  All the parties to the Opinion Documents and the Existing Facility Project Documents and Existing Facility Security Documents, are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and are duly qualified under such laws to engage in the transactions contemplated by such Documents.

                            The  Opinion  Documents  and the  Existing  Facility
                  Project Documents and Existing Facility Security Documents have been duly authorized, executed and delivered by the Administrative Agent and the Lenders, to the extent required and constitute legal, valid and binding obligations of the Administrative Agent and the Lenders, enforceable against such parties in accordance with their respective terms; and that the Agent and the Lenders have the requisite corporate power and authority to perform their respective obligations under the Documents.

         This opinion is limited to the matters expressly set forth herein and no opinion is to be inferred or may be implied beyond the matters expressly so stated.

         We are licensed to practice law only in the State of Texas. The opinions expressed herein are based solely on the laws of the State of Texas, and we express no independent opinion with respect to the laws of any other state, including, but not limited to, the laws of the State of New York.

         This opinion is provided to you solely for your benefit. Without our prior written consent, this opinion may not be quoted in whole or in part or otherwise referred to in any report or document or furnished to any person or entity other than you or your counsel. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with you with respect to any matter which comes to our attention hereafter.

                             Respectfully submitted,

                             SNELL, BANOWSKY & TRENT,
                             A Professional Corporation


                            By:
                               -----------------------------
                               Donald H. Snell,
                               For the Corporation
DHS:mdc

                                                                 EXHIBIT G-3

                       RUBIN, KATZ, SALAZAR, ALLEY & ROUSE
                           A Professional Corporation
                                ATTORNEYS AT LAW
James B. Alley, Jr.*
Leonard S. Katz**                                       Street Address:
Owen C. Rouse III**                               123 East Marcy, Suite 200
James S. Rubin                                    Santa Fe, New Mexico  87501
Donald M. Salazar(degree)
                                                        Mailing Address:
Frank T. Herdman*                                  Post Office Drawer 250
Serina M. Garst(degree)                          Santa Fe, New Mexico  87504
                                                  November 3, 1995
 *Also admitted in New York                       Telephone (505) 982-3610
            **Also admitted in Colorado           Facsimile (505) 988-1286
 (degree)Also admitted in California


Chemical Bank
  individually and as
  Administrative Agent
  under the TNP Credit
  Agreement referred to below
270 Park Avenue
New York, New York  10017

The Lenders from time
  time under the TNP
  Credit Agreement

         RE:      TNP Credit Agreement

Ladies and Gentlemen:

         We have acted as New Mexico counsel to Texas-New Mexico Power Company, a Texas corporation ("TNP"), since 1993. During the period 1978 to 1993, the undersigned individual also acted as New Mexico counsel to TNP as a member of a different law firm. During this period from 1978 to date, the scope of my representation has been limited to the specific matters referred to me by TNP and has included all matters before governmental or regulatory agencies of New Mexico with respect to the activities of TNP as a public utility under the New Mexico Public Utility Act and material litigation and claims against TNP in the state and federal courts in New Mexico. The files of TNP in our office contain the full and complete record of all proceedings involving TNP before the New Mexico Public Utility Commission and in any material litigation in the state and federal courts in New Mexico during this period. To our knowledge after due inquiry, we have been employed as counsel for all material matters of TNP in New Mexico for the periods described above.

         Insofar as the law of the State of New Mexico and the law of the United States of America, as it applies to the opinions expressed in this letter, are concerned, we have acted as special New Mexico counsel to TNP and Texas
Generating Company II, a Texas corporation and wholly owned subsidiary of TNP ("TGC II"), in connection with the transactions contemplated by (i) the Assignment and Amendment Agreement dated as of November 3, 1995 (the "Assignment Agreement") among TNP, TGC II, the Existing Facility Banks, the Original Collateral Agent, the Original Agent, the Lenders, the Administrative Agent and the Collateral Agent (each as defined therein), (ii) the Revolving Credit Agreement dated as of November 3, 1995 (the "TNP Credit Agreement") among TNP, each of the lenders that is a signatory thereto (the "Lenders") and Chemical Bank, as administrative agent and collateral agent for the Lenders (in such capacities, the "Administrative Agent" and the "Collateral Agent", respectively), (iii) the Bond Pledge Agreement dated as of November 3, 1995, (the "Bond Pledge Agreement") by TNP in favor of the Collateral Agent, (iv) the Supplemental Indenture dated as of November 3, 1995 (the "Supplemental Indenture") pursuant to which the Pledged Bonds (as defined in the Bond Pledge Agreement) have been issued, (v) the Pledged Bonds (as defined in the Bond Pledge Agreement), (vi) the Note Pledge Agreement dated as of November 3, 1995 (the "Note Pledge Agreement") by TNP in favor of the Collateral Agent, (vii) the Guarantee and Pledge Agreement dated as of November 3, 1995 (the "Guarantee Agreement") by TGC II in favor of the Collateral Agent, (viii) the Sixth TGC II Modification and Extension Agreement dated as of November 3, 1995 (the "Sixth TGC II Modification") among TGC II, TNP and the Secured Parties (as defined therein ), (ix) the TNP Second Lien Mortgage Modification No. 3 dated as of November 3, 1995 (the "TNP Mortgage Modification No. 3") by TNP for the benefit of the Secured Parties (as defined therein), (x) the Assignment of TGC II Mortgage Lien dated as of November 3, 1995 (the "Assignment of TGC II Lien") by The Chase Manhattan Bank (National Association), as Agent and as Collateral Agent (each as defined therein) in favor of TNP, (xi) the Collateral Transfer of Notes, Rights and Interests dated as of November 3, 1995 (the "TNP Collateral Transfer-Robertson County") between TNP and the Administrative Agent and the Collateral Agent, (xii) the Assignment of TNP Second Mortgage Lien dated as of November 3, 1995 (the "Assignment of TNP Lien") by The Chase Manhattan Bank (National Association,), as Agent and as Collateral Agent (each as defined therein) in favor of TNP. (xiii) the Collateral Transfer of Notes, Rights and Interests dated as of November 3, 1995 (the "TNP Collateral Transfer-Secretary of State") between TNP and the Administrative Agent and the Collateral Agent,
(xiv) The Amendment No. 1 to TNP Security Agreement dated as of November 3, 1995 (the "Amendment No. 1 to TNP Security Agreement"), and (xv) financing statements naming TNP and TGC II, as applicable, as debtor, and TNP and the Collateral Agent as applicable, as secured party, which are to be filed in the filing offices of the Secretary of State of the State of Texas and the county clerk's office for Robertson County, Texas (such filing offices collectively referred to as the "Filing Offices" and such financing statements as the "Financing Statements" (each of the foregoing agreements, instruments and documents referred to in the foregoing clauses (i) through (xv) being collectively called the "Opinion Documents").

         Unless otherwise defined herein, terms defined in the TNP Credit Agreement are used herein as therein defined. Except where the context otherwise requires, words importing the singular include the plural and vice versa.

         In rendering the opinions expressed below, we have examined (a) the TNP Credit Agreement and each of the other Opinion Documents and (b) such corporate records of TNP and TGC II, agreements, instruments and documents in the files of TNP and TGC II in our office which affect or purport to affect the obligations of TNP or TGC II under the Opinion Documents, (c) the Certificate of Comparison for TNP dated October 19, 1995, issued by the State Corporation Commission of the State of New Mexico which certifies that a Certificate of Authority was issued to TNP on May 1, 1963 (collectively, the "Certificate of Comparison and Authority"), and such other documents as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the genuineness of all signatures and the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon such statements of government officials expressly referred to in this letter and upon representations made in or pursuant to the Opinion Documents and certificates of appropriate representatives of TNP or TGC II.

         Despite any other express or implied statement in this letter, each of the opinions expressed in this letter is subject to the following further qualifications, conditions or assumptions, whether or not such opinions refer to such qualifications, conditions or assumptions:

          1. As to the good standing of TNP in New Mexico, we have relied solely on the Certificate of Good Standing for TNP dated October 19, 1995, issued by the State Corporation Commission of the State of New Mexico (the "Certificate of Good Standing");

         2. As to our opinion that the State of New Mexico does not require that TGC II be authorized to transact business in New Mexico as a foreign corporation, we have relied primarily on the Certificate of TNP and TGC II dated November 3, 1995, signed by Michael D. Blanchard (the "TNP/TGC II Certificate"), but to our knowledge after due inquiry, we are aware of no facts that conflict with the factual assertions stated in the TNP/TGC II Certificate.

          3. We have not made an independent inquiry into the law of any jurisdiction other than the State of New Mexico and the political subdivisions of the State of New Mexico and the United States of America, insofar as the Federal law of the United States of America applies to the opinions expressed in this letter. To the extent that matters discussed in this letter relate to or are dependent on the application of Texas law to the transactions contemplated by the Opinion Documents, to which TNP or TGC II is or is intended to be a party or to the status, power and authority of TNP or TGC II, we have relied solely on
(i) the opinion letter from Haynes & Boone, addressed to you dated the date hereof, (ii) the Certificates of Comparison and Authority, (iii) the Certificate of Good Standing, and (iv) the TNP/TGC II Certificate. To the extent that matters discussed in this opinion are dependent on the application of law of any other jurisdiction, we state no opinion.

          4. Each of the parties to the Opinion Documents other than TNP and TGC II, and each of the entities having an interest, directly or indirectly, in any of the parties to the Opinion Documents, is duly organized or formed, validly existing and in good standing in its respective state or nation of organization or incorporation.

          5. Each of the parties to the Opinion Documents other than TNP and TGC II, and each of the entities having an interest, directly or indirectly, in any of such parties and executing the Opinion Documents on behalf of such parties, has full power, authority and legal rights under the laws of its respective state or nation of organization or incorporation to execute and deliver the Opinion Documents to which each of such entities is a party, or on behalf of any such party each of the entities executed the Opinion Documents.

          6. Where the phrase "to our knowledge after due inquiry" appears, we have reviewed the Opinion Documents to which TNP or TGC II is a party and such other instruments as are specifically referred to in this letter, and we have reviewed the files of TNP and TGC II in our offices, and we have made inquiries of the appropriate officers of TNP and TGC II, but we have conducted no further independent investigation and have made no independent inquiries of others.

         We have also reviewed executed originals or copies, certified to our satisfaction, of such other documents, corporate records of TNP and TGC II, certificates of public officials and of corporate officers of TNP and TGC II, agreements, instruments and documents in the files of TNP and TGC II in our offices related to the matters handled by us for TNP and TGC II since 1978 and referred to above, which affect or purport to affect the obligations of TNP and TGC II under the Opinion Documents to which TNP or TGC II is a party, as we have deemed necessary for the opinions expressed in this letter.

         In stating these opinions, we have assumed the due authorization, execution, issuance and delivery by each party thereto, the genuineness of all signatures, and the authority of all persons signing the Opinion Documents to which TNP or TGC II is a party on behalf of the parties thereto, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents certified to us as copies.

         Based on the foregoing, which includes such investigations as we have deemed necessary, and subject to the further qualifications set forth below, we are of the opinion that:

          1. TNP is in good standing as a foreign corporation under the laws of the State of New Mexico and has the necessary corporate power, corporate authority and legal right in such State to make and perform the Opinion
Documents to which it is or is intended to be a party. No further filing, recordation, publishing or other act is necessary in connection with the existence of TNP or the conduct of the business of TNP in the State of New Mexico.

          2. TGC II does not presently conduct business in the State of New Mexico such that the State of New Mexico would require that TGC II become authorized to transact business in the State of New Mexico as a foreign corporation.

          3. The making and performance by TNP and TGC II of the TNP Credit Agreement and the other Opinion Documents to which each is, or is intended to be, a party do not and will not (i) violate any provision of law, rule or regulation or, to our knowledge after due inquiry, any order, writ, judgment, injunction, decree, determination or award presently in effect in the State of New Mexico which have applicability to TNP or TGC II or the Project.

          4. Except as set forth in the attached Schedule A, no approvals, consents, orders, or other actions by any governmental or regulatory agencies of the State of New Mexico are required to authorize the execution and delivery by TNP or TGC II of the TNP Credit Agreement and the other Opinion Documents nor to authorize the consummation by TNP or TGC II of the transactions contemplated by the Opinion Documents. To our knowledge after due inquiry, no investigation, action, suit or proceeding is pending or threatened against TNP or TGC II in the State of New Mexico which seeks, or may reasonably be expected, to rescind, terminate, modify or suspend any Government Approval.

         5. To our knowledge after due inquiry, no action, suit or proceeding at law or in equity or by or before any governmental or regulatory authority, court, arbitral, tribunal or other body in the State of New Mexico is now pending or threatened which could reasonably be expected to materially and adversely affect the financial condition, assets, or operations of TNP or TGC II or the ability of TNP or TGC II to perform its obligations under the Opinion Documents to which TNP or TGC II is or is intended to be a party.

          6. A New Mexico court, or a Federal court applying conflict of law rules of the State of New Mexico, would give effect to the choice of law provision contained in each Opinion Document to which TNP or TGC II is or is intended to be a party stating that such Opinion Document (excluding matters relating to title to property and security interests therein) is to be governed by the laws of the State of New York in the case of an Opinion Document stated to be governed by the laws of the State of New York, or in the case of an Opinion Document stated to be governed by the laws of the State of Texas, by the laws of the State of Texas. With respect to our conflict of law rules opinion, we have assumed that the principal place of business and the site of the chief executive offices of TNP and TGC II are in the State of Texas, that the principal place of business and the site of the chief executive office of Chemical Bank is in the State of New York, that the negotiations leading up to the signing of the TNP Credit Agreement and the other Opinion Documents took place in several states by telephone, telephonic transmissions and face-to-face meetings both inside and outside the State of Texas and the State of New York, but not in the State of New Mexico, that the last signature of a party to the TNP Credit Agreement and the other Opinion Documents is the last act necessary to form the agreements contemplated by the TNP Credit Agreement and the other Opinion Documents, and that the TNP Credit Agreement and the other Opinion Documents were delivered by TNP or TGC II in the State of New York.

         These opinions are limited to the matters expressly stated in this letter, and no opinion is inferred or may be implied beyond the matters expressly stated in this letter. These opinions are being delivered to you, as addressee at the direction of TNP with the intent that you, as addressee, rely on these opinions. This letter does not constitute a guarantee of the TNP Credit Agreement or the other Opinion Documents or any of the obligations or other matters referred to or opined upon in this letter, and by rendering the opinions as provided in this letter we are not guarantying or insuring the TNP Credit Agreement or the other Opinion Documents or any of the obligations or other matters referred to or opined upon in this letter. This opinion is solely for the internal information and assistance of the Administrative Agent, the Collateral Agent and the Lenders, as an interpretation of the law of the State of New Mexico applicable to the transactions contemplated by the Opinion Documents as of the date of this letter and may not be relied upon or quoted by anyone else for any purpose whatsoever, nor may copies be delivered to any other person or filed with any governmental agency or corporation, without our prior written consent, except that copies of this letter may be furnished to Haynes & Boone and to Cravath, Swaine & Moore, who may rely upon these opinions as if this letter were separately addressed to them. We make no undertaking to supplement this opinion if facts or circumstances come to our attention or changes in the law occur after the date of this letter which could affect this opinion.

                                Very truly yours,

                                RUBIN, KATZ, SALAZAR, ALLEY & ROUSE
                                A Professional Corporation


                                By
                                   -------------------------------------
                                Donald M. Salazar

                                   SCHEDULE A



At the time TNP and TGC II execute the TNP Credit Amendment and other Opinion Documents (herein referred to as the Amended Class I and Class II transactions), TNP must give written notification of such Amended Class I and Class II transactions to the New Mexico Public Utility Commission ("NMPUC") within five days after such Amended Class I and Class II transactions, in accordance with the provisions of Section 62-6-19 NMSA 1978 of the New Mexico Public Utility Act and NMPUC Rule 450.

After providing such written notification, Section 62-6-19 NMSA 1978 provides that in order to assure reasonable and proper utility service at fair, just and reasonable rates, the NMPUC may investigate the Amended Class I and Class II transactions to determine the reasonableness of the cost and contract conditions to TNP in such Amended Class I and Class II transactions and, if TNP fails to carry its burden to produce evidence and information as is sufficient to demonstrate that such Amended Class I and Class II transactions have resulted in reasonable cost and contract conditions to TNP, the NMPUC may issue orders consistent with the authority granted to the NMPUC under the New Mexico Public Utility Act to assure the provision of such service at such rates.

                                                                   EXHIBIT H


           [FORM OF SIXTH TGC II MODIFICATION AND EXTENSION AGREEMENT]

                SIXTH TGC II MODIFICATION AND EXTENSION AGREEMENT

ATTENTION ROBERTSON COUNTY, TEXAS RECORDER:

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

The Chase Manhattan Bank (National Association)
In care of DONALD H. SNELL
Snell, Banowsky & Trent
200 Crescent Court, Suite 1000
Dallas, Texas  75201

THE STATE OF TEXAS

COUNTY OF ROBERTSON

                SIXTH TGC II MODIFICATION AND EXTENSION AGREEMENT

         THIS SIXTH TGC II MODIFICATION AND EXTENSION AGREEMENT (this "Agreement") is made as of November 3, 1995, among the banks (the "Banks") which are parties to that certain Unit 2 First Amended and Restated Project Loan and Credit Agreement dated as of January 8, 1992 (the "Existing Facility Credit Agreement"), The Chase Manhattan Bank (National Association), as agent for the Banks and the Replacement Note Holder (in such capacity, together with its successors in such capacity, the "Agent") (the Banks, the Replacement Note Holder and the Agent collectively herein called the "Secured Parties"),
TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation ("TNP"), and TEXAS GENERATING COMPANY II, a Texas corporation ("TGC II"), Unless otherwise defined herein, the capitalized terms used herein shall have the meanings given to those terms in the Existing Facility Agreement defined in paragraph D of the recitals.

                                   WITNESSETH:

                                    Recitals:

         A. Certain of the Banks, The Chase Manhattan Bank (National Association), as agent, Texas PFC, Inc., a Delaware corporation ("TPFC") and TNP entered into the Project Loan and Credit Agreement dated as of October 1, 1988 (as amended from time to time, the "Project Credit Agreement") pursuant to which the Banks made Loans, prior to the Alternative Assumption Date, to TPFC and, thereafter, to the Borrower in a maximum outstanding aggregate principal amount of TWO HUNDRED EIGHTY EIGHT MILLION FIVE HUNDRED THOUSAND DOLLARS ($288,500,000).

                SIXTH TGC II MODIFICATION AND EXTENSION AGREEMENT

     B. The Alternative Assumption Date occurred as of May 31, 1991. Certain of the obligations of TPFC under the terms of the Project Credit Agreement were assumed by the Borrower pursuant to that certain Assumption Agreement recorded in Volume 566 at Page 252 of the Public Records of Robertson County, Texas. The TGC II Mortgage Trust Estate was conveyed by TPFC to the Borrower pursuant to that certain Conveyance and Bill of Sale dated effective as of May 31, 1991, recorded in Volume 566 at Page 283 of the Public Records of Robertson County, Texas.

     C. The Obligations under the terms of the Project Credit Agreement were secured, in part, by the terms, provisions, liens and security interests of that certain TGC II Mortgage and Deed of Trust (with Security Agreement and UCC Financing Statement for Fixture Filing), dated as of October 1, 1988 (the "TGC II Mortgage") which was filed of record on October 4, 1988 in Volume 521 at Page 601 of the Public Records of Robertson County, Texas. The TGC II Mortgage covers certain property as more particularly described therein.

     D. The parties to the Project Credit Agreement entered into an agreement in principle in connection with certain amendments thereto. To implement such amendments, the parties entered into the Existing Facility Credit Agreement which was amended by the First Amendment thereto dated as of September 21, 1993 (the "First Amendment") among such parties (the Existing Facility Credit Agreement, as so amended and as further amended from time to time, the "Existing Facility Agreement").

     E. TGC II conveyed a 75.75/288.5 undivided interest in the TGC II Mortgage Trust Estate to TNP pursuant to that certain Conveyance and Bill of Sale dated as of September 29, 1993 and recorded in Volume 601 at Page 164 of the Public Records of Robertson County, Texas. By the partial release of liens, recorded in Volume 601 at page 207 of the Public Records of Robertson County, Texas, and filed with the Secretary of State of the State of Texas, the Agent released from the TGC II Mortgage the undivided interest which was purchased by TNP.

     F. In connection with the execution of the Existing Facility Credit Agreement and the First Amendment, TNP, TGC II and the Secured Parties executed and delivered the (I) First TGC II Modification and Extension Agreement dated as of January 24, 1992 and caused it to be recorded in Volume 573 at Page 484 of the Public Records of Robertson County, Texas, (ii) the Second TGC II Modification and Extension Agreement dated as of January 27, 1992 and caused it to be recorded in Volume 573 at Page 511 of the Public Records of Robertson County, Texas, (iii) the Third TGC II Modification and Extension Agreement dated as of January 27, 1992 and caused it to be recorded in Volume 573 at Page 525 of the Public Records of Robertson County, Texas, (iv) the Fourth TGC II Modification and Extension Agreement dated as of September 29, 1993 and caused it to be recorded in Volume 601 at Page 87 of the Public Records of Robertson County, Texas and (v) the Fifth TGC II Modification and Extension Agreement dated as of June 15, 1994 and caused it to be recorded in Volume 614 at Page 224 of the Public Records of Robertson County, Texas in each case as a memorial of certain modifications of, amendments to or occurrence of events under the Existing Facility Credit Agreement and the First Amendment and to confirm the validity and priority of the liens, security interest and assignments of the TGC II Mortgage securing the Obligations.

     G. TNP is entering into a revolving credit facility agreement dated the date hereof (the "TNP Credit Agreement") with certain Lenders (the "Lenders") and Chemical Bank, as administrative agent and collateral agent for the Lenders. It is a condition precedent to the execution of the TNP Credit Agreement that
(a) the Existing Facility Agreement be amended as described in the Assignment Agreement (as defined in the TNP Credit Agreement) and (b) the parties hereto execute and deliver to Chemical Bank this Agreement.

     H. TNP, TGC II and the Secured Parties have modified the terms of the Existing Facility Agreement as set forth in the Assignment Agreement and have executed, delivered and caused this Agreement to be filed of record as a memorial of the occurrence of such modifications and to confirm the validity and priority of the liens, security interests and assignments of the TGC II Mortgage securing the Obligations.

     I. The Agent is authorized by Section 15.01 of the Existing Facility Agreement to execute and deliver this Agreement.

                                   Agreements

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, TNP, TGC II and the Agent, on behalf of the Secured Parties, agree as follows:

     1. Effectiveness of Certain Modifications to the Existing Facility Agreement in the form of the Assignment Agreement. The terms of the Existing Facility Agreement are amended and modified pursuant to the Assignment Agreement. The amendments to the Existing Facility Agreement include (I) rescheduling the amounts and dates of certain repayments, including the extension of the Final Maturity Date on the Loans payable to the Banks to the Maturity Date (as defined in the TNP Credit Agreement) and (ii) amending certain covenants (collectively, the "Subject Provisions"). As of the date hereof, the aggregate principal amount of Project Loans outstanding under the Existing Facility Agreement is $147,750,000. In addition, there remains outstanding under the Existing Facility Agreement $65,000,000 of Replacement Loans evidenced by the Replacement Note.

     2. Effect of Modification. The Obligations as described in the Existing Facility Agreement arer secured by the liens, securtiy interests and assignments of the TGC II Mortgage and the other Security Documents and the First Amendment Security Documents. The validity and priority of the liens, security interests and assignments of the TGC II Mortgage shall not be extinguished, impaired, reduced, released, or adversely affected by the terms of this Agreement or the execution of the Assignment Agreement.

3. Extension of Rights and Liens. TGC II hereby extends all rights, titles, liens, security interests, assignments, powers and privileges securing the Obligaitons as described in the Existing Facility Agreement by virture of the TGC II Mortgage until all such Obligations have been paid in full and agrees that the execution of this Agreement shall in no manner impair the rights, titles liens, security interests, assignments, powers and privileges existing by virtue of the TGC II Mortgage as they are extended and modified hereby.

     4. Joinder of Guarantor.  TNP, as Guarantor under the TNP Guaranty,  hereby
(I) consents to the execution, delivery and performance by TGC II of this Agreement, the Assignment Agreement and any amendment to any Project Document, Security Document or First Amendment Security Document to which TGC II is or is intended to be a party and the consummation of the transactions contemplated hereby and thereby, (ii) agrees that the TNP Guaranty shall remain in full force and effect after giving effect to such transactions and (iii) acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the TNP Guaranty.

     5. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of TNP, TGC II, and the Agent, for the benefit of the Secured Parties; provided, however, nothing contained in this
Section is intended to authorize TNP or TGC II to assign any of the Obligaitons or to sell any of the TGC II aMortgage Trust Estate except in accordance with the Existing Facility Agreement and the Facility Purchase Agreement.

     6. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                      EXECUTED as of the date first hereinabove written.

                      SECURED PARTIES:
                      THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), AS AGENT,

                      By:
                         ----------------------------------
                               Title

                      TGC II:
                      TEXAS GENERATING COMPANY II, a Texas corporation,

                      By:
                         -----------------------------------
                              Title:

The undersigned hereby consents and agrees to the foregoing pursuant to Section 1(c) of the Intercreditor Agreement as defined in the Credit Agreement.

THE CHASE MANHATTAN BANK
(NATIONAL ASSOCIATION), AS
COLLATERAL AGENT,

By:__________________
   Title:

The undersigned is a party to this Agreement for the sole purpose of agreeing to the provisions of Section 4 to this Agreement.

TNP:

TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation
BY: ___________________
    Title:




STATE OF NEW YORK

COUNTY OF NEW YORK

     This instrument was acknowledged before me on the ____ day of November, 1995, by --------------------------- , ------------------------------- of THE
CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Agent.


                                                -----------------------------
                                                NOTARY PUBLIC in and for
                                                the State of NEW YORK

My Commission Expires:

------------------------------------------------------------------
                                                Typed or Printed Name of Notary

STATE OF NEW YORK

COUNTY OF NEW YORK

     This instrument was acknowledged before me on the_____ day of November, 1995, by -----------------------------------------------------------------------
of THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Collateral Agent.


                                       -----------------------------------------
                                          NOTARY PUBLIC in and for
                                          the State of NEW YORK

My Commission Expires:

                                        ----------------------------------------
                                          Typed or Printed Name of Notary

STATE OF TEXAS

COUNTY OF ______________

     This instrument was acknowledged before me on the _______ day of November, 1995, by ------------------------------------------------------------------- of
TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation, on behalf of said corporation.

                                    ------------------------------------------
                                     NOTARY PUBLIC in and for
                                       the State of TEXAS

My Commission Expires:

-------------------------------------------------------------------
                                 Typed or Printed Name of Notary

STATE OF TEXAS

COUNTY OF ______________

     This instrument was acknowledged before me on the _______ day of November, 1995, by ------------------------------------------------------------------- of
TEXAS GENERATING COMPANY II, a Texas corporation, on behalf of said corporation.

                                     ------------------------------------------
                                            NOTARY PUBLIC in and for
                                             the State of TEXAS

My Commission Expires:

-------------------------------------------------------------------
         Typed or Printed Name of Notary

                                                                  EXHIBIT I

              [Form of TNP Second Lien Mortgage Modification No. 3]

                   TNP SECOND LIEN MORTGAGE MODIFICATION NO. 3

        THIS INSTRUMENT MODIFIES AND AMENDS AN INSTRUMENT WHICH GRANTED A
               SECURITY INTEREST BY A UTILITY AND WHICH CONTAINED
                 AFTER-ACQUIRED PROPERTY PROVISIONS PURSUANT TO
             SUBCHAPTER 35A OF THE TEXAS BUSINESS AND COMMERCE CODE


                            SECOND LIEN MORTGAGE AND
                     DEED OF TRUST (WITH SECURITY AGREEMENT)
              MODIFICATION, EXTENSION AND AMENDMENT AGREEMENT NO. 3



         THIS SECOND LIEN MORTGAGE AND DEED OF TRUST (WITH SECURITY AGREEMENT) MODIFICATION, EXTENSION AND AMENDMENT AGREEMENT NO. 3 ("TNP Second Lien Mortgage Modification No. 3") dated as of November 3, 1995, is executed and delivered by TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation ("Mortgagor"), having an office at 4100 International Plaza, 820 Hulen Towers, Fort Worth, Texas 76109,
Attention: Chief Financial Officer, to DONALD H. SNELL, having an office at Suite 1000, 200 Crescent Court, Dallas, Texas 75201, as mortgage trustee ("Mortgage Trustee"), for the benefit of the Secured Parties, as described in the Credit Agreement (as hereinafter defined). Unless otherwise described or defined herein, all terms used in this TNP Second Lien Mortgage Modification No. 3 shall have the same meanings herein as are assigned to such terms in that certain Unit 2 Second Amended and Restated Project Loan and Credit Agreement dated as of January 8, 1992 as amended, supplemented or otherwise modified from time to time, the "Existing Facility Agreement") among Mortgagor, TEXAS GENERATING COMPANY II ("Borrower"), the banks party thereto ("Banks"), and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as agent for the Banks and the Replacement Note Holder (the "Agent").


                              W I T N E S S E T H:

                                    Recitals

         A. In connection with the Project Loan and Credit Agreement dated as of October 1, 1988 (as amended from time to time, the "Project Credit Agreement") among certain of the Banks, the Chase Manhattan Bank (National Association), as agent, the Mortgagor, and Texas PFC, Inc., a Delaware corporation, Mortgagor executed and delivered to Mortgage Trustee, for the benefit of the Secured
Parties, a certain Second Lien Mortgage and Deed of Trust (with Security Agreement) ("TNP Second Lien Mortgage"), granting to Mortgage Trustee, for the benefit of the Secured Parties, a second lien against property of Mortgagor located in the State of Texas ("Second Lien Mortgage Trust Estate") and more particularly described in the TNP Indenture (as defined in the TNP Second Lien Mortgage), which TNP Second Lien Mortgage was filed with the Secretary of State of Texas on October 4, 1988, as Utility Security Instrument Number 229147. The lien created by the TNP Second Lien Mortgage is subordinate by its own terms to the lien of the TNP Bond Indenture.

         B. By its terms, the TNP Second Lien Mortgage excluded from the Second Lien Mortgage Trust Estate certain real property located in Robertson County, Texas (the "Property") since no portion thereof was then owned by Mortgagor.

         C. Pursuant to a certain Warranty Deed dated as of October 1, 1988 and recorded in Volume 521 at Page 532 of the Public Records of Robertson County, Texas, Project Funding Corporation conveyed 7.466 acres of the Property ("Unit 2 Property") to Texas TPFC, Inc. (the Property less and except the Unit 2 Property, hereinafter called the "Robertson County Property").

         D. On December 27, 1990, pursuant to the Facility Purchase Agreement, Mortgagor purchased an undivided 30/345 interest in the Robertson County
Property (including Unit I located thereon) which interest was conveyed to Mortgagor by that certain Conveyance and Bill of Sale recorded in Volume 556 at Page 653 of the Public Records of Robertson County, Texas.

         E. The Alternative Assumption Date occurred as of May 31, 1991. Effective as of that date, the Unit 2 Property was conveyed to the Borrower pursuant to a certain Conveyance and Bill of Sale dated effective May 31, 1991, recorded on July 26, 1991 in Volume 566 at Page 283 of the Public Records of Robertson County, Texas. Contemporaneously therewith, all of the Obligations under the terms of the Credit Agreement were assumed by the Borrower pursuant to a certain Assumption Agreement recorded on July 26, 1991 in Volume 566 at Page 252 of the Public Records of Robertson County, Texas. Also contemporaneously therewith, the obligations of Mortgagor under that certain Guaranty dated as of May 31, 1991 ("Guaranty") became effective and pursuant thereto, Mortgagor (sometimes hereinafter called "Guarantor") guarantees the Obligations that were assumed by the Borrower.

         F. On January 8, 1992, Mortgagor and the Agent, on behalf of the Secured Parties, executed that certain Second Lien Mortgage and Deed of Trust (With Security Agreement) Modification, Extension and Amendment Agreement (the "TNP Second Lien Mortgage Modification No. 1"), to among other things, further modify the TNP Second Lien Mortgage to clarify and confirm that any portion of the Trust Estate under the TNP Indenture (as defined in the TNP Second Lien Mortgage) located in Robertson County, Texas then owned or thereafter acquired by the Mortgagor would be included as a part of the Second Lien Trust Estate.

         G. The parties to the Project Credit Agreement entered into an agreement in principle in connection with certain amendments thereto. To implement such amendments, the parties entered into the Unit 2 First Amended and Restated Project Loan and Credit Agreement dated as of January 8, 1992 (the
"Unit 2 Credit Agreement") which was amended pursuant to the First Amendment thereto dated as of September 21, 1993 (the "First Amendment") among such parties (the Unit 2 Credit Agreement, as so amended, the "Existing Facility Agreement").

         H. On January 27, 1992, pursuant to the Facility Purchase Agreement (as defined in the Unit 1 Credit Agreement), Mortgagor purchased an additional undivided 45/345 interest in the Robertson County Property (including Unit 1 located thereon).

         I. On September 21, 1993, pursuant to the Facility Purchase Agreement (as defined in the Unit 1 Credit Agreement), Mortgagor purchased an additional undivided 65/345 interest in the Robertson County Property (including Unit 1 located thereon).

         J. On September 21, 1993, pursuant to the Facility Purchase Agreement, Mortgagor purchased an undivided 75.75/288.5 interest in the Unit 2 Property (including Unit 2 located thereon).

         K. Although all of the undivided interests described in Recitals G, H and I were subject to the liens of the TNP Second Lien Mortgage by reason of provision to that effect therein, the parties desired to reflect this fact of record.

         L. Mortgagor and the Agent, on behalf of the Secured Parties, have modified the TNP Second Lien Mortgage to clarify and confirm that any portion of the Robertson County Trust Estate Property owned by or acquired by the Mortgagor shall be included as a part of the Second Lien Mortgage Trust Estate. The Mortgagor and the Agent, on behalf of the Secured Parties, have executed and delivered the TNP Second Lien Mortgage Modification No. 1 dated as of January 8, 1992 and caused it to be filed with the Secretary of State of the State of Texas.

         M. Borrower, Mortgagor and the Agent, on behalf of the Secured Parties, agreed, as set forth in the First Amendment, to modify the terms of the Unit 2 Credit Agreement in order to permit Mortgagor and Borrower to secure Permitted Collateralized Indebtedness (as defined in the First Amendment) with the Collateral, adjust the terms of payment thereunder and to extend the dates for payments required thereby, and to make other modifications all as set forth in and subject to the terms and conditions of the Credit Agreement. In connection with the First Amendment, Borrower, Mortgagor and the Agent executed that certain Second Lien Mortgage and Deed of Trust (with Security Agreement) Modification, Extension and Amendment Agreement No. 2 (the "TNP Second Lien Mortgage Modification No. 2"; together with the TNP Second Lien Mortgage Modification No. 1, the "TNP Second Lien Mortgage Modifications") dated as of September 21, 1993 to confirm the validity and priority of the liens, security interests and assignments of the TNP Second Lien Mortgage.

         N. Mortgagor is entering into a revolving credit facility agreement dated the date hereof (the "TNP Credit Agreement") with certain lenders (the "Lenders") and Chemical Bank, as administrative agent and collateral agent for the Lenders. It is a condition precedent to the execution of the TNP Credit Agreement that (a) the Existing Facility Agreement be amended as described in the Assignment Agreement (as defined in the TNP Credit Agreement) and (b) the parties hereto execute and deliver this TNP Second Lien Mortgage Modification No. 3.

         O. Borrower, Mortgagor and the Agent, or behalf of the Secured Parties have modified the terms of the Existing Facility Agreement as set forth in the Assignment Agreement and have executed, delivered and caused this TNP Second Lien Mortgage Modification No. 3 to be filed of record as a memorial of the occurrence of such modifications and to confirm the validity and priority of the liens, security interests and assignments of the TNP Second Lien Mortgage.

     P. The Agent is authorized by Section 15.01 of the Existing Facility Agreement to execute and deliver this TNP Second Lien Mortgage Modification No. 3.


                                   Agreements

         NOW, THEREFORE, in consideration of the premises and of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the TNP Second Lien Mortgage, as previously modified by the TNP Second Lien Mortgage Modifications, is hereby modified and extended as follows:

         1. Modification of Terms of the Existing Facility Agreement. The terms of the Existing Facility Agreement are amended and modified pursuant to the Assignment Agreement. The amendments to the Existing Facility Agreement include
(i) rescheduling the amounts and dates of certain repayments, including the extension of the Final Maturity Date on the Loans payable to the Banks to the Maturity Date (as defined in the TNP Credit Agreement) and (ii) amending certain covenants (collectively, the "Subject Provisions"). As of the date hereof, the aggregate principal amount of Project Loans outstanding under the Existing Facility Agreement is $147,750,000. In addition, there remain outstanding under the Existing Facility Agreement $65,000,000 of Replacement Loans evidenced by the Replacement Note.

         2. Effect of Modification. The Loans, whether evidenced by Project Notes or the Replacement Note, and all other Obligations as described in the Existing Facility Agreement are secured by the liens, security interests and assignments of the TNP Second Lien Mortgage and the other Security Documents. The validity and priority of the liens, security interests and assignments of the TNP Second Lien Mortgage shall not be extinguished, impaired, reduced, released or adversely affected by the terms of this TNP Second Lien Mortgage Modification No. 3 or the execution of the Assignment Agreement or the TNP Credit Agreement.

         3. Extension of Rights and Liens. The Mortgagor hereby extends all rights, titles, liens, security interests, assignments, powers and privileges securing the Obligations as described in the Existing Facility Agreement by virtue of the TNP Second Lien Mortgage until all of such Obligations have been paid in full and agrees that the execution of this TNP Second Lien Mortgage Modification No. 3 shall in no manner impair the rights, titles, liens, security interests, assignments, powers and privileges existing by virtue of the TNP Second Lien Mortgage, as they are extended and modified hereby.

4. No Merger. Neither the Borrower nor the Mortgagor intend that there be and there shall not in any event be, a merger of any of the liens, security interests and assignments of the TNP Second Lien Mortgage with the title or interest of the Mortgagor by virtue of the assignments contained in the Assignment Agreement (as defined in the TNP
Credit Agreement) and the parties expressly provide that each such interest in such liens, security interests and assignments on the one hand and title to the TNP Second Lien Mortgage, as modified, on the other, be and remain at all times separate and distinct with all such validity and priority that existed prior to the execution of the Assignment
Agreement and this TNP Second Lien Mortgage Modification No. 3.

         5. Joinder of Guarantor. Contemporaneously with the execution and delivery of this TNP Second Lien Mortgage Modification No. 3, and as consideration therefor, Mortgagor, as the Guarantor, hereby confirms and consents to each and every of the terms and conditions of this TNP Second Lien Mortgage Modification No. 3 and the Existing Facility Agreement, and agrees that the terms and conditions of the Guaranty are in full force and effect and unaffected by the execution by Borrower and Mortgagor of the Assignment Agreement or the TNP Credit Agreement and this TNP Second Lien Mortgage Modification No. 3, and acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the Guaranty.

         6. Successors and Assigns. This TNP Second Lien Mortgage Modification No. 3 shall be binding upon the successors and assigns of Mortgagor, the Secured Parties and the Collateral Agent, and shall inure to the benefit of the successors and assigns of the Secured Parties; provided, however, nothing contained in this Section 6 is intended to authorize TNP or the Borrower to assign any of the Obligations or to sell any of the Second Lien Mortgage Trust Estate except in accordance with the Existing Facility Agreement and the Facility Purchase Agreement.

7. Counterparts. This TNP Second Lien Mortgage Modification No. 3 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto many execute this TNP Second Lien Mortgage Modification No. 3 by signing any such counterpart.

         EXECUTED as of the date first hereinabove written.

                                SECURED PARTIES:

                                THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Agent

                                 By:________________________________
                                    Title:

                                 MORTGAGOR:
                                 TEXAS-NEW MEXICO POWER COMPANY, a Texas
                                 corporation

                                 By:________________________________
                                    Title:

The undersigned hereby consents and agrees to the foregoing pursuant to Section l(c) of the Intercreditor Agreement as defined in the Existing Facility Agreement.

THE CHASE MANHATTAN BANK
 (NATIONAL ASSOCIATION),
as Collateral Agent


By:
Title:
STATE OF NEW YORK

COUNTY OF NEW YORK

     This instrument was acknowledged before me on the ____ day of November, 1995, by --------------------------- , ------------------------------- of THE
CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Agent.


                                           -----------------------------
                                           NOTARY PUBLIC in and for
                                           the State of NEW YORK

My Commission Expires:

------------------------------------------------------------------
                     Typed or Printed Name of Notary

STATE OF NEW YORK

COUNTY OF NEW YORK

     This instrument was acknowledged before me on the_____ day of November, 1995, by -----------------------------------------------------------------------
of THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Collateral Agent.


                               -----------------------------------------
                                    NOTARY PUBLIC in and for
                                    the State of NEW YORK

My Commission Expires:

                          -----------------------------------------
                                   Typed or Printed Name of Notary

STATE OF TEXAS

COUNTY OF ______________

     This instrument was acknowledged before me on the _______ day of November, 1995, by ------------------------------------------------------------------- of
TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation, on behalf of said corporation.

                                  ------------------------------------------
                                        NOTARY PUBLIC in and for
                                          the State of TEXAS

My Commission Expires:

-------------------------------------------------------------------
                                 Typed or Printed Name of Notary

                                                                    EXHIBIT J




                                            ASSIGNMENT  AND AMENDMENT  AGREEMENT
                                    dated  as  of   November   3,  1995,   among
                                    TEXAS-NEW  MEXICO  POWER  COMPANY,  a  Texas
                                    corporation   ("TNP");    TEXAS   GENERATING
                                    COMPANY II, a Texas  corporation ("TGC II");
                                    the   financial   institutions   listed   in
                                    Schedule   I  hereto  in  their   respective
                                    capacities   as  parties  to  the   Existing
                                    Facility  Agreement  referred  to below (the
                                    "Existing  Facility  Banks"),  including THE
                                    CHASE MANHATTAN BANK (NATIONAL  ASSOCIATION)
                                    ("Chase"),  in its capacity as agent for the
                                    Existing  Facility Banks and the Replacement
                                    Note  Holder  under  the  Existing  Facility
                                    Agreement  defined below (in such  capacity,
                                    the   "Original   Agent"),   including   its
                                    capacity as agent for the Existing  Facility
                                    Banks and the Replacement  Note Holder under
                                    the Existing Facility Security Documents (as
                                    defined in the TNP Credit Agreement  defined
                                    below)   (hereinafter   in   such   capacity
                                    referred  to  as  the  "Original  Collateral
                                    Agent"); the lenders (the "Lenders") party to the TNP Credit Agreement, as defined below; and CHEMICAL BANK ("Chemical"), as administrative agent and collateral agent for the Lenders (in such capacities, the "Administrative Agent" and the Collateral Agent", respectively).


                                           Preliminary Statement

                  A. Certain of the parties hereto entered into the Project Loan and Credit Agreement, dated as of October 1, 1988 (the "Unit 2 Original Credit Agreement"), by and among TNP, Texas PFC, Inc. ("TPFC"), Algemene Bank Nederland N.V., the Houston Agency, as issuing bank (the "Issuing Bank"), certain of the Existing Facility Banks (the "Prior Unit 2 Banks") and the Original Agent. The initial loans under the Unit 2 Original Credit Agreement were made on October 4, 1988. Subsequent to such date, certain of the parties hereto entered into the following amendments to the Unit 2 Original Credit Agreement: Amendment No. 1 dated as of May 1, 1989; and Amendment No. 2 dated as of May 31, 1991 (the Unit 2 Original Credit Agreement, as amended by the foregoing amendments, being called the "Unit 2 Prior Credit Agreement"). Capitalized terms used but not otherwise defined in the introductory paragraph hereof or in this Preliminary Statement shall have the meanings ascribed to such terms in Section 1.01 of the Existing Facility Agreement referred to in paragraph (G) of this Preliminary Statement.

                  B. Certain of the parties hereto entered into the Project Loan and Credit Agreement, dated as of December 1, 1987 (the "Unit 1 Original Credit Agreement"), by and among TNP, Project Funding Corporation ("PFC"), Westpac Banking Corporation ("Westpac"), as issuing bank, the banks party thereto (the " Prior Unit 1 Banks") and Chase, as agent. The initial loans under the Unit 1 Original Credit Agreement were made on December 3, 1987. Subsequent to such date, certain of the parties to the Unit 1 Original Credit Agreement entered into the following amendments thereto: Amendment No. 1 dated as of July 1, 1988; Amendment No. 2 dated as of August 26, 1988; Amendment No. 3 dated as of October 1, 1988; Amendment No. 4 dated as of May 1, 1989; Amendment No. 5 dated as of May 30, 1990; Amendment No. 6 dated as of October 22, 1990; and the letter agreements dated September 20, 1991 and September 23, 1991 (the Unit 1 Original Credit Agreement, as amended by the foregoing amendments, being called the "Unit 1 Prior Credit Agreement" and, together with the Unit 2 Prior Credit Agreement, the "Prior Credit Agreements").

                  C. The Preliminary Acceptance Date occurred as of May 31, 1991, and on that date, pursuant to the terms of the TGC II Assumption
Agreement, TGC II assumed certain of the obligations and liabilities of TPFC under the Unit 2 Prior Credit Agreement and the other Project Documents to which TPFC was a party. Thus, the Alternative Assumption Date occurred as of May 31, 1991, and as a result of such assumption, TPFC transferred ownership of Unit 2 to TGC II.

                  D. On September 30, 1991, TNP canceled the commercial paper program provided for in the Unit 2 Prior Credit Agreement and requested that the Issuing Bank terminate the letter of credit supporting commercial paper notes issued thereunder. As a result, the provisions of the Unit 2 Prior Credit Agreement pertaining to the Issuing Bank and commercial paper notes have become inoperative and the Issuing Bank no longer acts as issuing bank thereunder.

                  E. TNP, the Prior Unit 2 Banks and the Prior Unit 1 Banks entered into an agreement in principle dated as of November 7, 1991 (as modified on November 15, 1991) in connection with certain amendments to the Prior Credit Agreements for, among other things, the extension of certain scheduled repayment dates, the payment and prepayment by TGC II and the purchase by TNP of Project Loans and increases in interest rates and fees thereunder. The Prior Unit 1 Banks entered into the Unit I First Amended and Restated Project Loan and Credit Agreement dated as of January 8, 1992 (the "Unit 1 Credit Agreement") among TNP, Texas Generating Company, as successor in interest to PFC, the banks party thereto (the "Unit 1 Banks") and Chase, as agent, in order to effect the agreement in principle. Simultaneously with the execution of the Unit 1 Credit Agreement, the Prior Unit 2 Banks entered into the Unit 2 First Amended and Restated Project Loan and Credit Agreement dated as of January 8, 1992 (the "Unit 2 Credit Agreement") among TNP, TGC II, the Original Unit 2 Banks and the Original Agent. The Unit 2 Credit Agreement became effective on January 24, 1992, upon the satisfaction of the conditions precedent thereto as set out in
Section 8.01 thereof.

                  F. On January 27, 1992, TNP and TGC II satisfied the conditions in Section 8.02 of the Unit 2 Credit Agreement to cause the occurrence of the Extension Date (as defined therein). TNP issued its Series T Bonds and its First Secured Debentures Due January 15, 1999, and applied the net proceeds thereof to, among other things, purchase pro rata from the Unit 1 Banks $65,000,000 of the loans outstanding under the Unit 1 Credit Agreement and to purchase pro rata from the Original Unit 2 Banks $65,000,000 of the loans outstanding under the Unit 2 Credit Agreement. The loans acquired by TNP from the Original Unit 2 Banks were, automatically upon their purchase by TNP, converted into the First Replacement Loan, evidenced by the First Replacement Note that is secured pursuant to the Security Documents pari passu with the other Obligations under the Unit 2 Credit Agreement and the other Project Documents. The First Secured Debentures are secured by TNP's pledge of the First Replacement Note to the First Debenture Trustee (the "Replacement Note Holder") under the First Secured Debenture Indenture. As a result of the pledge of the First Replacement Note, the First Secured Debentures indirectly share pari passu in the Original Unit 2 Banks' Collateral.

                  G. The parties to the Unit 2 Credit Agreement entered into Amendment No. 1 thereto ("Amendment No. 1") dated as of September 21, 1993 (the Unit 2 Credit Agreement, as amended by Amendment No. 1, being called the "Existing Facility Agreement") in order (i) to provide, among other things, for the extension of certain scheduled repayment dates and the prepayment by TGC II of $75,750,000 of Existing Project Loans and (ii) to facilitate TNP's or TGC II's indirectly securing certain additional debt securities with the Collateral.

     H. By virtue of the First Debenture Trustee Consent, the Replacement Note Holder consented to the extent required to the provisions of Amendment No. 1.

                  I. Simultaneously with the execution of Amendment No. 1, the parties to the Unit 1 Credit Agreement entered into Amendment No. 1 thereto (as amended, the "Amended Unit 1 Credit Agreement") in order to effect amendments to the Unit 1 Credit Agreement providing, among other things, for the purchase by TNP of additional loans thereunder.

                  J. The funds necessary for the payments and prepayments of Existing Project Loans pursuant to Amendment No. 1 and the Amended Unit 1 Credit Agreement were provided in part by the issuance by TNP of new first mortgage bonds in an aggregate principal amount of $100,000,000 under the TNP Bond Indenture and available cash.

                  K. TNP is entering into a revolving credit agreement (the "TNP Credit Agreement") with certain lenders (the "Lenders") and Chemical Bank, as Administrative Agent and Collateral Agent for the Lenders. It is a condition precedent to the effectiveness of the TNP Credit Agreement that (a) TGC II borrow and have outstanding under the Existing Facility Agreement Project Loans in an aggregate principal amount equal to $147,750,000, (b) the Existing Facility Agreement be amended as provided herein, (c) TGC II transfer to TNP, in satisfaction of intercompany indebtedness owed by it to TNP, the proceeds of borrowings made under the Existing Facility Agreement on the Effective Date which, together with the borrowings to be made on the Effective Date pursuant to the TNP Credit Agreement, will be sufficient to provide the necessary funds for the purchase contemplated by the following clause (d), (d) TNP purchase from the Existing Facility Banks all of the Project Loans under the Existing Facility Agreement and (e) TNP pledge to Chemical Bank, as Collateral Agent, the Project Loans and all of the promissory notes evidencing the same, and all rights and interests of TNP under the Existing Facility Agreement and the other Existing Facility Documents.

                  L. TNP has requested that the Existing Facility Banks, the Original Agent and the Original Collateral Agent assign and transfer their interests under the Existing Facility Agreement and certain related documents to TNP, the Administrative Agent and the Collateral Agent, respectively. TNP desires to purchase all Project Loans outstanding under the Existing Facility Agreement and the Administrative Agent and the Collateral Agent desire to accept the transfer of such interests. The Existing Facility Banks, the Original Agent and the Original Collateral Agent desire to effect the foregoing assignments and transfers and to be released from their obligations under the Existing Facility Agreement.

                  M. The parties hereto desire that the guarantee of, and security interests securing, the obligations under the Existing Facility Agreement and such related documents continue to guarantee and secure obligations under the Existing Facility Agreement after the amendments described in Section 1.02 and the assignments described in Section 1.03. The parties hereto desire to effect the transactions provided for herein, all upon the terms and subject to the conditions set forth herein.

                  Accordingly, the parties hereto hereby agree as follows:


I.  ASSIGNMENT AND AMENDMENT

                  SECTION 1.01. Effective Date; Funding Memorandum. (a) The Effective Date (as defined in Article III) shall be specified by TNP as provided in paragraph (b) below and shall be a Business Day as of which all the conditions specified in Article III shall have been (or shall be) satisfied.

                  (b) TNP shall provide written notice proposing a date as the Effective Date at least three Business Days prior thereto to the Administrative Agent, which shall send copies of such notice to the Lenders, and to the Original Agent, which shall send copies of such notice to the Existing Facility Banks. At least three Business Days prior to the Effective Date, TNP shall provide to the Original Agent and the Administrative Agent a funding memorandum (the "Funding Memorandum") setting forth (x) with respect to the Existing Facility Agreement, the amount of all outstanding Project Loans thereunder as of the Effective Date, and (y) the respective amounts to be paid to and received by the Existing Facility Banks on the Effective Date pursuant to Sections 1.05(c) and (d).

                  SECTION 1.02. Amendments to Existing Facility Agreement. Subject to the conditions set forth in Article III, on the Effective Date, immediately prior to the consummation of the assignments referred to in Section 1.03, the Existing Facility Agreement shall be amended as follows:

     (a) by adding the following definitions to Section 1.01 in the appropriate alphabetical order:

                           "Assignment and Amendment  Agreement"  shall mean the
                  Assignment and Amendment Agreement substantially in the form of Exhibit J to the TNP Credit Agreement.

                           "TNP  Credit  Agreement"  shall  mean  the  Revolving
                  Credit Facility Agreement dated as of November 3, 1995 among TNP, the lenders party thereto and Chemical Bank, as Administrative Agent for the lenders, as amended, modified or otherwise supplemented from time to time.

     (b) by deleting from Section 1.01 the definition for the term "Final Maturity Date" and replacing it with the following:

                           "Final Maturity Date"  shall mean November 3, 2000.

     (c) by deleting from Section 1.01 the definition of "Available Amount".

     (d) by deleting subsection 4.02(b)(iii) in its entirety;

     (e) by amending subsection 4.05(b)(ii) by adding the following sentence at the end thereof:

                           "Notwithstanding  the  foregoing,   the  transactions
                  contemplated by the Assignment and Amendment Agreement and the TNP Credit Agreement, including the borrowings under this Agreement, the assignment of the Project Notes to TNP and the pledge thereof to the collateral agent for the benefit of the Lenders under the TNP Credit Agreement, shall be expressly permitted under this subsection 4.05(b)(ii), and the obligations under the TNP Credit Agreement may be indirectly secured by the Collateral as contemplated therein, and the requirements of paragraphs (c) through (i) of this Section
                  4.05 shall not apply to such transactions."

     (f) by deleting subsections 5.02(b)(i)(A), (B) and (C), subsections 5.02(b)(iv) and (vi), Section 9.33 and Section 9.34 in their entirety;

     (g) by amending clause (a) of Section 7.05, to insert the words "or purchase by TNP" after the words "or Conversion" and by amending subclause (i) of Section 7.05 by inserting the words "(including upon any such purchase)" after the words "the amount so paid";

     (h) by deleting from Section 10.21(b) the phrase ", and for the period from January 1, 1993 until the provisions of Section 9.33 hereof have been terminated, Available Amount (including the components thereof),";

     (i) by amending Section 10.08 by (i) adding a new clause (e) which shall read in its entirety as follows:

     "(e) any guaranty of the obligations of TNP under the TNP Credit Agreement; provided that the obligations of TGC II under any such guaranty in respect of the principal amount of (i) borrowings by TNP and (ii) payments on the Project Loans shall in no event exceed $150,000,000 in the aggregate."

         and (ii) relettering clause (e) as clause (f); and

     (j) by amending Section 10.11 by adding the following clause at the end thereof:

                           "; provided, that, notwithstanding the foregoing, the
                  transactions contemplated by the Assignment and Amendment Agreement and the TNP Credit Agreement shall be expressly permitted hereunder."

Other than as set forth in Section 1.03, the interests, rights and obligations of TNP under the Project Documents shall be limited to those set forth in the Existing Facility Agreement, as amended hereby, and the Project Documents, the Security Documents and the First Amendment Documents, each as defined in the Existing Facility Agreement (collectively, the "Existing Facility Documents"), as amended (if applicable), and all the Existing Facility Documents shall continue in their original or amended form, as applicable, in full force and effect for the benefit of TNP and the Replacement Note Holder and all references in any thereof to the Existing Facility Agreement or to any Existing Facility Document shall be deemed references to the Existing Facility Agreement or to such Existing Facility Document, as amended hereby (if applicable), and as hereafter amended, supplemented or otherwise modified from time to time.

                  SECTION 1.03. Assignments. (a) Subject to the conditions set forth in Article III and the payment by TNP to the Original Agent of all amounts required to be paid under Section 1.05(c), effective as of the Effective Date,
(i) each of the Existing Facility Banks hereby assigns and transfers to TNP, without recourse, representation or warranty (other than as expressly set forth in Article II), all its Project Loans and all its related rights and interests under (x) the Existing Facility Agreement and (y) the Existing Facility Documents, and (ii) The Chase Manhattan Bank (National Association), in its capacities as the Original Agent and the Original Collateral Agent, respectively, hereby resigns in favor of, and assigns all its rights under the Existing Facility Agreement and the Existing Facility Documents, without recourse or warranty, to Chemical Bank, and Chemical Bank hereby accepts such assignment and agrees to serve as Agent and Collateral Agent under the Existing Facility Agreement and the Existing Facility Security Documents. The purchase price to be paid by TNP for the Project Loans and all such rights and interests to be purchased by it shall be the amount payable under Section 1.05(c). Notwithstanding the foregoing, (i) the Existing Facility Banks shall retain the exclusive right under the Existing Facility Agreement to receive and retain the payments referred to in Section 1.05(c) and (ii) the Existing Facility Banks, the Original Agent and the Original Collateral Agent shall retain on a non-exclusive basis all their rights under the Existing Facility Agreement and the Existing Facility Documents (which rights shall also be vested in TNP, the Administrative Agent and the Collateral Agent) in respect of indemnification and expense reimbursement obligations for any and all losses, damages, expenses or similar amounts which they may have sustained or incurred or may hereafter sustain or incur in connection with the transactions contemplated by the Existing Facility Agreement and the Existing Facility Documents, including under Sections 7, 13 and 14 of the Existing Facility Agreement, which shall survive the amendment of the Existing Facility Agreement. Solely for purposes of Section
7.05 of the Existing Facility Agreement, the assignments and purchases of the Project Loans on the Effective Date shall be treated as if they were prepayments of such Loans. In implementation of the foregoing, the Existing Facility Banks agree to deliver to the Original Agent, who will deliver to TNP on the Effective Date, all promissory notes issued to the Existing Facility Banks under the Existing Facility Agreement (the "Original Notes") duly endorsed to TNP and delivered to the Collateral Agent, on behalf of the Lenders, together with duly executed instruments of transfer satisfactory to TNP and the Lenders and the Collateral Agent.

                  (b) Subject only to the effectiveness of the assignment to TNP of the Project Loans and the related rights and interests of the Existing Facility Banks pursuant to paragraph (a) above, TNP hereby assumes and agrees to perform and be bound by all the provisions of and obligations of the Existing Facility Banks under the Existing Facility Agreement and the Existing Facility Documents. Without limiting the foregoing, TNP expressly agrees with Chase, in its capacity as Collateral Agent under the Intercreditor Agreement, for the benefit of the Project Creditors (as defined in the Intercreditor Agreement), to be bound as a Project Creditor by and comply with the provisions of the Intercreditor Agreement.

                  (c) As a result of the assignments and agreements provided for in paragraph (a) above, Chemical, as Agent and Collateral Agent under the Existing Facility Agreement and the Security Documents, will be the nominal agent of (i) TNP in its capacity as a lender and holder of Project Loans under the Existing Facility Agreement and (ii) the Replacement Note Holder in its capacity as holder of the First Replacement Note under the Existing Facility Agreement. TNP acknowledges that it is purchasing the Project Loans solely in order to pledge the same to Chemical as Collateral Agent under the Note Pledge Agreement (as defined in and pursuant to the TNP Credit Agreement) and for the benefit of Chemical and the Lenders under such Agreement, and agrees that Chemical shall have no fiduciary or other obligations to TNP in its capacity as Agent or Collateral Agent under the Existing Facility Agreement or the Security Documents, other than any obligations expressly set forth in the Note Pledge Agreement (as such term is defined in the TNP Credit Agreement). Without limiting the foregoing, TNP agrees that Chemical may take or omit to take, in its capacity as Agent and Collateral Agent, any such actions as it shall be requested to take or omit to take by the Lenders or any of them, or as it may deem to be in the best interests of the Lenders (including Chemical) or in its own best interests as Agent and Collateral Agent, regardless of the effects or potential effects of such actions or omissions upon the rights or interests of TNP, and that Chemical shall have no liability to TNP for the consequences of any such actions or omissions. Nothing in this paragraph shall in any way affect the obligations of Chemical to the Replacement Note Holder in its capacity as Agent or Collateral Agent under the Existing Facility Agreement or the Existing Facility Security Documents.

                  (d) In connection with the assignments provided for in paragraph (a) above, Chase and Chemical hereby waive the assignment fees that would otherwise be payable under Section 16.01 of the Existing Facility Agreement.

                  SECTION 1.04 Consents and Releases. (a) TNP and TGC II each hereby consent and agree to the transactions to be effected pursuant to Sections
1.02 and 1.03 and hereby release, effective on the Effective Date, the Existing Facility Banks from all their obligations under the Existing Facility Agreement and the Existing Facility Documents. From and after the Effective Date, the Existing Facility Banks shall have no further rights to or interest in any of the Collateral. TNP and TGC II each acknowledge that the Lenders are not assuming the obligations of the Existing Facility Banks under the Existing Facility Agreement and agree that the obligations of the Lenders shall be limited to those set forth in the TNP Credit Agreement.

                  (b) Each of the Existing Facility Banks and the Replacement Note Holder hereby authorizes and instructs Chase in its capacities as Original Agent and Original Collateral Agent to execute and deliver (i) this Agreement,
(ii) the Sixth TGC II Modification and Extension Agreement made as of November 3, 1995 among the Original Agent, the Original Collateral Agent, TNP and TGC II,
(iii) the TNP Second Lien Mortgage Modification No. 3 dated as of November 3, 1995 between TNP, the Original Agent and the Original Collateral Agent, (iv) the Assignment of TGC II Mortgage Lien made as of November 3, 1995 by the Original Agent and the Original Collateral Agent to and in favor of Chemical Bank, as Agent under the Existing Facility Documents, (v) the Assignment of TNP Second Mortgage Lien made as of November 3, 1995 by the Original Agent and the Original Collateral Agent to and in favor of Chemical Bank, as Agent under the Existing Facility Documents and (vi) such other instruments, documents, certificates and agreements, and to take such other action, as may be reasonably necessary or proper to accomplish the assignments contemplated by this Agreement.

     SECTION 1.05. Payments. Subject to the conditions set forth in Article III hereof, on the Effective --------- Date:

                  (a) TGC II shall transfer to TNP proceeds of borrowings under the Existing Facility Agreement which, together with the proceeds of the borrowing provided for in (b) below, will provide the necessary funds for the payments required to be made by TNP under (c) below;

                  (b) TNP shall borrow $43,000,000.00 under the TNP Credit Agreement;

                  (c) TNP shall pay to the Original Agent, in the manner provided in the Funding Memorandum, an amount equal to the sum of (i) the aggregate principal amount of all Project Loans outstanding under the Existing Facility Agreement (whether or not then due), (ii) all accrued and unpaid interest on all Project Loans outstanding under the Existing Facility Agreement (whether or not then due) and (iii) without limitation of Section 1.03, all fees and other amounts, including any break funding costs arising as a result of the payments provided for herein (to the extent provided in the Funding Memorandum), accrued (whether or not then due) under the Existing Facility Agreement or any Existing Facility Document and unpaid;

                  (d) the Original Agent shall forthwith distribute the amounts received by it pursuant to paragraph (c) above to the Existing Facility Banks in the manner required under the Existing Facility Agreement; and

                  (e) TNP shall pay to the Administrative Agent, in the manner provided in Section 2.16 of the TNP Credit Agreement for distribution to the Lenders in accordance with the TNP Credit Agreement, all fees and other amounts payable to the Lenders pursuant to Article III hereof on the Effective Date.

                  The parties acknowledge that certain break funding costs under the Existing Facility Agreement may not have been notified to TGC II, and TGC II agrees to pay such costs in accordance with the Existing Facility Agreement.


II.  REPRESENTATIONS AND WARRANTIES

                  SECTION 2.01. Representations and Warranties of Existing Facility Banks. (a) Each of the Existing Facility Banks represents and warrants, as of the Effective Date, to TNP, the Lenders, the Administrative Agent and the Collateral Agent that it is the beneficial and record owner of the Project Loans to be assigned by it as contemplated by Section 1.03, that it has not sold, transferred or created any participating interest in or lien upon such Project Loans (except participating interests which will terminate upon the assignment provided for in Section 1.03) and that the Notes being delivered by it pursuant to Article III are the only Notes evidencing such Project Loans.

                  (b) Each of the Existing Facility Banks represents and warrants to TNP, TGC II, the Lenders and the Administrative Agent that it has the power and authority to execute, deliver and perform its obligations under this Agreement and that this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity.

                  SECTION   2.02.   Representations   and   Warranties   of  the
Administrative  Agent  and  the  Collateral  Agent  and  Lenders.  Each  of  the
Administrative Agent, the Collateral Agent and the Lenders represents and warrants to TNP, TGC II and the Existing Facility Banks that it has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and that this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity.

                  SECTION 2.03.  Representations  and  Warranties of TNP and TGC
II. Each of TNP and TGC II represents and warrants to the Existing Facility Banks, the Lenders, the Administrative Agent and the Collateral Agent that (a) it has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and that this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity, and (b) this Agreement and the consummation of the transactions contemplated hereby will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate of incorporation or by-laws of such party,
(B) any order of any governmental authority or (C) any provision of any indenture or other material agreement or other instrument to which such party is bound, (ii) result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or instrument or
(iii) result in the creation or imposition of any Lien upon or with respect to any property or assets of such party other than as contemplated hereby, by the TNP Credit Agreement or by the Existing Facility Documents. No action, consent or approval of, registration or filing with or any other action by, any governmental authority or the Replacement Note Holder, other than those that have previously been obtained and disclosed in writing to the Administrative Agent, is or will be required in connection with this Agreement and the transactions contemplated hereby.


III.  CONDITIONS

                  The transactions contemplated by Sections 1.02, 1.03, 1.04 and
1.05 shall become effective only upon the satisfaction, on a single date (the "Effective Date") on or prior to November 3, 1995, of the following conditions:

     (a) the Administrative Agent shall have received one or more counterparts of this Agreement executed by each of the parties hereto;

                  (b) the Existing Facility Banks shall have delivered the Original Notes, endorsed in favor of TNP, to the Original Agent, and such Original Notes shall be available for delivery as provided in
         Section 1.03; and

                  (c) the TNP Credit Agreement shall have been executed and delivered by the parties thereto and shall have become effective, and each condition precedent set forth in Section 4.1 or 4.2 of the TNP Credit Agreement shall have been satisfied.


IV.  MISCELLANEOUS

     SECTION 4.01. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                  SECTION 4.02. Effect of Modification. The Obligations (as defined in the Existing Facility Agreement) are secured by the liens, security interests and assignments of the TGC II Mortgage, the TNP Second Lien Mortgage and the other Security Documents and guaranteed by TNP under the TNP Guaranty. The validity and priority of the liens, security interests and assignments of the TGC II Mortgage, the TNP Second Lien Mortgage and the other Security Documents, and the validity and enforceability of the TNP Guaranty, shall not be extinguished, impaired, reduced, released, or adversely affected by the terms of this Agreement or the TNP Credit Agreement.

                  SECTION  4.03.  Extension of Rights and Liens.  Each of TGC II
and TNP hereby extends all rights, titles, liens, security interests, assignments, powers and privileges securing the Obligations by virtue of the TGC II Mortgage, the TNP Second Lien Mortgage and the other Security Documents, as the case may be, until all of such Obligations have been paid in full and agrees that the execution of this Agreement or the TNP Credit Agreement shall in no manner impair the rights, titles, liens, security interests, assignments, powers and privileges existing by virtue of the TGC II Mortgage, the TNP Second Lien Mortgage or the other Security Documents, as they are extended and modified hereby or by agreements and instruments executed pursuant to the terms hereof.

                  SECTION 4.04. Joinder of Guarantor; No Merger. (a) TNP, as guarantor under the TNP Guaranty, hereby (i) consents to the execution, delivery and performance by TGC II of this Agreement and any amendment to any Project Document or Security Document to which TGC II is or is intended to be a party and the consummation of the transactions contemplated hereby and thereby, (ii) agrees that the TNP Guaranty shall remain in full force and effect after giving effect to such transactions and (iii) acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the TNP Guaranty.

(b) Neither TNP nor any of the other parties to this Agreement intend that there be and there shall not in any event be, a merger of any of the rights or interests of the Secured Parties under the terms of the TNP Guaranty with the rights or interests of TNP in and to the TNP Guaranty by virtue of the assignments and purchases contemplated hereby, and the parties expressly provide that such rights and interests of the Secured Parties on the one hand, and the rights and interests of TNP on the other, be and remain at all times separate and distinct with all such rights and obligations continuing to guarantee the Obligations.

     SECTION 4.05. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 4.06. Amendment. This Agreement may be waived, modified or amended only by a written agreement executed by TNP, TGC II, the Original Agent and the Administrative Agent.

                  SECTION 4.07. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 4.08. Expenses; Indemnity. (a) Each of TGC II and TNP agrees to pay all reasonable out-of-pocket expenses incurred by (i) the Administrative Agent in connection with the preparation of this Agreement, the TNP Credit Agreement and the other documents contemplated hereby and thereby (whether or not the transactions hereby or thereby contemplated shall be consummated), (ii) any Existing Facility Bank, the Original Agent, any Lender or the Administrative Agent in connection with any action which may be instituted by any Person against any of them in respect of the foregoing, or as a result of any transaction arising from the foregoing and (iii) the Administrative Agent in connection with the preparation of any amendments to or waivers or consents of or under this Agreement or the TNP Credit Agreement or other documents contemplated hereby or thereby including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent. TNP agrees that it shall indemnify each Existing Facility Bank, the Original Agent, each Lender and the Administrative Agent from and hold such parties harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement.

                  (b) Each of TGC II and TNP agrees to indemnify each Existing Facility Bank, the Original Agent, each Lender and the Administrative Agent and its directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including, without limitation, reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the preparation, execution and delivery of this Agreement, the TNP Credit Agreement and the other documents contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder and the consummation of the transactions contemplated hereby or thereby or (ii) any funding or other costs incurred by the Existing Facility Banks or the Lenders in the event the Effective Date does not occur on the date proposed by TNP; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) The provisions of this Section 4.08 shall survive and remain operative and in full force and effect regardless of whether or not the transactions contemplated hereby are consummated or such consummation is delayed, and regardless of the amendment of the Existing Facility Agreement, the purchase of the Project Loans, the termination of this Agreement or the TNP Credit Agreement, the invalidity or unenforceability of any term or provision of this Agreement, the Existing Facility Agreement or any agreement referred to therein, the TNP Credit Agreement or any agreement referred to therein or the Original Notes, or any investigation made by or on behalf of any Indemnitee. All amounts due under this Section 4.08 shall be payable on written demand therefor accompanied by evidence in reasonable detail sufficient to identify the nature and amount of the expense so incurred.

                  SECTION 4.09. No Novation. Neither this Agreement nor the execution, delivery or effectiveness of the TNP Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Facility Agreement or discharge or release the Lien or priority of any Security Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Facility Agreement or instruments securing the same, which shall remain in full force and effect, except to the extent modified hereby or by instruments executed pursuant hereto. Nothing in this Agreement, the TNP Credit Agreement, or any other document contemplated hereby or thereby shall be construed as a release or other discharge of any Borrower or any Guarantor or any Pledgor or any Assignor or any Mortgagor under any Existing Facility Document from any of its obligations and liabilities as a "Borrower", "Guarantor" or "Pledgor" under the Existing Facility Agreement or the Existing Facility Documents. Each of the Existing Facility Agreement and the Existing Facility Documents shall remain in full force and effect except to any extent modified hereby or in connection herewith. Notwithstanding any provision of this Agreement or the TNP Credit Agreement, the provisions of Sections 13 and 14 of the Existing Facility Agreement, including all defined terms used therein, will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Effective Date.

                  SECTION 4.10. Certain Agreements. Each of TNP and TGC II agrees that (a) for all purposes of the TNP Credit Agreement, the transactions contemplated by this Agreement shall be deemed to constitute "Transactions" as defined in the TNP Credit Agreement. It is understood and agreed by all parties hereto that in the event that the assignments provided for in Section 1.03 do not occur for any reason, then the amendments to the Existing Facility Agreement provided for herein shall be null and void. TNP and TGC II agree that any obligations of TGC II on account of interest on the Pledged Notes (as defined in the TNP Credit Agreement) shall be cancelled until the occurrence of an Event of Default (as defined in the TNP Credit Agreement) at which time and at all times thereafter such Pledged Notes shall bear interest at the rates, and payable in the manner, provided in the Existing Facility Agreement with payments to be delivered to and held by the Collateral Agent for application in accordance with the provisions of the Note Pledge Agreement (as defined in the TNP Credit Agreement).


                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first above written.


     TEXAS-NEW MEXICO POWER COMPANY,

     by /s/ Patrick L. Bridges
     Name: Patrick L. Bridges
     Title: Treasuer


     TEXAS GENERATING COMPANY II,

     by /s/ M. S. Cheema
     Name:   M. S. Cheema
     Title:    Vice President


     THE CHASE MANHATTAN BANK, N.A., individually as an Existing Facility Bank and as Original Agent and Original Collateral Agent,

     by /s/ Thomas L. Casey
     Name:  Thomas L. Casey
     Title:    Vice President


     CHEMICAL BANK, individually as a Lender and as Administrative Agent and Collateral Agent,

     by /s/ Jane Ritchie
     Name:  Jane Ritchie
     Title:   Vice President

Existing Facility Banks

ABN AMRO BANK N.V., HOUSTON AGENCY,

     by /s/ Michael N. Oakes
     Name:  Michael N. Oakes
     Title:    Vice President


     by /s/ M. A. Tribolet
     Name:  M. A. Tribolet
     Title:    Group Vice President


BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION,

     by
          /s/ Robert Eaton
        Name:  Robert Eaton
        Title:   Vice President


THE BANK OF NEW YORK,

     by
          /s/ Ian K. Stewart
        Name:  Ian K. Stewart
        Title:   Senior Vice President


THE BANK OF NOVA SCOTIA,

     by
          /s/ A. S. Norsworthy
        Name:  A. S. Norsworthy
        Title:   Assistant Agent


CREDIT SUISSE,

     by
          /s/ David Worthington
        Name:  David Worthington
        Title:    Member of Senior Management

     by
          /s/ Marilou Palenzuela
        Name:  Marilou Palenzuela
        Title:    Member of Senior Management


FLEET BANK OF MASSACHUSETTS, N.A.,

     by
          /s/ Brian O'Connor
        Name:  Brian O'Connor
        Title:   Vice President


NATIONSBANK OF TEXAS, N.A.,

     by
        /s/  Bryan L. Diers
       Name:   Bryan L. Diers
       Title:    Senior Vice President

PROSPECT STREET SENIOR PORTFOLIO, L.P.,

     by  PROSPECT STREET SENIOR LOAN CORP., Managing General Partner,

     by
          /s/ Dana E. Erikson
        Name:  Dana E. Erikson
        Title:   Vice President

UNION BANK,

     by
          /s/   John M. Edmonston
        Name:  John M. Edmonston
        Title:   Vice President


WESTPAC BANKING CORPORATION,

     by
          /s/ George Alexander
        Name:  George Alexander
        Title:   Vice President


BANK AUSTRIA AKTIENGESELLSCHAFT
(Succesor in Interest to Z - LNDERBANK
AUSTRIA A.G.),

     by
          /s/ Mark Nolan                     /s/ J. Anthony Seay
        Name:  Mark Nolan                    Anthony Seay
        Title:   Assistant Vice President     Vice President



Voting Participants under Chase Credit Agreement


CHRISTIANA BANK,

     by
          /s/ Justin F. McCarty, III
        Name:  Justin F. McCarty, III
        Title:   Vice President

     by
          /s/ Hans Chr. Kjelsrud
        Name:  Hans Chr. Kjelsrud
        Title:   Vice President


THE NIPPON CREDIT BANK, LTD.,

     by
          /s/  James J. Pasquale
        Name:   James J. Pasquale
        Title:    Senior Manager

Lenders under the TNP Credit Agreement


THE FIRST NATIONAL BANK OF BOSTON,

                                    by
                                         /s/  Rita M. Cahill
                                       Name:  Rita M. Cahill
                                       Title:   Vice President
THE BANK OF MONTREAL,

                                    by
                                         /s/   Julia B. Buthman
                                       Name:   Julia B. Buthman
                                       itle:    Director

THE BANK OF NEW YORK,

                                    by
                                         /s/  Ian K. Stewart
                                       Name:   Ian K. Stewart
                                       Title:    Senior Vice President

CIBC, INC.,

                                    by
                                         /s/   Robert S. Lyle
                                       Name:   Robert S. Lyle
                                      Title:    Vice President

CREDIT LYONNAIS, NEW YORK BRANCH,

                                    by
                                         /s/   Robert Ivosevich
                                       Name:   Robert Ivosevich
                                       Title:    Senior Vice President

NATIONSBANK OF TEXAS, N.A.,

                                    by
                                         /s/   Bryan L. Diers
                                        Name:   Bryan L. Diers
                                        Title:    Senior Vice President

THE NIPPON CREDIT BANK, LTD.,

                                    by
                                         /s/   James J. Pasquale
                                       Name:   James J. Pasquale
                                       Title:    Senior Manager

UNION BANK,

                                    by
                                         /s/   John M. Edmonston
                                       Name:   John M. Edmonston
                                       Title:    Vice President

                                                              EXHIBIT K
                  [FORM OF ASSIGNMENT OF TGC II MORTGAGE LIEN]

ATTENTION:  ROBERTSON COUNTY, TEXAS RECORDER
RECORDING REQUESTED BY, AND WHEN RECORDED MAIL TO:

Chemical Bank
In care of Donald H. Snell, Esq.
Snell, Banowsky & Trent
200 Crescent Court, Suite 1000
Dallas, Texas 75201


                       ASSIGNMENT OF TGC II MORTGAGE LIEN

THE STATE OF TEXAS,        )
                                )  ss.:
COUNTY OF ROBERTSON,)

                  THIS ASSIGNMENT OF TGC II MORTGAGE LIEN ("Assignment") is made as of November 3, 1995, by THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) as Agent for the Banks and the Replacement Note Holder (in such capacity, on behalf of the Secured Parties, together with its successors in such capacity, herein called the "Assignor") to, and in favor of CHEMICAL BANK, as agent for Texas-New Mexico Power Company ("TNP") under the Existing Facility Agreement (as defined in Paragraph A of the Recitals) (pursuant to the Assignment Agreement described in paragraph E of the Recitals), and as agent for the Replacement Note Holder under the Existing Facility Agreement (in such capacities, the "Assignee"). Unless otherwise defined herein, the capitalized terms used herein shall have the meanings given to those terms in the TNP Credit Agreement, defined in Paragraph E of the Recitals, or the Existing Facility Agreement, defined in Paragraph A of the Recitals, as applicable.


                                   WITNESSETH

                  A. Certain of the Banks, the Chase Manhattan Bank (National Association) as Agent, TEXAS PFC, INC., a Delaware corporation ("TPFC") and TNP entered into the Project Loan and Credit Agreement dated as of October 1, 1988 (as amended and restated from time to time, the "Existing Facility Agreement") pursuant to which the Banks made Loans, prior to the Alternative Assumption Date to TPFC, and thereafter, to TEXAS GENERATING COMPANY II, a Texas corporation ("TGC II"), in a maximum outstanding aggregate principal amount of TWO HUNDRED EIGHTY-EIGHT MILLION FIVE HUNDRED THOUSAND DOLLARS ($288,500,000.00).

                  B. The  Obligations  under the terms of the Existing  Facility
Agreement were secured, in part, by the terms, provisions, liens, security interests and assignments of that certain TGC II Mortgage and Deed of Trust (with Security Agreement and UCC Financing Statement for Fixture Filing) dated as of October 1, 1988 ("TGC II Mortgage"), which was filed of record on October 4, 1988 in Volume 521 at Page 601 of the Public Records of Robertson County, Texas.

                  C. The Alternative Assumption Date occurred as of May 31, 1991. Certain of the obligations of TPFC under the terms of the Existing Facility Agreement were assumed by TGC II pursuant to that certain Assumption Agreement recorded in Volume 566 at Page 252 of the Public Records of Robertson County, Texas. The TGC II Mortgage Trust Estate was conveyed by TPFC to TGC II pursuant to that certain Conveyance and Bill of Sale effective as of May 31, 1991, recorded in Volume 566 at Page 283 of the Public Records of Robertson County, Texas.

                  D. Subsequent to the execution and delivery of the TGC II Mortgage, TNP, TGC II and the Assignor executed and delivered (i) the First TGC II Modification and Extension Agreement dated as of January 24, 1992 and caused it to be recorded in Volume 573 at Page 484 of the Public Records of Robertson County, Texas, (ii) the Second TGC II Modification and Extension Agreement dated as of January 27, 1992 and caused it to be recorded in Volume 573 at Page 511 of the Public Records of Robertson County, Texas, (iii) the Third TGC II Modification and Extension Agreement dated as of January 27, 1992 and caused it to be recorded in Volume 573 at Page 525 of the Public Records of Robertson County, Texas, (iv) the Fourth TGC II Modification and Extension Agreement dated as of September 29, 1993 and caused it to be recorded in Volume 601 at Page 87 of the Public Records of Robertson County, Texas, (v) the Fifth TGC II Modification and Extension Agreement dated as of June 15, 1994 and caused it to be recorded in Volume 614 at Page 224 of the Public Records of Robertson County, Texas, in each case as a memorial of certain modifications of, amendments to or occurrences of events under the Existing Facility Agreement and to confirm the validity and priority of the liens, security interests and assignments of the TGC II Mortgage securing the Obligations.

                  E. TNP is entering into a Revolving Credit Facility Agreement dated as of the date hereof ("TNP Credit Agreement") with certain Lenders (herein so called) and Chemical Bank, as Administrative Agent and Collateral Agent for the Lenders. It is a condition precedent to the execution of the TNP Credit Agreement that, pursuant to the Assignment Agreement (as defined in the TNP Credit Agreement), (i) the Existing Facility Agreement be further amended,
(ii) all of the Project Loans be purchased by TNP and (iii) all of the related rights and interests under the Existing Facility Documents be assigned and transferred to Assignee by the Assignor pursuant to this Assignment and the Assignment Agreement, so that TNP may then pledge to Chemical Bank, as Collateral Agent, the Project Loans, including all promissory notes evidencing such Project Loans and all of TNP's interest in the Collateral, as security for TNP's obligations under the TNP Credit Agreement.

                  F. TNP, TGC II and the Secured Parties have executed, delivered and caused that certain Sixth TGC II Modification and Extension
Agreement to be filed of record as a memorial of the occurrence of such modifications and amendments set forth in the Assignment Agreement, and to confirm the validity and priority of the liens, security interests and assignments of the TGC II Mortgage securing the Obligations, and Assignor, TNP and Assignee now desire to execute, deliver and cause this Assignment to be filed of record to memorialize the Assignment of the liens, security interests and assignments of the TGC II Mortgage by the Assignor to the Assignee.


                                   Agreements

                  NOW, THEREFORE, for and in consideration of the foregoing recitals, together with the sum of Ten Dollars ($10.00) and other good and valuable consideration, paid and delivered by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignor does hereby SELL, ASSIGN, TRANSFER, CONVEY and DELIVER unto Assignee all of the liens, security interests, assignments and all of the other rights and interests of Assignor in, to and under the TGC II Mortgage and in and to the TGC II Mortgage Trust Estate, TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns forever.


                  IN WITNESS WHEREOF, this Assignment has been executed by Assignor in favor of Assignee effective as of the day and year first above written.


                            ASSIGNOR:

                            THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION),
                             as Agent and as Collateral Agent,
                           by________________________________
                             Name:
                             Title:


                                                     ASSIGNEE:

                                                     CHEMICAL BANK, as agent for
                                                     TNP  under   the   Existing
                                                     Facility          Agreement
                                                     (pursuant to the Assignment
                                                     Agreement),  and  as  agent
                                                     for  the  Replacement  Note
                                                     Holder  under the  Existing
                                                     Facility Agreement,

                               by________________________________
                                 Name:
                                 Title:


                            TNP:

                            TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation,

                            by________________________________
                                      Name:
                                     Title:
STATE OF NEW YORK,)
                           )  ss.:
COUNTY OF NEW YORK,)


                  This instrument was acknowledged before me on this __ day of November, 1995 by ________________________________ THE CHASE MANHATTAN BANK
(NATIONAL ASSOCIATION), as Agent and as Collateral Agent.

                                          ----------------------------------
                                          NOTARY PUBLIC in and for the State
                                                   of NEW YORK

[Notarial Seal]
STATE OF NEW YORK,)
                           )  ss.:
COUNTY OF NEW YORK,)


                  This instrument was acknowledged before me on this __ day of November, 1995 by ______________________________________ of CHEMICAL BANK.

                                               --------------------------------
                                                 NOTARY PUBLIC in and for the
                                                     State of NEW YORK

[Notarial Seal]
STATE OF TEXAS,)
                           )  ss.:
COUNTY OF ___________,)


                  This instrument was acknowledged before me on this __ day of November, 1995 by ______________________________________ of TEXAS-NEW MEXICO
POWER COMPANY, a Texas corporation.

                                            ---------------------------------
                                              NOTARY PUBLIC in and for the
                                                     State of TEXAS

[Notarial Seal]

                                                                    EXHIBIT L
                          COLLATERAL TRANSFER OF NOTES,
                              RIGHTS AND INTERESTS


THE STATE OF TEXAS         )
                                    )       KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF ROBERTSON        )

         THAT, TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation, whose mailing address is 4100 International Plaza, Fort Worth, Texas 76109, Attention:
Chief Financial Officer ("Debtor"), for a valuable and sufficient consideration paid, the receipt of which is hereby acknowledged, and as security for the herein described Obligations, hereby transfers, assigns and conveys unto CHEMICAL BANK, a New York banking corporation, as Administrative Agent and as Collateral Agent for the Lenders, whose mailing address is 270 Park Avenue, New York, New York 10017, Attention: Jaimin Patel ("Secured Party"), the Collateral as more particularly described in that certain Note Pledge Agreement dated of even date herewith by and between the Debtor and the Secured Party ("Note Pledge Agreement"). Unless otherwise defined herein, the capitalized terms used herein shall have the meanings given to those terms in the Note Pledge Agreement or in that certain Revolving Credit Facility Agreement ("Credit Agreement") of even date herewith by and between the Debtor, the Lenders and the Secured Party, as the case may be.

         This transfer of Collateral is made to secure (a) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all other monetary obligations of the Debtor to the Lenders under the Loan Documents, and (c) all obligations of the Debtor or any Subsidiary under any Interest Rate Protection Agreement entered into with a Lender to protect against interest rate fluctuations with respect to the Indebtedness under the Credit Agreement (collectively, the "Obligations").

         All of the terms and provisions of the Note Pledge Agreement are incorporated herein and made a part hereof for all purposes.

         THE LAW GOVERNING THIS SECURED TRANSACTION SHALL BE THE CODE AND OTHER APPLICABLE LAWS OF THE STATE OF NEW YORK. ALL TERMS USED HEREIN WHICH ARE DEFINED IN THE CODE SHALL HAVE THE SAME MEANING HEREIN AS IN THE CODE.

         EXECUTED as of the ____ day of November, 1995.

                                            DEBTOR:

                                            TEXAS-NEW MEXICO POWER COMPANY,
                                            a Texas corporation

                                            By:  _______________________
                                            Name:__________________
                                            Title:_________________


                                 SECURED PARTY:

     CHEMICAL BANK, as Administrative Agent and Collateral Agent for the Lenders

                                           By: _______________________
                                           Name:__________________
                                           Title:_________________

THE STATE OF TEXAS         )
                                    )
COUNTY OF ________         )

         BEFORE ME, the undersigned notary public, on this day personally appeared _________________________________, of TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated, and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this ___ day of November, 1995.

                                         ----------------------------
                                           NOTARY PUBLIC in and for
                                             the State of TEXAS

My Commission Expires:

THE STATE OF NEW YORK)
                           )
COUNTY OF NEW YORK)

         BEFORE ME, the undersigned notary public, on this day personally appeared ______________________________________, ____________________________ of
CHEMICAL BANK, as Administrative Agent and Collateral Agent for the Lenders, a ______________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated, and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this ____ day of November, 1995.

                                         ----------------------------
                                         NOTARY PUBLIC in and for the
                                                 Sate of NEW YORK

My Commission Expires:
---------------------

         The undersigned hereby (a) acknowledges receipt of a copy of the Collateral Transfer of Notes, Rights and Interests dated as of November 3, 1995 by TEXAS-NEW MEXICO POWER COMPANY in favor of CHEMICAL BANK, as Administrative Agent and Collateral Agent for the Lenders ("Collateral Transfer") and consents to such Collateral Transfer effected, and the other transactions contemplated thereby (including the exercise of any and all remedies provided for therein) and (b) consents to the Collateral Transfer by Texas-New Mexico Power Company of its rights under the Facility Purchase Agreement and the Operating Agreement.

                              TEXAS GENERATING COMPANY II, a TEXAS corporation
                              By:  _________________________
                              Name:____________________
                              Title:___________________
                              Date:  November __, 1995

                  Chemical Bank, in its capacity as Agent under the Existing Facility Documents, acknowledges that the liens securing the Pledged Notes under such Existing Facility Documents will continue to secure such Pledged Notes following the pledge thereof to the Collateral Agent, and TNP's beneficial interests in and to such liens are also intended to be pledged, pursuant to the Note Pledge Agreement (it being understood that nothing herein shall diminish the rights of the Replacement Note Holder as a secured party under the Existing Facility Documents).


                                                      CHEMICAL BANK, as Agent,
                                       by
                                            --------------------------------
                                             Name:
                                             Title


November __, 1995

                                                                    EXHIBIT M
                [FORM OF ASSIGNMENT OF TNP SECOND LIEN MORTGAGE]


  THIS INSTRUMENT ASSIGNS AN INSTRUMENT WHICH GRANTED A SECURITY INTEREST BY A
   UTILITY AND WHICH CONTAINED AFTER-ACQUIRED PROPERTY PROVISIONS PURSUANT TO
             SUBCHAPTER 35A OF THE TEXAS BUSINESS AND COMMERCE CODE

                     ASSIGNMENT OF SECOND LIEN MORTGAGE AND
                     DEED OF TRUST (WITH SECURITY AGREEMENT)


         THIS ASSIGNMENT OF SECOND LIEN MORTGAGE AND DEED OF TRUST (WITH SECURITY AGREEMENT) ("Assignment") dated as of November 3, 1995 is entered into by and between THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) as Agent for the Banks and the Replacement Note Holder (in such capacity, on behalf of the Secured Parties, together with its successors in such capacity, herein called the "Assignor") and CHEMICAL BANK, as agent for Texas-New Mexico Power Company ("TNP") under the Existing Facility Agreement defined below (pursuant to the Assignment Agreement described in paragraph N of the Recitals), and as agent for the Replacement Note Holder under the Existing Facility Agreement (in such capacities, "Assignee"). Unless otherwise described or defined herein, all terms used in this Assignment shall have the same meanings herein as are assigned to such terms in that certain Unit 2 Second Amended and Restated Project Loan and Credit Agreement dated as of January 8, 1992 (as amended, supplemented or otherwise modified from time to time the "Existing Facility Agreement") among TNP, TEXAS GENERATING COMPANY II ("Borrower"), the Banks party thereto ("Banks") and Assignor.


                              W I T N E S S E T H:

                                    Recitals

         A. In connection with the Project Loan and Credit Agreement dated as of October 1, 1988 (as amended from time to time, the "Project Credit Agreement") among certain of the Banks, the Chase Manhattan Bank (National Association), as agent, TNP, and TEXAS PFC, INC., a Delaware corporation, TNP executed and delivered to Mortgage Trustee, for the benefit of the Secured Parties, a certain Second Lien Mortgage and Deed of Trust (with Security Agreement) ("TNP Second Lien Mortgage"), granting to DONALD H. SNELL, as Mortgage Trustee ("Mortgage Trustee"), for the benefit of the Secured Parties, a second lien against property of TNP located in the State of Texas ("Second Lien Mortgage Trust Estate") and more particularly described in the TNP Indenture (as defined in the TNP Second Lien Mortgage), which TNP Second Lien Mortgage was filed with the Secretary of State of the State of Texas on October 4, 1988, as Utility Security Instrument Number 229147. The lien created by the TNP Second Lien Mortgage is subordinate by its own terms to the lien of the TNP Bond Indenture.

         B. By its terms, the TNP Second Lien Mortgage excluded from the Second Lien Mortgage Trust Estate certain real property located in Robertson County, Texas (the "Property") since no portion thereof was then owned by TNP.

         C. Pursuant to a certain Warranty Deed dated as of October 1, 1988 and recorded in Volume 521 at Page 532 of the Public Records of Robertson County, Texas, Project Funding Corporation conveyed 7,466 acres of the Property ("Unit 2 Property") to TEXAS TPFC, INC. (the Property less and except the Unit 2 Property, hereinafter called the "Robertson County Property").

         D. On December 27, 1990, pursuant to the Facility Purchase Agreement, TNP purchased an undivided 30/345 interest in the Robertson County Property (including Unit 1 located thereon) which interest was conveyed to Assignee by that certain Conveyance and Bill of Sale recorded in Volume 556 at Page 653 of the Public Records of Robertson County, Texas.

         E. The Alternative Assumption Date occurred as of May 31, 1991. Effective as of that date, the Unit 2 Property was conveyed to the Borrower pursuant to a certain Conveyance and Bill of Sale dated effective May 31, 1991, recorded on July 26, 1991 in Volume 566 at Page 283 of the Public Records of Robertson County, Texas. Contemporaneously therewith, all of the Obligations under the terms of the Project Credit Agreement were assumed by the Borrower pursuant to a certain Assumption Agreement recorded on July 26, 1991 in Volume 566 at Page 252 of the Public Records of Robertson County, Texas. Also contemporaneously therewith, the obligations of TNP under that certain Guaranty dated as of May 31, 1991 ("Guaranty") became effective and pursuant thereto, TNP (sometimes hereinafter called "Guarantor") guarantees the Obligations that were assumed by the Borrower.

         F. On January 8, 1992, TNP and the Agent, on behalf of Secured Parties, executed that certain Second Lien Mortgage and Deed of Trust (with Security Agreement) Modification, Extension and Amendment Agreement (the "TNP Second Lien Mortgage Modification No. 1"), to among other things, further modify the TNP Second Lien Mortgage to clarify and confirm that any portion of the Trust Estate under the TNP Indenture (as defined in the TNP Second Lien Mortgage) located in Robertson County, Texas then owned or thereafter acquired by TNP would be included as a part of the Second Lien Trust Estate.

         G. The parties to the Project Credit Agreement entered into an agreement in principle in connection with certain amendments thereto. To implement such amendments, the parties entered into the Unit 2 First Amended and Restated Project Loan and Credit Agreement dated as of January 8, 1992 (the
"Unit 2 Credit Agreement") which was amended pursuant to the First Amendment thereto dated as of September 21, 1993 (the "First Amendment") among such parties (the Unit 2 Credit Agreement, as so amended, the "Existing Facility Agreement").

         H. On January 27, 1992, pursuant to the Facility Purchase Agreement (as defined in the Unit 1 Credit Agreement), TNP purchased an additional undivided 45/345 interest in the Robertson County, Property (including Unit 1 located thereon).

         I. On September 21, 1993, pursuant to the Facility Purchase Agreement (as defined in the Unit 1 Credit Agreement), TNP purchased an additional undivided 65/345 interest in the Robertson County Property (including Unit 1 located thereon).

     J. On September 21, 1993, pursuant to the Facility Purchase Agreement, TNP purchased an undivided 75.75/288.5 interest in the Unit 2 Property (including Unit 2 located thereon).\

         K. Although all of the undivided interests described in Recitals G, H and I were subject to the liens of the TNP Second Lien Mortgage by reason of provision to that effect therein, the parties desired to reflect this fact of record.

         L. TNP and the Agent, on behalf of the Secured Parties, have modified the TNP Second Lien Mortgage to clarify and confirm that any portion of the Robertson County Trust Estate Property owned by or acquired by TNP shall be included as a part of the Second Lien Mortgage Trust Estate. TNP and the Agent, on behalf of the Secured Parties, executed and delivered the TNP Second Lien Mortgage Modification No. 1 dated as of January 8, 1992 and caused it to be filed with the Secretary of State of the State of Texas.
         M. Borrower, TNP and the Agent, on behalf of the Secured Parties, agreed, as set forth in the First Amendment, to modify the terms of the Unit 2 Credit Agreement in order to permit TNP and Borrower to secure Permitted
Collateralized Indebtedness (as defined in the First Amendment) with the Collateral, adjust the terms of payment thereunder and to extend the dates for payments required thereby, and to make other modifications all as set forth in and subject to the terms and conditions of the Existing Facility Agreement. In connection with the First Amendment, Borrower, TNP and the Agent executed that certain Second Lien Mortgage and Deed of Trust (with Security Agreement) Modification, Extension and Amendment Agreement No. 2 (the "TNP Second Lien Mortgage Modification No. 2"); together with the TNP Second Lien Mortgage Modification No. 1, the "TNP Second Lien Mortgage Modification") dated as of September 21, 1993 to confirm the validity and priority of the liens, security interests and assignments of the TNP Second Lien Mortgage.

         N. TNP is entering into a revolving credit facility agreement dated the date hereof (the "TNP Credit Agreement") with certain lenders (the "Lenders") and Chemical Bank, as administrative agent and collateral agent for the Lenders. It is a condition precedent to the execution of the TNP Credit Agreement that
(a) the Existing Facility Agreement be amended as described in the Assignment Agreement (as defined in the TNP Credit Agreement) and (b) the parties hereto execute and deliver this Assignment.

         O. TNP, Assignee and the Assignor have executed, delivered and caused this Assignment to be filed of record as a memorial of the occurrence of such modifications and to confirm the assignment of the TNP Second Lien Mortgage by Assignor to Assignee and their agreement that the validity and priority of the liens, security interests and assignments of the TNP Second Lien Mortgage shall continue and remain in full force and effect.


                                   Agreements

         NOW, THEREFORE, in consideration of the foregoing recitals, together with the sum of Ten Dollars ($10.00) and other good and valuable consideration, paid and delivered by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignor and Assignee hereby agree as follows:

                  1. Assignment. Assignor does hereby sell, assign, transfer, convey and deliver unto Assignee the TNP Second Lien Mortgage, and all of Assignor's rights, interests, liens, security interests and assignments thereunder and in and to the Second Lien Mortgage Trust Estate, TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns forever.

                  2. No Merger. None of TNP, Assignor or Assignee intend that there be, and there shall not in any event be, a merger of any of the liens, security interests or assignments of the TNP Second Lien Mortgage with the title or interest of TNP by virtue of the assignments contained in the Assignment Agreement or the assignment contained hereinabove, and the parties expressly provide that each such interest in such liens, security interests and assignments on the one hand, and title to the TNP Second Lien Mortgage, as modified, on the other hand, be and remain at all times separate and distinct with all such validity and priority that existed prior too the execution of the Assignment Agreement and this Assignment.

                  3. Successors and Assigns. This Assignment shall be binding upon the successors and assigns of the Assignor and the Assignee and shall inure to the benefit of the successors and assigns of the Assignee; provided, however, nothing contained in this Section 3 is intended to authorize TNP to assign any of the Obligations or to sell any of the Second Lien Mortgage Trust Estate except in accordance with the Existing Facility Agreement and the Facility Purchase Agreement.

     4. Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Assignment by signing any such counterpart.

         EXECUTED as of the date first hereinabove written.


                                         ASSIGNOR:

                                         THE CHASE MANHATTAN BANK (NATIONAL
                                         ASSOCIATION), as Agent and as
                                         Collateral Agent


                                         By:____________________________
                                         Name:
                                         Title:


                                                     ASSIGNEE:

                                                     CHEMICAL BANK, as agent for
                                                     TNP  under   the   Existing
                                                     Facility          Agreement
                                                     (pursuant to the Assignment
                                                     Agreement),  and  as  agent
                                                     for  the  Replacement  Note
                                                     Holder  under the  Existing
                                                     Facility Agreement,


                                      By:____________________________
                                      Name:
                                     Title:


                                                   TNP:

                                                   TEXAS-NEW MEXICO POWER
                                                   COMPANY, a Texas corporation


                                      By:_______________________
                                      Name:
                                     Title:

THE STATE OF NEW YORK )
                      )
COUNTY OF NEW YORK    )

     This instrument was acknowledged before me on the ____ day of November, 1995, by ________________________________________ of THE CHASE MANHATTAN BANK
(NATIONAL ASSOCIATION), as Agent and as Collateral Agent.


     ---------------------------------------------------------------------
NOTARY PUBLIC in and for The State of NEW YORK

My Commission Expires:

     ---------------------------------------------------------------------
Typed  or Printed Name of Notary

THE STATE OF NEW YORK)
                      )
COUNTY OF NEW YORK    )

     This instrument was acknowledged before me on the _____ day of November, 1995, by______________________________________________ of CHEMICAL BANK, as
agent for TNP and the Replacement Note Holder.


     ---------------------------------------------------------------------
NOTARY PUBLIC in and for The State of NEW YORK

My Commission Expires:

     --------------------------------------------------------------------- Typed
or Printed Name of Notary

THE STATE OF TEXAS)
                           )
COUNTY OF ________)

     This instrument was acknowledged before me on the _____ day of November, 1995, by ___________________________________________ of TEXAS-NEW MEXICO POWER
COMPANY, a Texas corporation, on behalf of said corporation.


     -------------------------------------------------------------------  NOTARY
PUBLIC in and for The State of NEW YORK

My Commission Expires:

     --------------------------------------------------------------------- Typed
or Printed Name of Notary

                                                                    EXHIBIT N
             THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY
                                       AND
           THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS
       PURSUANT TO SUBCHAPTER 35A OF THE TEXAS BUSINESS AND COMMERCE CODE

                          COLLATERAL TRANSFER OF NOTES,
                              RIGHTS AND INTERESTS


         THAT, TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation, whose mailing address is 4100 International Plaza, Fort Worth, Texas 76109, Attention:
Chief Financial Officer ("Debtor"), for a valuable and sufficient consideration paid, the receipt of which is hereby acknowledged, and as security for the herein described Obligations, hereby transfers, assigns and conveys unto CHEMICAL BANK, a New York banking corporation, as Administrative Agent and as Collateral Agent for the Lenders, whose mailing address is 270 Park Avenue, New York, New York 10017, Attention: Jaimin Patel ("Secured Party"), the Collateral as more particularly described in that certain Note Pledge Agreement dated of even date herewith by and between the Debtor and the Secured Party ("Note Pledge Agreement"). The Collateral includes, but is not limited to, that certain Second Lien Mortgage and Deed of Trust (with Security Agreement) and all of the rights, titles, interests and liens of the beneficiary thereunder, which was filed with the Secretary of State of the State of Texas on October 4, 1988, as Utility Security Instrument No. 229147. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings given to those terms in the Note Pledge Agreement or in that certain Revolving Credit Facility Agreement ("Credit Agreement") of even date herewith by and between the Debtor, the Lenders and the Secured Party, as the case may be.

         This transfer of Collateral is made to secure (a) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all other monetary obligations of the Debtor to the Lenders under the Loan Documents, and (c) all obligations of the Debtor or any Subsidiary under any Interest Rate Protection Agreement entered into with a Lender to protect against interest rate fluctuations with respect to the Indebtedness under the Credit Agreement (collectively, the "Obligations").

         All of the terms and provisions of the Note Pledge Agreement are incorporated herein and made a part hereof for all purposes.

         THE LAW GOVERNING THIS SECURED TRANSACTION SHALL BE THE CODE AND OTHER APPLICABLE LAWS OF THE STATE OF NEW YORK. ALL TERMS USED HEREIN WHICH ARE DEFINED IN THE CODE SHALL HAVE THE SAME MEANING HEREIN AS IN THE CODE.

         EXECUTED as of the______________- day of November, 1995.

                                      DEBTOR:

     TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation


                                    By:____________________________
                                      Name:
                                     Title:


                                 SECURED PARTY:

     CHEMICAL BANK, as Administrative Agent and Collateral Agent for the Lenders


                                    By:___________________________
                                     Name:
                                     Title:


THE STATE OF TEXAS         )
                                    )
COUNTY OF ______________)

     BEFORE ME, the undersigned notary public, on this day personally appeared ___________________________________________________________________ of TEXAS-NEW
MEXICO POWER COMPANY, a Texas corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated, and as the act and deed of said corporation.

         GIVEN  UNDER MY HAND AND SEAL OF OFFICE  this  ______ day of  November,
1995.


     --------------------------------  NOTARY  PUBLIC  in and for the  State  of
TEXAS

My Commission Expires:

-------------------------

THE STATE OF NEW YORK  )
                           )
COUNTY OF NEW YORK)


     BEFORE ME, the undersigned notary public, on this day personally appeared ______________________________________________ of CHEMICAL BANK, as
Administrative Agent and Collateral Agent for the Lenders, a ______________________ known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated, and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this ____ day of November, 1995.


     ------------------------------- NOTARY PUBLIC in and for the State of NEW YORK

My Commission Expires:

----------------------

         The undersigned hereby (a) acknowledges receipt of a copy of the Collateral Transfer of Notes, Rights and Interests dated as of November 3, 1995 by TEXAS-NEW MEXICO POWER COMPANY in favor of CHEMICAL BANK, as Administrative Agent and Collateral Agent for the Lenders ("Collateral Transfer") and consents to such Collateral Transfer effected, and the other transactions contemplated thereby (including the exercise of any and all remedies provided for therein) and (b) consents to the Collateral Transfer by Texas-New Mexico Power Company if its rights under the Facility Purchase Agreement and the Operating Agreement.

                               TEXAS GENERATING COMPANY II,
                               a Texas corporation


                                By:____________________________
                                      Name:
                                     Title:

                                                     Date:  November ___, 1995

                  Chemical Bank, in its capacity as Agent under the Existing Facility Documents, acknowledges that the liens securing the Pledged Notes under such Existing Facility Documents will continue to secure such Pledged Notes following the pledge thereof to the Collateral Agent, and TNP's beneficial interests in and to such liens are also intended to be pledged, pursuant to the Note Pledge Agreement (it being understood that nothing herein shall diminish the rights of the Replacement Note Holder as a secured party under the Existing Facility Documents).


                                      CHEMICAL BANK, as Agent,

                                   by
                                     ----------------------------
                                      Name:
                                      Title


November __, 1995

                                    EXHIBIT O
                FORM OF AMENDMENT NO. 1 TO TNP SECURITY AGREEMENT

        THIS INSTRUMENT MODIFIES AND AMENDS AN INSTRUMENT WHICH GRANTED A
               SECURITY INTEREST BY A UTILITY AND WHICH CONTAINED
                 AFTER-ACQUIRED PROPERTY PROVISIONS PURSUANT TO
             SUBCHAPTER 35A OF THE TEXAS BUSINESS AND COMMERCE CODE


                                    AMENDMENT NO. 1 (this  "Amendment") dated as
                           of November 3, 1995, to the Assignment and Security Agreement dated as of October 1, 1988 (as the same has been or may hereafter be amended, restated, supplemented, modified or waived from time to time, the "Security Agreement") between TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation ("TNP" or the "Assignor") and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), in its capacity as agent (the "Agent") under the Credit Agreement referred to below for the benefit of the Secured Parties (as defined in the Credit Agreement).

         A. Reference is made to the Unit 2 First Amended and Restated Project Loan and Credit Agreement dated as of January 8, 1992 (as amended, restated, supplemented, modified or waived from time to time, the "Credit Agreement"), among Texas Generating Company II, a Texas corporation ("TGC II"), the Assignor, the banks party thereto (the "Banks") and The Chase Manhattan Bank (National Association) as agent for the Banks and the Replacement Note Holder.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

         C. Assignor is entering into a revolving credit agreement (the "TNP Credit Agreement") with certain lenders (the "Lenders") and Chemical Bank ("Chemical"), as Administrative Agent and Collateral Agent for the Lenders. It is a condition precedent to the effectiveness of the TNP Credit Agreement that the Assignor shall have executed this Amendment.

         D. In connection with execution of the TNP Credit Agreement, (i) TGC II borrowed and had outstanding under the Credit Agreement Project Loans in an aggregate principal amount equal to $147,750,000 and (ii) the Assignor, TGC II, the Banks, the Agent, the Lenders and Chemical have entered into an Assignment and Amendment Agreement (the "Assignment Agreement") pursuant to which (a) the Credit Agreement was amended as provided therein, (b) TGC II transferred to the Assignor, in satisfaction of intercompany indebtedness owed by it to by the Assignor, the proceeds of borrowings made under the Credit Agreement on the Closing Date (as defined in the TNP Credit Agreement), together with the borrowings to be made on such Closing Date pursuant to the TNP Credit Agreement, which would be sufficient to provide the necessary funds for the purchase contemplated by the following clause, (c) the Assignor purchased from the Banks all of the outstanding Project Loans (and related rights and interests) under the Credit Agreement and (d) the Original Agent and the Original Collateral Agent (each as defined in the Assignment Agreement) assigned all of their rights to Chemical (in such capacity herein called the "Successor Agent").

         Accordingly, the Successor Agent and the Assignor agree as follows:

                  SECTION 1. Grant of Security Interest. As security for the payment or performance when due of the Obligations, now existing or hereafter arising, the Assignor hereby pledges, assigns and transfers to the Agent, for the ratable benefit of the Secured Parties, and grants to the Agent for the ratable benefit of the Secured Parties, a lien on and security interest in, all of the Assignor's right, title and interest, whether now owned or hereafter acquired, in, to and under the Operating Agreement; as such agreement may be amended, supplemented or otherwise modified from time to time, including, without limitation, (a) all rights of the Assignor to receive moneys due and to become due under or pursuant to the Operating Agreement, (b) all rights of the Assignor to receive proceeds of any condemnation or taking, indemnity, warranty or guaranty with respect to the Operating Agreement, (c) all claims of the Assignor for damages arising out of or for breach of or default under the Operating Agreement and (d) subject to Section 12(i), the right of the Assignor to terminate, amend, supplement or modify the Operating Agreement, to perform thereunder and to complete performance and otherwise exercise remedies thereunder.

                  SECTION 2. Amendment to Section 2. Section 2(a)(A) of the Security Agreement is hereby amended by (a) deleting the word "and" at the end of clause (iii), (b) adding a new clause (iv) to read in its entirety as follows:

                  "(iv) the Operating Agreement, and ",

and (c) renumbering existing clause (iv) as clause (v).

                  SECTION 3. Amendment to Section 12. Section 12 of the Security Agreement is hereby amended by adding thereto a new paragraph (i) which shall read in its entirety as follows:

                  "(i) if any Event of Default under the Credit Agreement or a Default or an Event of Default under and as defined in the Revolving Credit Facility Agreement dated as of November 3, 1995 among the Assignor, the lenders party thereto (the "Lenders") and Chemical Bank, as administrative agent and collateral agent for the lenders (in such capacities, the "Administrative Agent" and the "Collateral Agent", respectively) shall have occurred and be continuing, the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind to or upon the Assignor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may terminate the Operating Agreement. The Collateral Agent agrees that in the event it terminates the Operating Agreement pursuant to this Section 12(i), it will negotiate in good faith with the Assignor with respect to permitting the Assignor to purchase power on market terms; provided that nothing herein shall require the Collateral Agent to take any action that in its judgment would not be in the best interests of the Lenders.

                  SECTION 4. Representations and Warranties. Assignor represents and warrants to the Successor Agent and the other Secured Parties that (a) the representations and warranties made by Assignor in the Security Agreement are true and correct on and as of the date hereof and (b) this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  SECTION 5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Amendment shall become effective when the Successor Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Assignor and the Successor Agent.

     SECTION 6. Full Force and Effect. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

     SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 8. Severability. In case any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 9. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Security Agreement.

     SECTION 10. Expenses. Assignor agrees to reimburse the Successor Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, other charges and disbursements of counsel for the Successor Agent.


         IN WITNESS WHEREOF, Assignor and the Successor Agent have been duly executed this Amendment to the Security Agreement as of the day and year first above written.


                                      TEXAS-NEW MEXICO POWER COMPANY,

                                   by
                                      -----------------------------------
                                      Name:
                                     Title:


                                      CHEMICAL BANK, as Successor Agent,

                                   by
                                       -----------------------------------
                                      Name:
                                     Title:


ACKNOWLEDGED AND ACCEPTED:

TEXAS GENERATING COMPANY II,

  by
      ---------------------------
      Name:
      Title:
THE STATE OF TEXAS              )
                                )
COUNTY OF ROBERTSON   )

         This instrument was acknowledged before me on the ___ day of November, 1995, by ____________ , ________ of TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation, on behalf of said corporation.


     ------------------------------ NOTARY PUBLIC in and for the State of TEXAS My Commission Expires:

     -------------------------------------------------------------------------
Typed or Printed Name of Notary




THE STATE OF TEXAS              )
                                )
COUNTY OF   ROBERTSON     )

         This instrument was acknowledged before me on the ___ day of November, 1995, by ______________ , of TEXAS GENERATING COMPANY II, a Texas corporation, on behalf of said corporation.


     -----------------------------------  NOTARY  PUBLIC in and for the State of
TEXAS My Commission Expires:

--------------------------------------

-----------------------------------
Typed or Printed Name of Notary

THE STATE OF NEW YORK    )
                                )
COUNTY OF NEW YORK              )

     This   instrument  was   acknowledged   before  me  on  the  _____  day  of
November,1995,  by______________,_________________________  of CHEMICAL  BANK, a
New York banking corporation, on behalf of said corporation.


     --------------------------- NOTARY PUBLIC in and for the Sate of NEW YORK

My Commission Expires:

---------------------------------------------------------------
                                Typed or Printed Name of Notary

                                                                 Schedule 2.01
                                                                 Commitments

Name and Address of Lender                           Contact Person
                                                   and Telecopy Number
                                                      Commitment

Chemical Bank
270 Park Avenue
New York, NY 10017                             Mr. Jaimin Patel
                                               Vice President
                                               (212) 270-2555                       $         22,000,000

Bank of Boston
100 Federal Street
Mailstop 01-08-82
Boston, MA 02110                               Mr. Michael Kane
                                               Managing Director
                                               (617) 434-3652                       $         14,500,000

Bank of Montreal
700 Louisiana, Suite 4400
Houston, TX 77002                              Ms. Julie Buthman
                                               Vice President
                                               (713) 223-4007                       $         14,500,000

The Bank of New York
One Wall Street, 19th Floor
New York, NY 10286                             Mr. Nathan Howard
                                               Vice President
                                               (212) 635-7923                       $         17,500,000

CIBC, Inc.
200 West Madison, Suite 2300
Chicago, IL 60606                              Mr. Robert Lyle
                                               Managing Director
                                               (312) 750-0927                       $         17,500,000

Credit Lyonnais
500 North Akard, Suite 3210
Dallas, TX 75201                               Ms.Karen Watson
                                               Vice President
                                               (214) 954-3312                       $         14,500,000

NationsBank of Texas, N.A.
901 Main Street, 64th Floor
Dallas, TX 75202                               Mr. Bryan L. Diers
                                               Senior Vice President
                                               (214) 508-3943                       $         17,500,000

The Nippon Credit Bank, Ltd
245 Park Avenue, 30th Floor.
New York, NY 10167                             Mr. Doron Sabag
                                               Vice President
                                               (212) 490-3895                       $         14,500,000

Union Bank
445 South Figueroa Street
15th Floor
Los Angeles, CA 90071                          Mr. David Musicant
                                               Assistant Vice President
                                               (213) 236-4096                       $         17,500,000
TOTAL                                                                               $        150,000,000



                                  SCHEDULE 3.6

                                     Changes



During 1994, Phillips Petroleum's Sweeny, Texas, refinery contracted with CSW Energy to construct a 300-megawatt cogeneration plant. If constructed, this plant is expected to begin operations in 1998. The refinery accounted for approximately $29 million of Borrower's 1994 operating revenues ($9 million in base revenues). Revenues attributable to the refinery may be impacted adversely if the cogeneration facility is constructed. Borrower's goal is to retain Phillips Petroleum as a customer and to lower overall system operating costs through negotiation with Phillips Petroleum and CSW Energy. Although Borrower cannot predict the ultimate outcome of the process or its impact on Borrower, Borrower and Phillips Petroleum are discussing arrangements through which Borrower may retain electric service to Phillips Petroleum.

                                  SCHEDULE 3.8

       Subsidiaries and percentage ownership interest therein of Borrower



      Texas Generating Company - l,000 shares common stock, no par value, 100% owned by Borrower

      Texas Generating Company II - l,000 shares common stock, no par value, 100% owned by Borrower

                                  SCHEDULE 3.9


1. Revocation proceedings concerning 1991 private letter ruling from the Internal Revenue Service confirming that Unit 1 of the TNP One generating plant was property eligible for investment tax credit.

2. A. Joseph Burch v. Coastal Spray Company and Texas-New Mexico Power Company, Cause No. 92CV1094, 212th Judicial District Court, Galveston County, Texas. Plaintiff is claiming property damages to land due to drifting of herbicides sprayed on Texas-New Mexico Power Company R.O.W. adjacent to plaintiff's property. No amount of damages has been stated.

3. Billie Neumann v. Coastal Spray Company and Texas-New Mexico Power Company, Cause No. 92CV0998, 10th Judicial District Court, Galveston, County, Texas. Plaintiff is claiming property damages to land and animals due to herbicide spraying on Texas-New Mexico Power Company R.O.W. adjacent to Plaintiff's property. No amount of damages has been stated. Discovery continues.

4. James P. Entrekin v. Coastal Spray Company and Texas-New Mexico Power Company, Cause No. 92CV0953, 10th Judicial District Court, Galveston County, Texas. Plaintiff is claiming property damages to land and Arabian horses due to herbicide spraying on Texas-New Mexico Power Company R.O.W. adjacent to Plaintiff's property. No amount of damages has been stated. Discovery continues.

5. Ralph Fellers v. Texas-New Mexico Power Company, *Consolidated with Davis and Hurst, Cause No. 94-30074-211, 211th Judicial District Court, Denton County, Texas. Plaintiff is claiming property damages in the amount of $160,000 due to environmental contamination of land located in Denton County, Texas.

6. H. Eugene Davis v. Texas-New Mexico Power Company, *Consolidated with Fellers and Hurst, Cause No. 94-30074-211, 211th Judicial District Court, Denton County, Texas. Plaintiff is claiming property damages due to environmental contamination of land located in Denton County, Texas. No amount of damages has been stated.

7. Harold Hurst v. Texas-New Mexico Power Company, *Consolidated with Fellers and Davis, Cause No. 94-30074-211, 211th Judicial District Court, Denton County, Texas. Plaintiff is claiming property damages due to environmental contamination of land located in Denton County, Texas. No amount of damages has been stated.

8. Texas-New Mexico Power Company v. PPM America, Inc. and Bank of America-Illinois, No. 495-CV-738-A, in the United States District Court, Northern District of Texas, Fort Worth Division. Declaratory judgment action concerning redemption of the Borrower's Series T first mortgage bonds with proceeds from the sale of its Panhandle properties under threat of condemnation by local municipalities.


                             SEE ALSO SCHEDULE 3.17

                                  SCHEDULE 3.17

                              Environmental Matters

1. Transformers and capacitors that may contain polychlorinated biphenyls ("PCBs"). Borrower does not know the concentration of PCBs, if any, in each and every transformer and capacitor owned or operated by Borrower. If a transformer or capacitor that contains dielectric fluid with a PCB concentration in excess of 50 parts per million leaks into the environment and thereby contaminates the water or soil, then Borrower would be liable for clean up and remediation costs. Depending upon the location and magnitude of such an occurrence, the costs could be significant.

         In addition, Borrower contracts with licensed companies to pick up and transport transformers and capacitors that contain over 50 parts per million PCBs. Borrower reasonably believes that these companies perform their service in accordance with applicable laws and regulations. However, if one of these companies has violated an applicable law or regulation, then Borrower could be held responsible for fines and damages resulting from improper handling, transport, storage, treatment, or disposal of the PCB-contaminated items. Borrower believes that the probability of such a situation occurring is remote. If such an event occurred, however, the fines and damages for which Borrower would be responsible could be significant.

2. Remediation at 300 Crews Way, West Columbia, Brazoria County, Texas. In September, 1990, Borrower hired an environmental consultant to remove two underground storage tanks at Borrower's former construction center site in West Columbia. Based on sample results from the soil and water near the tank hold area, Borrower installed 12 monitoring wells and, in April 1993, began "pump and treat" technology to treat the groundwater. To date, no significant progress toward "clean" status has been made, the "plume" of contamination has not been defined to the TNRCC's satisfaction, and Borrower has paid almost $300,000 to the consultant. Borrower recently terminated the consultant and hired an environmental engineering firm to assess the progress of the remediation, define the plume of contamination, if any, and recommend alternatives to the "pump and treat" technology. Borrower anticipates that remediation efforts will continue for at least another year at a cost of at least $100,000. Borrower cannot reasonably predict the duration or total cost of remediation efforts at this time.

3. Davis Utility Hydraulics, Inc., Highway 121, Lewisville, Denton County, Texas; Notice of Violation from Texas Natural Resource Conservation Commission ("TNRCC") and Pending Litigation. In July 1992, Borrower received a Notice of Violation from the TNRCC indicating a release of Hazardous Materials at the Borrower's former construction center location in Lewisville, Texas. Borrower immediately hired an environmental consultant to begin excavation of the allegedly contaminated area, conduct soil and water sampling, and install monitoring wells. Borrower has cooperated fully with TNRCC and has submitted to TNRCC the sample results and reports it requires. The landowners of three separate but adjacent tracts have sued Borrower in state district court in Denton County, Texas, for damages in contract and tort, and Borrower has hired outside counsel to defend these suits. To date, Borrower has spent approximately $300,000 in connection with the remediation activities at the Lewisville site. However, based on results of recent soil and water sampling, Borrower believes that it will not be liable for the landowners' claims and that the TNRCC will permit Borrower to cease its remediation efforts at the site within the next six months.

                                  SCHEDULE 3.18


                        Insurance maintained by Borrower

                                  SCHEDULE 3.19

                        Insurance maintained by Borrower